UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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☒ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12
THIRD POINT REINSURANCE LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Point House
3 Waterloo Lane
Pembroke HM 08, Bermuda
March 17, 2017
Dear Shareholder:
We cordially invite you to attend Third Point Reinsurance Ltd.’s 2017 Annual General Meeting of Shareholders. The meeting will be held on Wednesday, May 3, 2017, at 10:00 a.m., Atlantic Time, at the Trudeau Room, Hamilton Princess and Beach Club, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.
Details regarding admission to the Annual General Meeting and the business to be conducted at the Annual General Meeting are described in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement.
Your vote is important. At the meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.
Thank you for your support of Third Point Reinsurance Ltd.
Sincerely,

/s/ John R. Berger

John R. Berger
Chairman of the Board

Point House
3 Waterloo Lane
Pembroke HM 08, Bermuda

NOTICE OF 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 3, 2017

To Our Shareholders:

The 2017 Annual General Meeting (the “Annual General Meeting”) of Third Point Reinsurance Ltd. (the “Company”) will be held at 10:00 a.m., Atlantic Time, on Wednesday, May 3, 2017, at the Trudeau Room, Hamilton Princess and Beach Club, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, and at any adjournments or postponements thereof. The Annual General Meeting is called for the following purposes:

1.
To elect two Class I directors to hold office until the Annual General Meeting of shareholders to be held in 2020 or until their respective office shall otherwise be vacated pursuant to our Bye-laws (the "Bye-laws").

2.	To elect certain individuals as Designated Company Directors (as defined in this Proxy Statement) of certain of our non-U.S. subsidiaries, as required by our Bye-laws.

3.	The approval of the material terms of the Third Point Reinsurance Ltd. Annual Incentive Plan for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended.

4.	The approval of the material terms of the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended.

5.
To appoint Ernst & Young Ltd., an independent registered public accounting firm, as our independent auditor to serve until the Annual General Meeting to be held in 2018, and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration.

In addition, we will consider any other business as may properly come before the Annual General Meeting and any adjournments or postponements thereof.
Our audited financial statements as of, and for the year ended, December 31, 2016, as approved by our Board of Directors, will be presented at the Annual General Meeting, pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended, and the Company’s Bye-laws.
You are entitled to vote at the Annual General Meeting and at any adjournments or postponements thereof if you were a shareholder of record at the close of business on March 3, 2017 (the "Record Date").
Your vote is very important. Whether or not you plan to attend the meeting in person, please vote by submitting your proxy or voting instructions using one of the voting methods described in the accompanying materials to ensure that your shares are represented at the Annual General Meeting. We encourage you to take advantage of our telephone or Internet voting options. Please note that submitting a proxy using any one of these methods will not prevent you from attending the Annual General Meeting and voting in person.
This year, we will rely on the Securities and Exchange Commission’s “notice and access” rules that will permit us to electronically deliver proxy materials to some or all of our shareholders. These rules allow us to provide our shareholders with the information they need while lowering our printing and mailing costs, reducing the impact on the environment by reducing the amount of paper we use to print and resources required to deliver these materials and more efficiently complying with our obligations under the federal securities laws. On or about March 17, 2017, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders containing instructions on how to access our proxy statement and annual report and vote online or how to request a paper copy of the proxy statement and annual report, if desired. Shareholders who receive that notice will not receive a proxy card unless they request one by following the instructions contained in the notice received or below in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on Wednesday, May 3, 2017: Third Point Reinsurance Ltd.’s Proxy Statement and 2016 Annual Report to Shareholders are available at: www.thirdpointre.com/investors/financial-information/financial-reports.

This Proxy Statement and the accompanying Proxy Card, Notice of Annual General Meeting of Shareholders, and the 2016 Annual Report to Shareholders (the "Annual Report") were filed with the U.S. Securities and Exchange Commission on March 17, 2017 and a Notice of Internet Availability of Proxy Materials was first mailed on or about March 17, 2017 to shareholders of record on the Record Date.

By Order of the Board of Directors, /s/ Janice R. Weidenborner Janice R. Weidenborner Executive Vice President, Group General Counsel and Secretary

i

Fees Paid to Ernst & Young Ltd.	21
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the independent registered public accounting firm appointed as our independent auditor	21
EXECUTIVE COMPENSATION	22
Compensation Discussion and Analysis	22
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2016 Table	32
Outstanding Equity Awards at Fiscal Year-End 2016	36
Potential Payments Upon Termination or Change-in-Control	37
Compensation of Directors for Fiscal Year 2016	40
Compensation Risk Assessment	41
BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON SHARES	42
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	45
Policies and Procedures for Related Person Transactions	45
Related Person Transactions	45
CERTAIN SUBSIDIARIES - DESIGNATED COMPANY DIRECTORS	51
PROPOSALS TO BE VOTED ON BY THIRD POINT REINSURANCE LTD. SHAREHOLDERS	53
PROPOSAL NO. 1 ELECTION OF DIRECTORS	53
PROPOSAL NO. 2 ELECTION OF DESIGNATED COMPANY DIRECTORS OF SUBSIDIARIES	54
PROPOSAL NO. 3 APPROVAL OF THE MATERIAL TERMS OF THE THIRD POINT REINSURANCE LTD. ANNUAL INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED	55
PROPOSAL NO. 4 APPROVAL OF THE MATERIAL TERMS OF THE THIRD POINT REINSURANCE LTD. 2013 OMNIBUS INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	58
PROPOSAL NO. 5 APPOINTMENT OF ERNST & YOUNG LTD., AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR	63
HOUSEHOLDING OF PROXY MATERIALS	64
OTHER MATTERS	64
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS	64
APPENDIX A - THIRD POINT REINSURANCE LTD. ANNUAL INCENTIVE PLAN	66
APPENDIX B - THIRD POINT REINSURANCE LTD. 2013 OMNIBUS INCENTIVE PLAN	75
PROXY CARD	100

ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL GENERAL MEETING

Q:    Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Third Point Reinsurance Ltd. of proxies to be voted at the Company’s Annual General Meeting and at any adjournments or postponements thereof. Because you were a Third Point Reinsurance Ltd. shareholder as of the close of business on the Record Date, our Board of Directors has made this Proxy Statement and Proxy Card available to you on the Internet, in addition to delivering printed versions of this Proxy Statement and Proxy Card to certain shareholders by mail. This Proxy Statement provides notice of the Annual General Meeting, describes the five proposals presented for shareholder action and includes information required to be disclosed to shareholders.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

A:
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials (“Notice”) in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.envisionreports.com/TPRE. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Shareholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.envisionreports.com/TPRE.
Q:    How do I get electronic access to the proxy materials?

A:
If you are a shareholder of record, you may elect to receive future annual reports or Proxy Statements electronically by visiting www-us.computershare.com/Investor and sign up, or while voting via the Internet click the box to give your consent.  If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials.

An election to receive proxy materials electronically will remain in effect for all future annual general meetings unless revoked. Shareholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the shareholder.

Q:    What proposals will be voted on at the Annual General Meeting?

A:	There are five proposals scheduled to be voted on at the Annual General Meeting:

•
To elect two Class I directors identified in this Proxy Statement to the Board of Directors of the Company to hold office until the annual general meeting of shareholders to be held in 2020 or until their respective office shall otherwise be vacated pursuant to our Bye-laws;

•	To elect certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries, as required by our Bye-laws;

•	The approval of the material terms of the Third Point Reinsurance Ltd. Annual Incentive Plan for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended;

•	The approval of the material terms of the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended;

•
To appoint Ernst & Young Ltd., an independent registered public accounting firm, as our independent auditor to serve until the annual general meeting to be held in 2018 and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration.

Q:    What is the Board of Directors’ voting recommendation?

A:	The Company’s Board of Directors recommends that you vote your shares:

•	“FOR” the election of each of the nominees to the Board of Directors;

•	“FOR” the election of the Designated Company Directors;

•	“FOR” the approval of the material terms of the Third Point Reinsurance Ltd. Annual Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

•	“FOR” the approval of the material terms of the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code

•
“FOR” the appointment of Ernst & Young Ltd., an independent registered public accounting firm, as the Company’s independent auditor to serve until the annual general meeting to be held in 2018, and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration.

Q:    Who is entitled to vote?

A:
All shares owned by you as of the Record Date, which is the close of business on March 3, 2017, may be voted by you, subject to certain restrictions on "controlled shares" described under the heading "Will I be entitled to vote all of my shares at the Annual General Meeting?" below. You may cast one vote per common share that you held on the Record Date. These shares include shares that are:

•	held directly in your name as the shareholder of record; and

•	held for you as the beneficial owner through a broker, bank or other nominee.
On the Record Date, Third Point Reinsurance Ltd. had approximately 106,487,315 common shares outstanding, including 1,953,824 restricted shares.
Q:    Will I be entitled to vote all of my shares at the Annual General Meeting?

A:
If your shares are treated as "controlled shares" (as determined pursuant to sections 957 and 958 of the Internal Revenue Code of 1986, as amended (the "Code")) of any United States person (that owns shares directly or indirectly through non-U.S. entities) and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares, the voting rights related to the controlled shares owned by such U.S. Person (as defined in our Bye-laws) will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our Bye-laws. The formula is applied repeatedly until the voting power of all 9.5% Shareholders (as defined in our Bye-laws) has been reduced to less than 9.5%. In addition, our Board of Directors may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% Shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. "Controlled shares" include, among other things, all shares that a U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares were not "controlled shares" of the 9.5% Shareholder so long as such reallocation does not cause any person to become a 9.5% Shareholder. The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of shares with reason to believe that it is a 9.5% Shareholder, contact us promptly so that we may determine whether the voting power of such holder’s shares should be reduced. By submitting a proxy, a holder of shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% Shareholder. The Board of Directors of the Company is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of shares, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the Board of Directors may consider relevant to the determination of the number of shares attributable to any person. The Board of Directors may disregard the votes attached to shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The Board of Directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the shares of any shareholder to ensure that no person shall be a 9.5% Shareholder at any time.

Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of Third Point Reinsurance Ltd. or to vote in person at the Annual General Meeting. You may vote on the Internet or by telephone, or by mail if you received a proxy card by mail, as described below under the heading "How can I vote my shares without attending the Annual General Meeting?"
Beneficial Owner. If your shares are held in an account at a broker, bank or other nominee, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual General Meeting.
Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual General Meeting unless you obtain a "legal proxy" from the broker, bank, or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the Annual General Meeting. If you do not wish to vote in person or you will not be attending the Annual General Meeting, you may vote by proxy. You may vote by proxy by completing, signing and returning the proxy card or over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual General Meeting?"

Q:    How can I vote my shares in person at the Annual General Meeting?

A:
Shareholder of Record. Shares held directly in your name as the shareholder of record may be voted in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring proof of identification. Even if you plan to attend the Annual General Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual General Meeting.

Beneficial Owner. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares.

Q:    What must I do if I want to attend the Annual General Meeting in person?

A:
Attendance at the Annual General Meeting is limited to individuals who were shareholders as of the Record Date and admission will be on a first-come, first-served basis. Registration and seating will begin at 9:45 a.m.,

Atlantic Time, on the date of the Annual General Meeting. Each shareholder will be asked to present proof of identification, such as a driver’s license or passport, prior to admission to the Annual General Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual General Meeting.

Q:    How can I vote my shares without attending the Annual General Meeting?

A:
Whether you hold your shares directly as the shareholder of record or beneficially own your shares in street name, you may direct your vote without attending the Annual General Meeting by voting in one of the following manners:

•
Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;

•	Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or

•	Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day, and will close at 5:00 p.m., Atlantic Time, on May 2, 2017.

Q:    What is the quorum requirement for the Annual General Meeting?

A:
A quorum is necessary to hold a valid Annual General Meeting.     At the Annual General Meeting two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided, however that no shareholder may participate in any general meeting during which that shareholder (or, if any shareholder is an entity, its representative) is physically present in the United States. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Q:    What happens if I do not give specific voting instructions?

A:
Shareholder of Record. If you are a shareholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual General Meeting, the proxy holders will vote your shares in accordance with their best judgment.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:    Which proposals are considered "routine" or "non-routine"?

A:
The appointment of Ernst & Young Ltd., an independent registered public accounting firm, as our independent auditor to serve until the annual general meeting to be held in 2018, and the authorization of the Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration (Proposal No. 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 5. The election of Directors, the election of the Designated Company Directors, the re-approval of the Third Point Reinsurance Ltd. Annual Incentive Plan and the re-approval of the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (Proposal Nos. 1, 2, 3 and 4) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2, 3 and 4.

Q:    What is the voting requirement to approve each of the proposals?

A:
Two Class I directors have been nominated for election at the Annual General Meeting to hold office until the 2020 Annual General Meeting or until their respective office shall otherwise be vacated pursuant to our Bye-laws (Proposal No. 1). Each director will be elected by a plurality of the votes cast in the election of directors at the Annual General Meeting, either in person or represented by properly authorized proxy. This means that the two nominees who receive the largest number of "for" votes cast will be elected as directors. Abstentions and broker non-votes will have no effect on this proposal.

The affirmative vote of a majority of the voting power of the shares represented at the Annual General Meeting will be required for approval of each of the other proposals.
In accordance with Bermuda law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to Proposal Nos. 2, 3, 4 and 5 will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “for” Proposal Nos. 2, 3, 4 and 5 they will have the same effect as negative votes or votes against that matter. Broker non-votes will have no effect on these proposals.
Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    Who will count the vote?

A:	A representative of Computershare will tabulate the votes and act as the inspector of election.

Q:    Can I revoke my proxy or change my vote?

A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual General Meeting by:

•	providing written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or

•	attending the Annual General Meeting and voting in person.

Please note that your attendance at the Annual General Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual General Meeting only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares.

Q:    Who will bear the cost of soliciting votes for the Annual General Meeting?

A:
Third Point Reinsurance Ltd. will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of Third Point Reinsurance Ltd.’s common shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:    Is my vote confidential?

A:
Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Computershare, the Company’s independent transfer agent and registrar, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual General Meeting.

Q:    How can I obtain a copy of Third Point Reinsurance Ltd.’s Annual Report on Form 10-K?

A:
Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, are available to shareholders free of charge on Third Point Reinsurance Ltd.’s website at http://www.thirdpointre.bm or by writing to Third Point Reinsurance Ltd., Investor Relations, Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda or via email at investorrelations@thirdpointre.bm. The Company’s 2016 Annual Report to Shareholders, which includes such Form 10-K, accompanies this Proxy Statement.

Q:    Where can I find the voting results of the Annual General Meeting?

A:
Third Point Reinsurance Ltd. will announce preliminary voting results at the Annual General Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual General Meeting.

Point House
3 Waterloo Lane
Pembroke HM 08, Bermuda
PROXY STATEMENT
The Board of Directors (the “Board of Directors” or “Board”) of Third Point Reinsurance Ltd. (the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at the 2017 Annual General Meeting of Shareholders to be held on May 3, 2017, at 10:00 a.m., Atlantic Time, and any adjournment or postponement of that meeting. The Annual General Meeting will be held at the Trudeau Room, Hamilton Princess and Beach Club, 76 Pitts Bay Road, Pembroke HM 08, Bermuda. A Notice of Internet Availability of Proxy Materials ("Notice") or this Proxy Statement and the accompanying proxy card, Notice of 2017 Annual General Meeting of Shareholders, and the 2016 Annual Report to Shareholders (the “Annual Report”) were first mailed on or about March 17, 2017, to shareholders of record as of March 3, 2017 (the “Record Date”).
EXPLANATORY NOTES
Unless the context otherwise indicates or requires, as used in this Proxy Statement references to "we," "our," "us," and the "Company," refer to Third Point Reinsurance Ltd. and its directly and indirectly owned subsidiaries, including Third Point Reinsurance Company Ltd. ("Third Point Re") and Third Point Reinsurance (USA) Ltd. ("Third Point Re USA"), as a combined entity, except where otherwise stated or where it is clear that the terms mean only Third Point Reinsurance Ltd. exclusive of its subsidiaries.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

The Company’s business and affairs are managed under the direction of the Board of Directors, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to the Company’s shareholders. The Board of Directors’ mission is to maximize long-term shareholder value. The Board of Directors establishes the Company’s overall corporate policies, evaluates the Company’s Chief Executive Officer and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company’s business strategy and planning, as well as the performance of management in executing the Company’s business strategy, assessing and managing risks and managing the Company’s day-to-day operations.

Executive Officers

Our executive officers are appointed by and serve at the discretion of the Board of Directors. The biographical information for our executive officers is provided below. The ages of our executive officers are as of February 28, 2017.

John R. Berger, 64 Mr. Berger is our Chairman and has served in that position since December 22, 2011. From December 22, 2011 through February 28, 2017, Mr. Berger served as Chief Executive Officer. He also serves as Chief Executive Officer of Third Point Re USA and has served in this position since March 1, 2015. Until February 28, 2015, Mr. Berger also served as the Chief Underwriting Officer of Third Point Re. Mr. Berger is an insurance industry veteran with over thirty years of experience, the majority of which was spent as the principal executive officer of three successful reinsurance companies. Mr. Berger served as Chief Executive Officer, Reinsurance and Vice Chairman of the board of Alterra Capital Holdings Limited (previously known as Max Capital Group Ltd.) from May 2010 until August 2011. He also served as Chairman of Alterra Reinsurance Limited (previously known as Harbor Point Re

Limited), Chief Executive Officer of Alterra Capital Services Inc. (previously known as Harbor Point Services, Inc.), and as a director of Alterra Agency Limited (Harbor Point Agency Limited), New Point III Limited and New Point Re III Limited. He was the President and Chief Executive Officer of Harbor Point Ltd. from December 2005 until May 2010. From August 1998 to December 2005, he was the Chief Executive Officer and President of Chubb Re, Inc. From November 1983 to August 1998, he held various positions at F&G Re, including Chief Executive Officer and President. Following the acquisition of USF&G by The St. Paul Companies, from April 1998 until August 1998, he served as President of the North American Treaty operation of St. Paul Re and President of F&G Re. Prior to 1983, Mr. Berger was an Underwriter at General Re and Prudential Reinsurance. Mr. Berger is a Member of the board of directors of the Reinsurance Association of America. He earned an undergraduate degree in Economics from Princeton University and an MBA from Rutgers University.

J. Robert Bredahl, 54 Mr. Bredahl is our President and Chief Executive Officer and has served in this position since March 1, 2017. He also serves as Chief Executive Officer of Third Point Re and has served in this position since November 24, 2015. From November 10, 2014 to February 28, 2017, Mr. Bredahl served as our President and Chief Operating Officer, prior to which Mr. Bredahl served as the Chief Financial Officer and Chief Operating Officer of the Company from January 26, 2012, and as the President and Chief Underwriting Officer of Third Point Re until March 1, 2015 and March 1, 2017, respectively. Prior to joining the Company, Mr. Bredahl was the Chief Executive Officer of Aon Benfield Securities, Aon’s Investment Banking Group, and the President of the Americas division of Aon Benfield, the premier reinsurance intermediary and capital advisor, from November 2008 to January 2012. Prior to Aon’s acquisition of Benfield in November 2008, Mr. Bredahl held various senior level positions at Benfield and at the time of acquisition was Chief Executive Officer of Benfield U.S. Inc. and of Benfield Advisory. Prior to joining Benfield in March 2002, he served as Chief Executive Officer of Inreon PLC and Managing Director and Head of U.S. Derivative Sales for Barclays Capital. Mr. Bredahl earned a Bachelor of Arts degree in Economics from Middlebury College. While at Aon Benfield Securities he held several securities licenses, including the Series 24, Series 7 and Series 63.

Christopher S. Coleman, 43 Mr. Coleman is our Chief Financial Officer and has served in this position since November 10, 2014, prior to which Mr. Coleman was the Chief Accounting Officer of the Company, in which position he served from April 1, 2013. Prior to joining the Company, Mr. Coleman was the Chief Financial Officer of Alterra Bermuda Limited, the principal operating subsidiary of Alterra Capital Holdings Limited ("Alterra"). Prior to Max Capital Group Ltd.'s acquisition of Harbor Point Limited to form Alterra in May 2010, Mr. Coleman was the Senior Vice President, Chief Accounting Officer of Harbor Point Limited. Mr. Coleman joined Harbor Point Limited in March 2006. From 2002 to 2006, Mr. Coleman worked for PricewaterhouseCoopers in Bermuda as a Senior Manager within the audit and advisory practice specializing in clients in the insurance and reinsurance industry. Mr. Coleman started his career with Arthur Andersen in 1995 working in the Hartford office before relocating to the Bermuda office in 2001. Mr. Coleman graduated from Central Connecticut State University in 1995 with a Bachelor of Science degree in Accounting. Mr. Coleman is a Certified Public Accountant and a Chartered Professional Accountant and is a member of the American Institute of Certified Public Accountants and the Institute of Chartered Professional Accountants of Bermuda.

Manoj K. Gupta, 41 Mr. Gupta is our Head of Investor Relations and Business Development. In addition, on March 1, 2017, Mr. Gupta was appointed as Executive Vice President, Underwriting of Third Point Re USA. Mr. Gupta served as the Senior Vice President, Underwriting of Third Point Re from April 16, 2012 until April 1, 2016 and held the position of Lead Portfolio Manager of Third Point Reinsurance Investment Management Ltd. from June 15, 2012 until February 15. 2016. Prior to joining the Company Mr. Gupta was the lead portfolio manager for catastrophe reinsurance at Goldman Sachs Asset Management ("GSAM"), one of the world's largest asset management firms and a subsidiary of Goldman Sachs Group. During his tenure at GSAM from October 2006 until April 2012, Mr. Gupta launched three standalone catastrophe risk funds and also placed reinsurance risk within the firm's multi-strategy hedge funds. Prior to joining GSAM, Mr. Gupta was a leader of reinsurance broker Benfield's alternative capacity and credit risk solutions efforts. Prior to joining Benfield in April 2003, Mr. Gupta was head of business development and strategic planning at Inreon, a reinsurance trading platform co-sponsored by Swiss Re and Munich Re, and a management consultant for McKinsey & Company. Mr. Gupta graduated from University of Waterloo with a Bachelor of Applied Science in Electrical Engineering.

Yan Leclerc, 39 Mr. Leclerc is the Chief Accounting Officer of the Company and has served in this position since March 1, 2017, prior to which Mr. Leclerc was the Financial Controller of the Company, in which position he served from May 1, 2014.  Prior to joining the Company, he served as Assistant Controller at Renaissance Re from April 2013 to April 2014, at Alterra Bermuda Limited in various positions (including Financial Controller and Assistant Controller) from 2010 until March 2013, and at Harbor Point Re Limited in various positions (including Vice President and Assistant Controller) from 2006 to 2010.  Mr. Leclerc started his career at Grant Thornton in Quebec, Canada before moving to Bermuda with PricewaterhouseCoopers in 2004.  Mr. Leclerc is a Chartered Professional Accountant and is a member of the Chartered Professional Accountants of Bermuda and the Chartered Professional Accountants of Quebec, Canada.  Mr. Leclerc graduated from Laval University in 2003 with a Bachelor of Administration and obtained a post-graduate diploma in accounting in 2004.

Daniel V. Malloy, 57 Mr. Malloy is the Chief Underwriting Officer of Third Point Re, and has served in that position since March 1, 2017. Prior to this, Mr. Malloy served as the Executive Vice President, Underwriting of Third Point Re from January 23, 2012. Prior to joining the Company, Mr. Malloy worked at Aon Benfield from 2003 where he co-led the Specialty Lines practice groups, which were responsible for providing clients and brokers with primary and reinsurance market updates, peer analytics, new product ideas, growth initiatives and placement assistance. Specialty Lines includes the casualty, professional liability, surety, workers’ compensation, property risk, environmental, structured reinsurance and MGA practices. Mr. Malloy has over 35 years of reinsurance experience including 10 years of structured reinsurance underwriting. Before joining Aon Benfield, he was President and a board member of Stockton Reinsurance Ltd. in Bermuda from 1998 to 2003. His experience with structured reinsurance began when he served as President of Centre Re Bermuda where he was employed from 1993 to 1998. Mr. Malloy began his reinsurance career in 1981 working as a reinsurance broker for Sedgwick Re for twelve years. Mr. Malloy holds a Bachelor of Arts degree in biology from Dartmouth College.

Jonathan Norton, 58 Mr. Norton serves as the Chief Reserving Actuary of the Company and as Chief Actuary of Third Point Re USA. Prior to joining the Company in December 2014, Mr. Norton served as Chief Actuary of Alterra Reinsurance USA Inc. from its inception in May 2010 until completion of the Markel acquisition in May 2013. Mr. Norton was previously Chief Actuary of Harbor Point Services, Inc. from its inception in December 2005 until its merger with Max Capital in May 2010. Mr. Norton was the Chief Actuary of Chubb Re, Inc. from June 1999 through the creation of Harbor Point Services, Inc. in December 2005. Prior to Chubb Re, Mr. Norton worked for the actuarial and analytical unit within Guy Carpenter from 1988 to 1999 where he was a Managing Director and held the position of Chief Actuary. Mr. Norton also has prior experience within the consulting arms of PricewaterhouseCoopers and Ernst & Young (1981 - 1988). Mr. Norton holds a Bachelor's Degree in Civil Engineering from Duke University and a MBA from Emory University.

Thomas C. Wafer, 61 Mr. Wafer is the President of Third Point Re USA and has served in this position since December 1, 2014. Prior to joining the Company, Mr. Wafer served as Chairman of Global Reinsurance for Alterra from March 2012 until the close of the Markel transaction in May 2013. Mr. Wafer was previously the Chief Executive Officer of Reinsurance and President for Alterra Reinsurance USA Inc. from July 2011 until March 2012. Mr. Wafer was President of Harbor Point Re U.S. and Harbor Point Services, Inc. since November 2009. From December 2005 until November 2009 he was Managing Director of International Underwriting for Harbor Point Re Limited and New Point Re in Bermuda. From September 1998 until December 2005 he was Managing Director of International Underwriting and Marketing at Chubb Re, Inc. From July 1980 until September 1998 Mr. Wafer held various positions for Willcox, Inc. and Guy Carpenter, most recently as Managing Director and head of the International Division of Guy Carpenter New York. From 1979 to 1980 he was an underwriter in the Commercial Property Division, Chubb Group of Insurance Companies. Mr. Wafer attended Manhattanville College where he earned a BA in Economics. He also holds an MBA in Marketing from Fordham University.
Janice R. Weidenborner, 52 Ms. Weidenborner is the Executive Vice President and Group General Counsel and has served in that position since January 1, 2016. On February 24, 2016, Ms. Weidenborner became Secretary of the Company and Third Point Re. Prior to joining the Company, Ms. Weidenborner was General Counsel for the Ariel Re

group of companies, from January 2013 to December 2015. Ms. Weidenborner has held senior legal counsel positions in both Bermuda and the U.S., with a significant focus of her practice on insurance and reinsurance, and general corporate and transactional matters.  From 1987 to 2012, Ms. Weidenborner held various roles at the ACE Group (and its predecessor companies) including Senior Vice President, Associate General Counsel and Regional Compliance Officer, ACE Bermuda Insurance Ltd., Associate General Counsel, ACE Tempest Reinsurance Ltd., and General Counsel, ACE Financial Solutions International. Ms. Weidenborner holds a B.S. in Aviation Management from Embry Riddle Aeronautical University. She began her career in New York as an Airline Underwriter for CIGNA Property and Casualty.  After earning her MBA in Finance from Fordham University, Ms. Weidenborner served as a Senior Financial Analyst for CIGNA. She holds a Juris Doctor degree from Rutgers University.
Board Structure

The size of the Board of Directors may be fixed from time to time by our Board as provided in our Bye-laws. Our Board of Directors has set the size of our Board at a maximum of ten directors. Our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Two Class I directors will be elected at this year’s Annual General Meeting. Mr. Gary Walters will not stand for reelection at the Company’s 2017 Annual General Meeting. The Class I directors elected at the Annual General Meeting will serve until the annual general meeting of shareholders held in 2020 or until such director’s successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

Director Appointments

Third Point Reinsurance Ltd. was incorporated on October 6, 2011. On December 22, 2011, KIA TP Holdings, L.P. and KEP TP Holdings, L.P., which are affiliates of Kelso & Company (collectively, “Kelso”) and Pine Brook LVR, L.P., an affiliate of Pine Brook Road Partners, LLC (collectively, “Pine Brook”, and Pine Brook and together with Kelso, the “Lead Investors” and each individually, a “Lead Investor”), Dowling Capital Partners I, L.P., an affiliate of Dowling Capital Management, LLC (collectively, “Dowling”), P RE Opportunities Ltd. (“PROL”), Third Point LLC, Daniel S. Loeb and affiliates associated with Mr. Loeb and our Chairman, John R. Berger (collectively, the “Founders”), together with certain members of management, committed $533.0 million to capitalize Third Point Reinsurance Ltd.

Pursuant to the Company’s Bye-laws, so long as a Lead Investor holds shares representing at least 25% of the total number of shares held by such Lead Investor as of December 22, 2011, such Lead Investor shall have the right to appoint one Class III director to the Board of Directors at each annual general meeting at which the term of such Lead Investor’s appointee expires. The Company’s Bye-laws also require Kelso, Daniel S. Loeb and Pine Brook to consent to a variety of significant corporate actions before they are taken and guarantee each of the Lead Investors (or their designees) certain rights related to inclusion on Committees of the Board of Directors. In addition, Daniel S. Loeb, Kelso, Pine Brook and PROL each has the right to appoint one of its representatives to attend Board of Directors’ meetings in an observer capacity so long as it holds shares in the Company.
Pursuant to the Company’s Bye-laws, Kelso has appointed Christopher L. Collins to our Board of Directors. Mr. Collins is not up for reelection at our Annual General Meeting.

Continuing Directors

The biographical information for the directors whose terms will continue after the Annual General Meeting and will expire at the Annual General Meeting to be held in 2018 (Class II) or the Annual General Meeting to be held in 2019 (Class III) is listed below. The ages of the continuing directors are as of February 28, 2017.

John R. Berger, 64 (Class II). Mr. Berger is our Chairman and has served in that position since December 22, 2011. From December 22, 2011 through February 28, 2017, Mr. Berger served as Chief Executive Officer. He also serves as Chief Executive Officer of Third Point Re USA and has served in this position since March 1, 2015. Until February

28, 2015, Mr. Berger also served as the Chief Underwriting Officer of Third Point Re. The detailed biographical information for Mr. Berger can be found under the heading “Executive Officers” herein.
The Board of Directors has concluded that Mr. Berger should continue to serve as a director because through his experience in the property and casualty insurance industry gained over thirty years, the majority of which was spent as the principal executive officer of three successful reinsurance companies, he brings to our Board extensive leadership, underwriting, management and business development skills which make him uniquely suited to serve as a director and the Chairman of the Board of Directors.
Joshua L. Targoff, 47 (Class II). Mr. Targoff has served as a director of Third Point Reinsurance Ltd. since December 2011. He is a Partner and the Chief Operating Officer and General Counsel of Third Point LLC. From 1996 to 2003 he was an associate in the law firm of Debevoise & Plimpton LLP. From 2003 to 2008, Mr. Targoff served in the legal department of Jefferies & Company, Inc., most recently as General Counsel of Investment Banking. In May 2008, Mr. Targoff joined Third Point LLC, as General Counsel, and became Chief Operating Officer in 2009. Mr. Targoff serves as a director of Third Point Offshore Investors Limited, Third Point Offshore Fund, Ltd. and Third Point Ultra Ltd. Mr. Targoff received an A.B. from Brown University in 1991 and a J.D. from Yale Law School in 1996.
The Board of Directors has concluded that Mr. Targoff should continue to serve as a director because through his legal qualifications and experience as the General Counsel of Investment Banking for Jefferies & Company, Inc., and as a Partner and the General Counsel and Chief Operating Officer of Third Point LLC, he brings to our Board experience in investment management, legal and regulatory matters, corporate governance, risk management and business development.
Mark Parkin, 66 (Class II). Mr. Parkin has served as a director of Third Point Reinsurance Ltd. since November 2013. He was employed by Deloitte & Touche LLP (and its predecessor Touche Ross & Co.) for 37 years. For twenty-six years of his tenure, Mr. Parkin was a Partner of the firm serving audit clients who were primarily operating in the insurance industry. Mr. Parkin served as the Managing Partner of Deloitte & Touche LLP's Insurance Audit and Enterprise Risk Services practice from 2009 to 2012, and as its Insurance Industry Professional Practice Director from 2006 to 2008. Mr. Parkin was the Chairman of the AICPA Property and Liability Insurance Entities Audit and Accounting Guide Overhaul Task Force and a member of the AICPA's Insurance Expert Panel, Deposit Accounting Task Force and Reinsurance Accounting and Auditing Task Force. He is a CPA and a graduate of the University of Illinois (B.A. - English; MAS - Accountancy).
The Board of Directors has concluded that Mr. Parkin should continue to serve as a director because through his extensive experience as a senior partner of a top audit firm serving the insurance industry and additionally as the Chairman of the AICPA Property and Liability Insurance Entities Audit and Accounting Guide Overhaul Task Force and as a member of the AICPA’s Insurance Expert Panel, Deposit Accounting Task Force and Reinsurance Accounting and Auditing Task Force, he brings to our Board experience in accounting, finance and management which make him well suited to continue to serve as a director and as the Chairman of our Audit Committee.
Rafe de la Gueronniere, 64 (Class III). Mr. de la Gueronniere has served as a director of Third Point Reinsurance Ltd. since November 2013. He is Co-Chairman of Continuity Logic. Previously, Mr. de la Gueronniere was Vice Chairman and Co-Founder of New Providence Asset Management, a company he co-founded in 2003. Prior to co-founding New Providence Asset Management, Mr. de la Gueronniere was a Principal at the Mariner Investment Group, Chairman of the Discount Corporation of New York, and a Member of the Management Committee and Board at Paine Webber, Inc. Mr. de la Gueronniere began his career at J.P. Morgan & Co. where he was a Senior Vice President responsible for the fixed income and precious metals businesses. Currently, Mr. de la Gueronniere is a member of the Investment Committee of the John D. and Catherine T. MacArthur Foundation. He formerly served as a Trustee and Investment Committee Chair for both the Taft School and the Far Hills Country Day School and was a longstanding member of the U.S. Treasury Debt Management Advisory Committee. Mr. de la Gueronniere has a B.A. from Brown University and more than 35 years of experience in fixed income, equity investing, foreign exchange, and the precious metals business.

The Board of Directors has concluded that Mr. de la Gueronniere should continue to serve as a director because through his experience in the investment and banking industries gained over a career spanning more than 30 years he brings to our Board his expertise and extensive knowledge in fixed income, equity investing and foreign exchange trading.
Christopher L. Collins, 43 (Class III). Mr. Collins has served as a director of Third Point Reinsurance Ltd. since December 2011. Mr. Collins joined Kelso & Company in 2001 and has been a Managing Director since 2009. He spent the preceding two years at the Stanford Graduate School of Business earning his M.B.A. degree in 2001. He spent the previous three years as an Analyst at Stonington Partners. He received a B.A. in English with honors from Duke University in 1996. Mr. Collins is currently a director of American Beacon Advisors, Inc., Augusta Sportswear, Inc., Harbor Community Bank, Premia Reinsurance Ltd., Renfro Corporation and Risk Strategies Companies.
The Board of Directors has concluded that Mr. Collins should continue to serve as a Director because through his experience as a private equity investor in our Company and many other companies he brings a unique perspective and valuable management experience to our Board. Mr. Collins is a Director designated by Kelso, one of our Founders, pursuant to the terms of the provisions of our Bye-Laws described under “Director Designations.”

Information Regarding the Nominees for Election to the Board of Directors

Qualifications

In considering candidates for the Board of Directors, the Governance and Nominating Committee takes into consideration the Company’s Corporate Governance Guidelines and all other factors deemed appropriate by the Governance and Nominating Committee. The Governance and Nominating Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Individuals are considered for nomination to the Board based on their business and professional experience, judgment, diversity, age, skills and background. Directors are expected to make a significant time commitment to the Company.

Set forth below is biographical information concerning the nominees who are standing for reelection at the Annual General Meeting. Following the biographical information for the nominee is a description of such nominee’s specific experience, qualifications, attributes and skills that the Governance and Nominating Committee and the Board of Directors considered in determining whether to recommend the nominee for election to the Board of Directors. In addition to the information presented below, the Company believes that a board comprised of its nominees constitutes a board with a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds. The age of the nominee is as of February 28, 2017.
Steven E. Fass, 71 (Class I). Mr. Fass has served as a director of Third Point Reinsurance Ltd. since February 2012. Mr. Fass's insurance career has spanned nearly 38 years. He retired in 2008 as the President and Chief Executive Officer of the White Mountains Insurance Group Ltd. From 1984 to 2006 he was the President and Chief Executive Officer of White Mountains Re, and its predecessor companies Folksamerica Holding Company and Folksamerica Reinsurance Company. He joined Folksamerica in 1980 as its Vice President, Treasurer and Chief Financial Officer. Prior to joining Folksamerica he held various positions at American Re and Skandia America Re. Mr. Fass has held numerous directorships including Chairman of White Mountains Re, Chairman of Fund American Reinsurance Company Ltd., Chairman of Sirius International Insurance Company Ltd. and Chairman of Esurance Insurance Company. He was a director of both White Mountains (2000-2008) and One Beacon Insurance Group, both public companies.
The Board of Directors has concluded that Mr. Fass should continue to serve as a Director of our Company because, through his significant experience in various executive roles, including President, Chief Financial Officer and in the role of Chief Executive Officer of leading reinsurance companies, he brings extensive leadership, financial expertise, management and business development skills to our Board.
Mary R. Hennessy, 64 (Class I). Ms. Hennessy has served as a director of Third Point Reinsurance Ltd. since February 2012. She is currently an independent consultant to the property and casualty insurance and reinsurance industry, which was her occupation from 2002 to 2008. From 2008 to 2010, she served as Chief Executive Officer of GMAC Insurance - Personal Lines. From 2000 to 2002, Ms. Hennessy served as the Chief Executive Officer, President and a member of the board of directors of Overseas Partners, Ltd. From 1997 to 1999, she served as President, Chief Operating Officer, and as a member of TIG Holdings, Inc.'s board of directors after serving as the Executive Vice President and Chief Underwriting Officer from 1996 to 1997. From 1988 to 1996, Ms. Hennessy held various positions with American Re Corporation. Ms. Hennessy previously served as a director of Global Indemnity plc. She currently serves on the board of directors of GeoVera Insurance Holdings, Ltd. and serves as the Chair of its audit committee. She also serves on the boards of CSAA Insurance Exchange, AAA Club Alliance, and AAA Life Insurance Company (as currently Vice Chair, and Chair of the Audit Committee). She has previously served on the board of directors and audit committees of Bristol West Holdings, Inc. and Syncora Holdings Ltd. (formerly Security Capital Assurance Ltd.), and represented Overseas Partners, Ltd. on the board of Annuity & Life Re Holdings, Ltd., all of which were listed on the New York Stock Exchange at the time. Ms. Hennessy received a B.A. in Mathematics from the College of St. Elizabeth. She is a Fellow of the Casualty Actuarial Society.
The Board of Directors has concluded that Ms. Hennessy should continue to serve as a director because through her experience she brings to our Board strong technical insurance expertise due to her actuarial background and her experience gained through the positions she has held in the industry. Ms. Hennessy has also had hands-on senior management experience in both primary and reinsurance company operations. This background, together with her many years of consulting experience in the industry, is valuable to our Company and our Board of Directors.
Director Independence

Under the NYSE listing standards, in order to consider a director independent, the Board of Directors must affirmatively determine that he or she has no material relationship with the Company. The standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with the Company or the independent registered public accounting firm serving as its independent auditor.
The Board of Directors undertook its annual review of director independence in February 2017. As a result of this review, the Board affirmatively determined that Rafe de la Gueronniere, Steven E. Fass, Mary R. Hennessy, Mark Parkin and Gary D. Walters are “independent” as defined in the federal securities laws and applicable NYSE rules. The standards for determining director independence are specified in Schedule A to our Corporate Governance Guidelines available on the Company’s website at www.thirdpointre.com/investors/corporate-governance/governance-documents. Gary D. Walters, a Class I director, has decided not to stand for re-election and therefore his term will end as of the date of the 2017 Annual General Meeting.
The Company’s Audit, Compensation and Governance and Nominating Committees are currently composed of independent directors only. See the "Committees of the Board of Directors" section of this Proxy Statement for further information.
Board of Directors Meetings and Attendance

The Board of Directors held five board meetings and twenty-three Committee meetings during 2016 and did not act by written consent. All directors attended at least 75% of the total of all the meetings of the Board of Directors and Committees on which they served during 2016.

Board Leadership Structure

The Board of Directors believes that its practice of having separate offices of Chairman and Chief Executive Officer, a majority of independent directors and Audit, Compensation and Governance and Nominating Committees composed exclusively of independent directors provides an effective and appropriate leadership structure for the Company.

The Company’s Corporate Governance Guidelines provide that a Chairman of the Board be elected by the Board from among its members to preside at all meetings of the Board, or otherwise as in accordance with the Bye-laws. The Board does not have a policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. At this time, the Board of Directors separates the roles of Chairman of the Board of Directors and the Company’s Chief Executive Officer. The Board has concluded that it is currently in the best interest of the shareholders for Mr. Berger to continue his service as Chairman, given his significant experience with the Company’s business and industry, and focus on identifying strategic priorities and key business issues that impact all of the Company’s stakeholders. The Board of Directors also believes that Mr. Berger has provided effective leadership and guidance in the pursuit of the Company’s strategic objectives during his tenure as the Company’s Chairman and his prior tenure as Chief Executive Officer. The Board of Directors believes that it is currently in the best interests of the shareholders that Mr. Bredahl continue his service as Chief Executive Officer.
Further enhancing the overall independent functioning of the Board of Directors is the fact that the Board of Directors consists of a majority of independent directors. The independent directors also review Mr. Berger’s performance in his capacity as Chairman and Mr. Bredahl’s performance in his capacity as Chief Executive Officer. In addition, the Company’s governance structure is strengthened by virtue of each of its Governance and Nominating Committee, Compensation and Audit Committees, each exclusively consisting of independent directors as of the date of this Proxy Statement. These Committees provide additional independent oversight of management.
Through the Company’s overall governance structure, the Board of Directors believes it has effectively balanced the need for strategic leadership by the Company’s Chairman and the Company's Chief Executive Officer with the oversight and objectivity of the independent directors, and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board of Directors has the discretion to modify its leadership structure in the future if it deems it in the best interests of the Company to do so.
Committees of the Board of Directors

Assuming election of all nominees above, the following is a list of persons who will constitute the Company’s Board of Directors following the meeting, including their expected Committee assignments.

Name	Audit	Compensation	Executive	Governance and Nominating	Investment and Finance	Underwriting	Risk and Compliance
John R. Berger*			Chairman		✓	Chairman
Christopher L. Collins			✓		✓
Steven E. Fass	✓	Chairman	✓	✓	✓	✓	✓
Rafe de la Gueronniere		✓			Chairman
Mary R. Hennessy	✓	✓		Chairman		✓	Chairman
Mark Parkin	Chairman	✓		✓			✓
Joshua L. Targoff			✓
* Chairman of the Board

The Board of Directors has established an Audit Committee, Compensation Committee, Governance and Nominating Committee, Underwriting Committee, Risk and Compliance Committee, Investment and Finance Committee and

Executive Committee. Under the applicable requirements of the NYSE, each of the Audit, Compensation and Governance and Nominating Committees consists exclusively of members who qualify as independent directors. A description of each Board Committee is set forth below. Except as noted below, the members of each Board Committee have continued to serve through the date of this Proxy Statement.
Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee has the responsibility for, among other things, assisting the Board of Directors in reviewing: our financial reporting and other internal control processes; our financial statements; the independent auditor’s qualifications, independence and performance; the performance of our internal audit function; and our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.
The Audit Committee held four meetings during 2016. In 2016, the members of the Committee were Mark Parkin (Chairman), Steven E. Fass and Mary R. Hennessy. Each of the members of the Audit Committee, qualifies as an “independent” director as defined under the NYSE rules and Rule 10A-3 of the Exchange Act.
All of the members of the Audit Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE rules. The Board also has determined that each of Messrs. Fass and Parkin and Ms. Hennessy qualifies as an “Audit Committee financial expert” as defined by SEC rules. Please refer to the Continuing Directors section of this Proxy Statement for Mr. Parkin's relevant experience and refer to "Information Regarding the Nominees for Election to the Board of Directors" for Mr. Fass and Ms. Hennessy's relevant experience.
Compensation Committee

Our Compensation Committee is responsible for reviewing and approving the compensation and benefits of our employees, directors and consultants, overseeing the administration of our employee benefits plans, authorizing and administering share option grants and other incentive arrangements and reviewing and approving employment and related agreements of our executive officers and directors.

The Compensation Committee also periodically reviews management development and succession plans, including establishing policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer.
The Compensation Committee held four meetings during 2016. In 2016, the members of the Compensation Committee were Rafe de la Gueronniere, Steven E. Fass (Chairman), Mary R. Hennessy, Mark Parkin and Gary D. Walters. Each of the members of the Compensation Committee qualifies as an “independent” director as defined under the applicable rules and regulations of the SEC and the NYSE. Gary D. Walters has decided not to stand for re-election at this Annual General Meeting and will no longer serve on the Compensation Committee following the Annual General Meeting.
Governance and Nominating Committee

Our Governance and Nominating Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates for election to our Board of Directors, reviewing the composition of the Board and its Committees, developing and recommending to the Board corporate governance guidelines that are applicable to us, and overseeing Board evaluations.

The Governance and Nominating Committee held three meetings during 2016. Each of the members of the Governance and Nominating Committee qualifies as an “independent” director as defined under the applicable rules and regulations of the SEC and the NYSE. Gary D. Walters has decided not to stand for re-election at this Annual General Meeting and will will no longer serve on the Governance and Nominating Committee following the Annual General Meeting.

Underwriting Committee

Our Underwriting Committee is responsible for overseeing our underwriting processes and procedures and monitoring our underwriting performance. The Underwriting Committee held four meetings during 2016. In 2016, the members of the Underwriting Committee were John R. Berger (Chairman), Steven E. Fass, Mary R. Hennessy and William L. Spiegel. On September 1, 2016, William L. Spiegel resigned from the Board of Directors and from the Underwriting Committee.

Investment and Finance Committee

Our Investment and Finance Committee is responsible for overseeing the management of the Company’s investment portfolio and reviewing the performance of the Company’s investment manager. The Investment and Finance Committee also has oversight of the Company’s financial procedures and structure. The Investment and Finance Committee held four meetings during 2016. In 2016, the members of the Investment and Finance Committee were William L. Spiegel (Chairman), Steven E. Fass, Christopher L. Collins, John R. Berger and Rafe de la Gueronniere. On September 1, 2016 William L. Spiegel resigned from the Board of Directors and from the Investment and Finance Committee and Mr. Rafe de la Gueronniere was appointed as the Chairman of the Investment and Finance Committee on November 2, 2016.

Risk and Compliance Committee

Our Risk and Compliance Committee is responsible for overseeing our risk appetite and risk management framework. The Risk and Compliance Committee held four meetings during 2016. In 2016, the members of the Risk and Compliance Committee were Mary R. Hennessy (Chairman), Steven E. Fass, Mark Parkin and Gary D. Walters. On May 3, 2016, Mark Parkin was appointed to serve as a member of the Risk and Compliance Committee. Gary D. Walters has decided not to stand for re-election at this Annual General Meeting and will will no longer serve on the Risk and Compliance Committee following the Annual General Meeting.

Executive Committee

Our Executive Committee is responsible for providing ongoing oversight of Company matters in the intervals between Board meetings and considering matters requiring approval at short notice in the intervals between Board meetings where it is not possible to convene a meeting of the Board. The Executive Committee did not meet during 2016. In 2016, the members of the Executive Committee were John R. Berger (Chairman), Steven E. Fass, William L. Spiegel, Christopher L. Collins and Joshua L. Targoff. On September 1, 2016, Mr. William L. Spiegel resigned from the Executive Committee at the time he resigned from the Board of Directors.

Committee Charters

Copies of the charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee are available on our website www.thirdpointre.com/investors/corporate-governance/governance-documents and may also be obtained upon request without charge by writing to the Secretary, Third Point Reinsurance Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda.
Risk Management and Oversight

Our Board of Directors oversees our risk management process, including the company-wide approach to risk management, carried out by our management. Our Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our Board of Directors maintains the ultimate oversight responsibility for the risk management process, its Committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers.

The Audit Committee plays a key role in the Board of Directors’ exercise of its risk oversight function. The Audit Committee is primarily responsible for overseeing matters involving the Company’s financial and operational risks, and the guidelines, policies and processes for managing such risks, including internal controls. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management’s assessment of the Company’s internal control over financial reporting, reviewing the results of regulatory examinations, and receiving quarterly reports on legal and regulatory matters. Additionally, the Company’s independent auditor regularly discusses risks and related mitigation measures that may arise during their regular reviews of the Company’s financial statements with the Audit Committee. The Company has also retained a third party consultant to assist with certain internal audit functions. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with management, the Company’s internal auditor and the Company’s independent auditor.
The Risk and Compliance Committee is responsible for overseeing the Company's firm-wide risk appetite and enterprise risk management framework. Management regularly reports on the Company's operational processes and controls that are designed to identify, mitigate and monitor the risks and exposures that could materially impact the Company.
Our Governance and Nominating Committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors. Pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its Committees.
Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by our Board Committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board Committees and selection of new directors.
We have a Code of Business Conduct and Ethics that applies to members of our Board of Directors and all of our employees including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions.
The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.thirdpointre.com/investors/corporate-governance/governance-documents.
We will disclose any amendments to these codes, or any waivers of their requirements, on our website.
Director Nominating Process and Diversity

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual general meetings of shareholders. The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Governance and Nominating Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate.

Pursuant to the Company’s Bye-laws, the Board of Directors has the power to appoint any person as a director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any director, subject to the Lead Investors’ right to appoint a director to fill a vacancy created by the applicable Lead Investor’s designated director. The current size of our Board of Directors as established by the Board of Directors is ten directors.  Due to the resignation of Neil McConachie on June 9, 2015, the decision of Gary Walters to not stand for reelection at the 2017 Annual General Meeting and the resignation of William L. Spiegel on September 1, 2016, there will only be seven members of our Board of Directors immediately following the Annual General Meeting.  The current terms of the Class II and Class III directors expire at the Annual General Meetings to be held in 2018 and 2019 respectively.

The Governance and Nominating Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Governance and Nominating Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including business and professional experience, judgment, diversity, age, skills, background, time availability in light of other commitments, and such other relevant factors that the Governance and Nominating Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Governance and Nominating Committee and Board of Directors review all of these factors, including diversity, in considering candidates for Board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable Committee meetings, and the Company’s Annual General Meetings of shareholders.

Candidates Nominated by Shareholders

The Governance and Nominating Committee will also consider nominees recommended by shareholders. Pursuant to the Company’s Bye-laws, shareholders who wish to nominate a candidate for consideration by the Governance and Nominating Committee for election at the 2018 Annual General Meeting may do so by delivering written notice, no earlier than January 3, 2018 and no later than February 2, 2018 of such nominees’ names to Third Point Reinsurance Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda, Attention: Secretary. Any shareholder of record or beneficial owner of the Company’s common shares on whose behalf a nomination is being proposed must (i) be a shareholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of shareholders entitled to notice of and to vote at the Annual General Meeting of shareholders and at the time of the Annual General Meeting of shareholders and (ii) comply with the applicable notice procedures set forth in the Company’s Bye-laws.

The Company’s Bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of our shareholders. The Bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to our Secretary a written notice of the shareholder’s intention to do so. To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual general meeting, except that if the annual general meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice no earlier than 120 days prior to an annual general meeting and no later than 70 days prior to the date of such annual general meeting or the tenth day following the date on which public announcement of the date of the annual general meeting was made. The notice must include the following information:

•	the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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a representation that the shareholder is a holder of record of our common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

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such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, or the matter had been proposed, or intended to be proposed, by the Board of Directors;

•	if applicable, the consent of each nominee to serve as a director if elected; and

•	such other information that the Board of Directors may request in its discretion.

For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to the Company’s Bye-laws.
No candidates for director nominations were submitted by any shareholder in connection with the 2017 Annual General Meeting.
Communications with the Board of Directors

Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Secretary at Third Point Reinsurance Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda.

The Audit Committee of the Board of Directors has established procedures, including through the use of a third party hotline, for employees, shareholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, or auditing matters.

Executive Sessions

The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management, and the Company complies with these requirements. The Company’s Corporate Governance Guidelines state that the Chairman of the Board (to the extent such director is an “independent director”) or the presiding director, as applicable, shall act as chair at such meetings. As our Chairman is also a member of our executive management team, the Board has determined that Steven E. Fass shall be the presiding director to act as chair at such meetings. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, see “Communications with the Board of Directors” above.

Outside Advisors

Our Board of Directors and each of its Committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management’s consent to retain outside advisors. In 2016, no outside advisors or consultants were engaged by the Board of Directors or any Committee.

Attendance at Annual General Meeting

We do not have a formal policy regarding attendance by members of our Board of Directors at our annual general meetings. However, Directors are expected to attend all annual general meetings of shareholders. Eight members of our Board of Directors attended our Annual General Meeting in 2016.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Steven E. Fass (Chairman), Rafe de la Gueronniere, Mary R. Hennessy, Mark Parkin and Gary D. Walters. Gary D. Walters will serve as a member of our Compensation Committee until the date of this Annual General Meeting, afterwhich will no longer serve on the Compensation Committee because he is not standing for reelection as a member of the Board of Directors. None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers and persons who own more than 10% of the issued and outstanding shares of the Company’s common shares to file reports of initial ownership of common shares and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all such filing requirements were met during 2016.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Each of the members of the Audit Committee qualified as an “independent” director as defined under Section 303A.02(a)(ii) of the NYSE rules and Rule 10A-3 of the Exchange Act. All of the members of the Audit Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE and SEC rules. The Company’s management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The independent registered public accounting firm appointed as the Company’s independent auditor is responsible for auditing the financial statements prepared by management and the Company's internal controls over financial reporting and expressing an opinion on the conformity of the Company’s financial statements with generally accepted accounting principles and on the design and operating effectiveness of the Company’s internal control over financial reporting. In this context, the Audit Committee has met and held discussions with management and Ernst & Young Ltd., the independent registered public accounting firm appointed as the Company’s independent auditor, regarding the fair and complete presentation of the Company’s financial statements.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee reviewed and discussed with Ernst & Young Ltd. the matters that are required to be discussed by Auditing Standard No. 16, Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board ("PCAOB"), including their judgments as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, all critical accounting policies and practices to be used, material alternative accounting treatments within generally accepted accounting principles discussed with management, and other material written communications between Ernst & Young Ltd. and management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young Ltd.’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed Ernst & Young Ltd.’s independence from the Company with Ernst & Young Ltd. The Audit Committee also has considered whether Ernst & Young Ltd.’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that Ernst & Young Ltd. is independent from the Company and its management.

The Audit Committee met in 2016 with the Chief Financial Officer, and representatives of Ernst & Young Ltd., and the Company’s internal auditor, in regular and executive sessions to discuss the results of their examinations, their evaluations of the design and operating effectiveness of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting and compliance programs.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.
The Audit Committee

Mark Parkin (Chairman)
Steven E. Fass
Mary R. Hennessy

Fees Paid to Ernst & Young Ltd.

The following table sets forth the aggregate fees charged to Third Point Reinsurance Ltd. by Ernst & Young Ltd. for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2016 and 2015 and for other services rendered during 2016 and 2015 to the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

INDEPENDENT AUDITOR FEES
Fee Category	2016	2015
Audit Fees	$1,814,046	$1,512,073
Audit-Related Fees	—	47,300
Tax Fees	29,053	27,952
All Other Fees	1,995	1,995
Total Fees	$1,845,094	$1,589,320

Audit Fees: Includes the aggregate fees billed by Ernst & Young Ltd. for professional services and expenses rendered for the audit of the Company’s consolidated financial statements and internal controls over financial reporting.
Audit-Related Fees: Includes the aggregate fees billed by Ernst & Young Ltd. for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and are not reported under “Audit Fees”, including aggregate fees billed by Ernst & Young Ltd. for professional services performed in connection with the Company’s filing of certain documents with the SEC and the related issuance of consents in 2016 and 2015, and advisory services performed relating to accounting and financial reporting consultations on various issues and transactions.
Tax Fees: Includes fees billed by Ernst & Young Ltd. for tax-related services in conjunction with our ongoing business operations.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm Appointed as our Independent Auditor

The Audit Committee has adopted a policy requiring the Audit Committee to pre-approve all audit and, subject to the de minimis exception of Section 10A(i) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services performed by the Company’s independent auditor. The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee, who must then provide a report of such pre-approvals to the Audit Committee at its next scheduled meeting. When pre-approving non-audit services by the independent auditor, the Audit Committee shall consider whether the provision of such services is consistent with maintaining the independent auditor’s independence. All services performed by Ernst & Young Ltd. in 2016 were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policy and procedures.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis provides information about the material elements of compensation paid or awarded to, or earned by, our “named executive officers”, also referred to as the “NEOs”, who consist of our principal executive officer, principal financial officer, and our three other most highly compensated executive officers, for fiscal year 2016 as follows:

•	John R. Berger, who during 2016 served as Chief Executive Officer of the Company; Chief Executive Officer of Third Point Re USA

•	J. Robert Bredahl, who during 2016 served as President and Chief Operating Officer of the Company; Chief Executive Officer and Chief Underwriting Officer of Third Point Re

•	Christopher Coleman, Chief Financial Officer of the Company

•	Manoj K. Gupta, Head of Investor Relations and Business Development of the Company; during 2016 Mr. Gupta also provided underwriting advisory services to Third Point Re USA

•	Daniel V. Malloy, who during 2016 served as Executive Vice President, Underwriting of Third Point Re

Compensation Philosophy and Objectives

In 2016, the Compensation Committee continued its executive compensation philosophy adopted in 2014 based on a Total Rewards Strategy. The Company’s Total Rewards Strategy approach to executive compensation is to offer compensation, reward and benefit programs that align with the following principles and objectives:

•	Allow the Company to attract and retain superior talent. Ensuring quality talent is integral to the Company’s ongoing success.

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Deliver pay opportunities through a format that is comparable with those used at other companies operating in the reinsurance industry. Accordingly, rewards should consist of base salary, an annual incentive plan, a long-term incentive opportunity, perquisites, and retirement and health and welfare benefits.

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Support a high-performance environment by linking pay with performance. The Company’s objective is to grow the business and deliver superior returns to its investors. Consistent with this objective, most executive pay should be contingent on the actual results achieved.

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By developing compensation programs that reward success at the Company and individual levels, we can motivate superior performance and strengthen the connection between pay and results. The degree to which a person’s annual incentive award is influenced by individual (versus Company) performance is based on the person’s role and diminishes as he or she rises through the Company.

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Provide a competitive total compensation opportunity. This means that our total cash compensation (base plus bonus) should reflect market compensation levels at the market median. Total direct compensation (base, bonus, and long-term incentives) will target above the 50th percentile, assuming that the individuals and the Company perform well and deliver value to shareholders.

•	Market is defined as public insurance and reinsurance company groups with operations in Bermuda and the Cayman Islands.

•	While the overall structure target will be market median, individual salaries may be above or below this target, as appropriate, based on experience, performance, criticality of the role, etc.

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Eligibility for variable pay (annual as well as long-term incentives) will be largely based on competitive norms. However, exceptions may be made from time to time in specific circumstances or for high-potential key employees.

•	Support a long-term focus for officers and key contributors that aligns with the interests of shareholders.

•	The long-term award providing such focus should appropriately balance retention and alignment needs based on relative level in the organization.

•	Encourage conversations about performance and development.

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By integrating compensation and reward systems with performance management and career development programs, we can ensure people know what it takes to be successful at the Company and help align performance goals at every level.

•	Provide market-competitive benefits and perquisites.

•	Provide clear information about pay practices.

•	By communicating openly about pay, we can ensure that everyone understands the rewards program and has the tools they need to implement it effectively.

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation and benefits of our employees, directors and consultants, administering our employee benefit plans, authorizing and ratifying share option grants and other incentive arrangements, and authorizing employment and related agreements.
In 2016, the Compensation Committee determined not to engage any compensation consultant to advise on executive compensation matters.
In 2014, the Compensation Committee directly retained the McLagan & Ward Group as a compensation consultant (the “Consultant”) to develop the following list of eleven global insurance and reinsurance companies (the “Peer Group”) against which the Consultant gauged the Company’s NEOs: Arch Capital Group Ltd; AXIS Capital Holdings Limited; Endurance Specialty Holdings Ltd.; Everest Re Group, Ltd.; Greenlight Capital Re, Ltd.; Maiden Holdings, Ltd.; Montpelier Re Holdings Ltd.; PartnerRe Ltd.; Platinum Underwriters Holdings, Ltd.; RenaissanceRe Holdings Ltd.; and Validus Holdings, Ltd. In reviewing the compensation of the Company’s NEOs with those of the Peer Group, looking at base salary, annual incentives and long-term incentives as both individual elements of compensation, and in total, and the mix of pay elements, the Compensation Committee determined that the compensation of our NEOs in 2014 was generally in line with the Peer Group and generally in line with our compensation philosophy.
Our Chief Executive Officer meets from time to time with the Compensation Committee and makes compensation recommendations with respect to our NEOs, other than himself, including recommendations for salary adjustments, annual incentives and long-term incentive awards, to the Compensation Committee for review, feedback and approval.
Elements of our Executive Compensation Program

During fiscal 2016, the compensation program for our NEOs consisted primarily of salary, short-term incentive compensation, long-term incentive compensation and certain perquisites and retirement and health and welfare benefits. Set forth below is a discussion of each of these elements of total compensation, the reason that we provide each element, and how that element fits into our overall compensation philosophy. Each element of the total reward strategy offers something unique to executives and incentivizes different desired behaviors and business results for the Company.
Base Salary

The primary function of base salary is to provide base compensation for executives’ ongoing performance of job responsibilities throughout the year.

•	Base pay reflects sustained individual performance, contribution, and relative value, as well as competitive market practice.

•	Base pay adjustments are neither guaranteed nor automatic. Base pay adjustments are intended to be clear performance messages and make meaningful distinctions for above-average performers.

•	Below-average performers do not receive increases and are subject to corrective action.

•	Average performers receive average or even below-average increases with consideration given to the incumbent’s position in the market or the established range.

•	Above-average performers receive above-average increases with consideration given to the incumbent’s position in the market or established range for the role.

The minimum base salary for each of our active named executive officers is set pursuant to their individual employment agreements with the Company. Base salaries are reviewed on a periodic basis. In February 2016, the Compensation Committee approved increases in the base salaries of Mr. Bredahl and Mr. Coleman from $750,000 to $800,000 and $420,000 to $500,000, respectively, to reflect their increased responsibilities.
Annual Incentive Pay

The purpose of annual incentive pay is to reward performance during the year based upon the achievement of individual and business goals on an annual basis.

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Annual incentive pay plans help employees understand how they contribute to business performance and help unite employees behind shared goals. Additionally, annual incentives directly support the Company’s high-performance environment by providing employees with clear opportunities for performance-based rewards.

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Annual incentive pay helps focus employees on achieving the annual financial goals of the organization by paying rewards to the extent that goals are fulfilled. Performance metrics are set based on the measures the Compensation Committee determines are necessary to achieve operational success. The performance metrics are periodically reviewed and adjusted, where required, in the Compensation Committee’s judgment.

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The formula (described below) creates a bonus pool but not individual awards. The incentive bonus pool is allocated to individual employees by the Compensation Committee upon the recommendation of the Chief Executive Officer based on how each employee performed relative to his or her individual annual goals.

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Short-term incentives also recognize how individuals have performed in terms of meeting the specific goals established for the year, which are above and beyond their regular job duties. Individual performance below expectations will reduce the calculated payment, whereas exceptional performance will increase the calculated payment.

All of our NEOs participated in our 2016 annual incentive plan (the “Annual Incentive Plan”). Each of our named executive officers is party to an employment agreement that provides for annual discretionary bonuses.
Prior to 2016, the Compensation Committee based the Annual Incentive Plan on specific performance metrics relating to underwriting profit and investment income on the float generated by the underwriting operations. In February 2016, the Compensation Committee approved a revision to the calculation of annual incentive amounts under our Annual Incentive Plan for 2016 and subsequent years to enhance the link of pay to overall company performance. Under the Annual Incentive Plan for 2016, the amount of the total incentive bonus pool is calculated based on the Company’s return on equity and represents a percentage of total employee salaries. Return on equity is calculated as (i) after-tax net income divided by (ii) average shareholder’s equity (which is the beginning equity plus the ending equity, divided by two, as adjusted for any capital events occurring during the year). At a 12.5% return on equity, the bonus pool is funded 100% of target, which represents 130% of salaries. No bonuses are payable unless the Company generates the minimum 5% return on equity, and the size of the bonus pool increases as the return on equity increases, up to the maximum. At a 5% return on equity, the bonus pool would be funded at 50% (threshold) of target, which represents 65% of salaries, and at a 22.5% or higher return on equity, the bonus pool would be funded at 300% (maximum) of target, which represents 390% of salaries. The incentive bonus pool is allocated to individual employees by the Compensation Committee upon the recommendation of the Chief Executive Officer based on how each employee performed relative to his or her individual annual goals, such allocations not to exceed $5 million.
For the year ended December 31, 2016, the Company did not achieve the minimum return on equity threshold and therefore, no bonuses were payable to the NEOs under the Annual Incentive Plan, however, we paid a discretionary cash bonus to Mr. Gupta for his contributions to Third Point Re USA following management changes in that company during the year.
Long-Term Incentives

The purpose of long-term incentives is to align the interests of employees with shareholders through meaningful equity participation and long-term ownership. The program can generate significant payments when executives drive the Company to achieve long-term results.

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Long-term incentives should help balance a short-term performance focus. Executives should be focused on fulfilling organizational long-term strategic objectives. By using long-term incentives, we encourage executives to balance their orientation and weight their decision making given the respective award opportunities under each compensation plan.

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Long-term incentive awards should reflect market competitive levels. Individual grants will vary based on individual performance, so that executives are motivated to not only drive toward superior long-term corporate performance but also demonstrate individual impact as well.

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The mix of long-term incentives may vary by role/level in the organization to most appropriately balance retention needs with the need to drive long-term growth in shareholder value, based on the role/level’s ability to influence share price movement.

•	The Company may use a variety of equity vehicles from year to year to deliver long-term incentives.

In 2016, the Company continued the long-term incentive program first implemented by the Compensation Committee in 2014, providing for annual long-term incentive grants with overlapping vesting schedules and performance cycles to incentivize and promote retention of employees and executives. All awards are in the form of restricted shares subject to the achievement of performance goals tied to underwriting profitability and float generation over rolling three-year calendar year periods. Dividends are accrued on unvested restricted shares and only payable upon vesting. Performance metrics will be determined based on an Underwriting Return Ratio (“URR”) measure. The URR applies to the underwriting results of our Property and Casualty reinsurance segment.  It is a combined ratio calculation, modified to include general and administrative costs that are not customarily included in the combined ratio as well as investment income on the float generated by underwriting operations as if that float had been invested in a medium term, investment grade bond portfolio. A URR of 100% will result in 100% target award vesting. A URR of 95% or better will result in 150% of target award vesting (100% of maximum award). A URR at or above 110% will result in 0% award vesting such that there is no payout at this threshold. URR is defined as (a) net premiums earned by our Property and Casualty segment minus adjusted underwriting income (loss), minus a portion of our investment income, divided by (b) such net premiums earned. The Compensation Committee set URR as the performance goal because it believes that this metric will appropriately align the Company’s goal of increasing profitable underwriting premium generation within the Company’s underwriting guidelines without exposing the Company to undue risk as to the quality of those premiums, and provide an incentive which offers an appropriate balance between the increased insurance float and underwriting risk.
Awards under our long-term incentive program were made in February 2016 and are reflected in the Grants of Plan-Based Awards for Fiscal Year 2016 table below. The number of restricted shares granted to each of our named executive officers (other than the Chief Executive Officer) was determined by the Compensation Committee in consultation with our Chief Executive Officer. In determining the individual grant levels, the Compensation Committee considered the total compensation of each of the NEOs, as compared to comparable positions at Peer Group companies, individual performance factors and the recommendation of the Chief Executive Officer.
URR for the three-year performance period ending December 31, 2016 was 104.6%. As a result, 54.3% of the target award performance-based restricted shares granted in 2014 that vest based on URR achieved during such period was earned. As a result, Messrs. Berger, Bredahl, Coleman, Gupta and Malloy have earned 37,174, 29,739, 14,870, 11,152 and 22,304, respectively, of their restricted shares granted in 2014. The restricted shares earned vested on March 1, 2017.

In February 2017, the Compensation Committee approved amendments to the URR methodology whereby the interest crediting rate for purposes of the URR was increased from 3% to 4%.  In addition, the target URR was changed from 100% to 102% such that a URR of 102% will result in 100% target award vesting.  A URR of 97% or better will result in 150% of target award vesting (100% of maximum award) and a URR at or above 112% will result in 0% award vesting such that there is no payout at this threshold.   These changes to the URR were effective for performance shares granted in February 2017 and do not impact the previously granted performance shares.
Prior to our initial public offering, equity awards were granted under the Third Point Reinsurance Limited Share Incentive Plan (the “Share Incentive Plan”). Since that time, equity awards have been granted under our Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (the “Omnibus Incentive Plan”).
All grants of equity awards are evidenced by an individual award agreement between the Company and the individual.
Other Benefits and Perquisites

Other Benefits

The Company provides benefit plans, such as medical coverage and life and disability insurance, in line with applicable market conditions and Bermuda law. These health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The Company also maintains defined contribution benefit plans that provide eligible employees with an opportunity to save for retirement. The Company contributes up to 10% of all the employees' salary or to statutory contribution limits to these plans. The named executive officers are eligible to participate in the health and welfare and defined contribution plans during employment on the same basis as all other employees, subject to applicable tax and other limits on contributions.
Perquisites

The Company also provides customary additional benefits to certain expatriate employees working outside of their home country, including each of our expatriate NEOs, to better enable the Company to attract and retain key employees. These benefits are typical for the insurance/reinsurance industry, as well as for Bermuda-based companies, and are specified in our expatriate NEOs’ employment agreements. The purpose of these benefits is to rationalize the income of expatriate employees, who experience additional taxation as a result of compensation for additional housing and transportation expenses, with the income such employees would earn as employees within their native countries. These additional benefits are as follows:

•
Housing and Transportation Expenses. The Company reimburses certain expatriate executives for housing expenses in Bermuda and for travel and transportation expenses between the United States and Bermuda.  Our Chief Executive Officer is entitled to private air travel to and from Bermuda, and our other NEO’s are eligible for private air travel to and from Bermuda when traveling with the Chief Executive Officer or Chairman; otherwise they are entitled to reimbursement for commercial air travel pursuant to the terms of the Company’s policies regarding travel.  The Company’s policies also provide that our NEO’s may invite family members or other guests from time to time to fly on already scheduled private air trips. In addition, the Company’s Chairman is entitled to private air travel to and from Bermuda pursuant to the terms of the Chairman Agreement.

•
Tax Expenses. To the extent the Company’s reimbursement of an expatriate executive’s housing or travel expenses are deemed to be taxable income to the expatriate executive, the Company reimburses the expatriate executive for any home country taxes payable on the additional income. The Company also pays the employee portion of Bermuda payroll taxes and social insurance for our expatriate NEOs.

•
Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company reimburses expatriate executives’ tax preparation expenses, up to $5,000 per executive, per annum.

We annually review the level of employee benefits provided to the NEOs and believe that the employee benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates. These benefits are described under “Summary Compensation Table” and “Employment Agreements” below.
Employment Agreements with NEOs

We have entered into employment agreements with each of our NEOs as a means to attract and retain executive officers. Terms of these agreements are more fully discussed below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2016 Table - Employment Agreements”. We believe that these agreements provide our executive officers with the assurance that their employment is a long-term arrangement and provide us with the assurance that the officers’ services will be available to us for the foreseeable future. We believe that having employment agreements with our key executives is beneficial because such agreements provide retentive value, subject executives to restrictive covenants, and provide us with a competitive advantage in the recruiting process over a company that does not offer employment agreements.

In 2016, we amended the employment agreements with certain of our named executive officers. The agreements with Messrs. Bredahl, Malloy and Gupta were amended to reflect their current roles and responsibilities. In 2017, we entered into a Chairman Agreement with Mr. Berger, which replaced his employment agreement. We also amended Mr. Bredahl's employment agreement in 2017 in connection with his appointment as Chief Executive Officer, and we amended Mr. Gupta's and Mr. Malloy's employment agreements in 2017 as well to reflect their role changes, effective March 1, 2017. The appointments for Bermuda-based positions are subject to customary Bermuda immigration approval.

Other Compensation Practices and Policies

Policy regarding Claw Backs. We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. In the event of such circumstances, the Board of Directors or the Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement. We are awaiting final regulatory guidance regarding claw backs of compensation under the so-called Dodd-Frank Act and expect to implement a claw back policy after that final guidance is published and implemented by the NYSE. Our Annual Incentive Plan and Omnibus Incentive Plan include provisions allowing us to claw back compensation to the extent required by applicable law or stock exchange regulations.
Tax Considerations. The Compensation Committee considers the income tax consequences of individual compensation elements when analyzing the overall compensation paid to our NEOs. To date, our compensation program has not been designed to comply with Section 162(m) of the Internal Revenue Code, which imposes a limit on the amount of compensation that companies may deduct in any one year with respect to certain “covered employees,” because, prior to the establishment of our U.S. subsidiary Third Point Re USA, Third Point Re was not subject to taxation in the U.S. and, to the extent any portion of the compensation paid to certain of our named executive officers is subject to taxation in the U.S., it has been paid under plans in effect prior to our initial public offering that are entitled to transition relief under Section 162(m) for the period ending on the earlier of the date the agreement or plan is materially modified and the first shareholders meeting at which directors are elected during 2017. We have proposed that shareholders approve the material provisions of our annual incentive plan and our omnibus incentive plan so that we can continue to grant performance based awards and pay bonuses to covered employees that are exempt from the deduction limits under 162(m). However to maintain flexibility in compensating our executives, we do not require that compensation be fully deductible under 162(m). With respect to our U.S. taxpayer employees, including certain of our NEOs, we design our compensation arrangements taking into account Internal Revenue Code Sections 409A and 457A.
Say on Pay. The Compensation Committee considers the outcome of shareholder advisory votes on executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation programs. At our 2015 annual meeting of shareholders, our shareholders approved the compensation paid to our named executive officers in a non-binding advisory vote. Approximately 95% of the shareholders who voted on the proposal voted in favor of the proposal. The Compensation Committee believes the results conveyed support for continuing with the philosophy, strategy and objectives of our executive compensation program.
At our 2015 annual meeting of shareholders, our shareholders voted, on an advisory basis, to hold future advisory votes to approve executive compensation every three years. In accordance with our shareholders’ recommendation, our Board of Directors determined to include an advisory shareholder vote on executive compensation in its proxy materials every three years until the next required advisory vote on the frequency of shareholder votes on executive compensation. Unless our Board modifies this determination, the next advisory vote to approve executive compensation is required to occur no later than our 2018 annual meeting of shareholders. The next advisory vote regarding the frequency of say on pay will occur no later than our 2021 annual meeting of shareholders.
Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Steven E. Fass (Chairman)
Rafe de la Gueronniere
Mary R. Hennessy
Mark Parkin
Gary D. Walters

Summary Compensation Table

Name and Principal Position (3)	Fiscal Year	Salary	Bonus (1)	Share Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(4)	Total
		($)	($)	($)	($)	($)	($)	($)
John R. Berger, Chairman of the Board of the Company; Chief Executive Officer of Third Point Reinsurance (USA) Ltd.	2016	850,000	—	1,000,008	—	—	407,922	2,257,930
	2015	850,000	425,000	999,998	—	—	603,745	2,878,743
	2014	850,000	425,000	999,998	—	__	489,821	2,764,819

J. Robert Bredahl, President and Chief Executive Officer of the Company; Chief Executive Officer of Third Point Reinsurance Company Ltd.	2016	787,500	—	800,006	—	__	573,753	2,161,259
	2015	750,000	375,000	799,992	—	—	608,025	2,533,017
	2014	750,000	375,000	799,992	—	—	364,667	2,289,659

Christopher S. Coleman, Chief Financial Officer	2016	480,000	—	500,004	—	—	116,735	1,096,739
	2015	420,000	210,000	399,996	—	—	102,279	1,132,275
	2014	373,333	186,667	399,996	—	__	90,965	1,050,961

Manoj K. Gupta, Head of Investor Relations and Business Development of the Company; Executive Vice President, Underwriting of Third Point Reinsurance (USA) Ltd.	2016	500,000	100,000	300,002	—	—	133,257	1,033,259
	2015	500,000	250,000	299,992	—	—	452,652	1,502,644
	2014	500,000	250,000	299,986	—	—	366,164	1,416,151

Daniel V. Malloy, Chief Underwriting Officer, Third Point Reinsurance Company Ltd.	2016	700,000	—	600,005	—	—	283,175	1,583,180
	2015	675,000	337,500	599,987	—	—	285,881	1,898,368
	2014	600,000	300,000	599,987	—	__	368,634	1,868,621

(1)
For 2016, the Company did not achieve the minimum 5% return on equity threshold and therefore, no bonuses were payable under our Annual Incentive Plan. The Company made a discretionary cash bonus payment in respect of 2016 to Mr. Gupta. See "Compensation Discussion and Analysis - Elements of our Executive Compensation Program - Annual Incentive Pay"

(2)
See “Compensation Discussion and Analysis - Elements of our Executive Compensation Program - Long- Term Incentives”. Messrs. Berger, Bredahl, Coleman, Gupta and Malloy were granted a total of 131,579, 105,264, 65,790, 39,474, and 78,948 performance-based restricted shares at maximum performance levels in 2016, respectively. Performance-based restricted share awards generally vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of performance-based restricted shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. The award value included in the table for 2016 corresponds to the grant date fair value of performance-based restricted shares based upon the probable outcome of such performance criteria. Assuming the maximum performance levels are achieved, the grant date fair value of performance-based restricted shares granted in 2016 would equal $1,500,001, $1,200,010, $750,006, $450,004 and $900,007, for Messrs. Berger, Bredahl, Coleman, Gupta and Malloy, respectively. The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. The fair value was determined using the methodology and assumptions set forth in Note 16, “Share-Based Compensation,” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, which are hereby incorporated herein by reference.

(3)	Reflects current titles. Please see “Compensation Discussion and Analysis - Overview” for principal positions of named executive officers during 2016.

(4)	The following table sets forth the compensation reflected in the “All Other Compensation” column for the fiscal year ended December 31, 2016.

All Other Compensation 2016

Name	Company Contributions to Retirement Plans ($)(a)	Company-Paid Transportation Expense ($)(b)	Reimbursed Housing Expenses ($)(c)	Tax Reimbursements ($)(d)	Other (e) ($)	Total Other Compensation ($)
John R. Berger	53,000	96,524	103,200	133,401	21,797	407,922
J. Robert Bredahl	53,000	265,940	82,476	140,942	31,395	573,753
Christopher S. Coleman	48,000	—	—	41,646	27,089	116,735
Manoj K. Gupta	50,000	3,016	20,246	31,758	28,237	133,257
Daniel V. Malloy	53,000	29,469	103,506	68,671	28,529	283,175

(a)	Represents Company contributions (employer and employee contributions paid by the Company) to retirement plans.

(b)
Mr. Berger is entitled to private air travel to and from Bermuda, pursuant to the terms of his employment agreement. In 2016, Messrs. Bredahl, Malloy and Gupta received private air travel to and from Bermuda, generally when traveling with the Chief Executive Officer; they otherwise receive (or received) reimbursement for commercial air travel to and from Bermuda. NEOs may also invite family members or other guests from time to time to fly on already scheduled private air trips. There is no incremental cost to the Company and therefore, there is no value included in these amounts for family or other guests. This total also includes ground transportation costs paid by the Company. As a result of Mr. Berger’s duties as Chief Executive Officer of our U.S. subsidiary, Mr. Berger travels to and from Bermuda on a less frequent basis, and other officers travel with Mr. Berger on private air on a less frequent basis. Accordingly, the incremental cost of providing air travel for the executive officers who previously traveled more frequently with Mr. Berger has increased in 2016 over prior years.

(c)
Messrs. Berger, Bredahl, Malloy and Gupta are entitled to a housing allowance under the terms of their employment agreements. This represents cost of housing, utilities, including electricity and cable services, and furnishings paid or reimbursed by the Company.

(d)
Represents payment of the employee portion of Bermuda payroll taxes and social security insurance on behalf of the NEOs and reimbursement of all taxes incurred with respect to (i) the housing allowance and related expenses, (ii) company-paid transportation benefits, (iii) the company-paid employee portion of Bermuda social insurance tax, (iv) tax preparation benefits, and (v) the tax reimbursement payments.

(e)
Represents the employee portion of health insurance paid by the Company, 50% of life insurance premiums and reimbursed personal tax preparation cost for the NEOs. Health insurance payments for Messrs. Berger, Bredahl, Coleman, Gupta and Malloy were $15,521, $26,395, $18,729, $18,729 and $18,729 respectively.

Grants of Plan-Based Awards for Fiscal Year 2016
The following table provides information concerning awards granted to the NEOs in the last fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
John R. Berger
Annual Incentive Plan		0	1,785,000	(4)
Omnibus Incentive Plan	2/24/2016				0	87,720	131,579	1,000,008

J. Robert Bredahl
Annual Incentive Plan		0	1,575,000	(4)
Omnibus Incentive Plan	2/24/2016				0	70,176	105,264	800,006

Christopher S. Coleman
Annual Incentive Plan		0	720,000	(4)
Omnibus Incentive Plan	2/24/2016				0	43,860	65,790	500,004

Manoj K. Gupta
Annual Incentive Plan		0	500,000	(4)
Omnibus Incentive Plan	2/24/2016				0	26,316	39,474	300,002

Daniel V. Malloy
Annual Incentive Plan		0	1,295,000	(4)
Omnibus Incentive Plan	2/24/2016				0	52,632	78,948	600,005

(1)
A discussion of the 2016 annual cash incentives, including awards earned for 2016 and paid in March 2017 can be found under “Compensation Discussion and Analysis - Elements of our Executive Compensation Program - Annual Incentive Pay”.

(2)
Performance-based restricted share awards made pursuant to the Omnibus Incentive Plan for the 2016-2019 performance cycle and are scheduled to vest on March 1, 2019. Restricted share awards generally vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. Performance-based restricted shares that do not vest at the end of the three-year period are forfeited. 0% of the awards vest unless performance exceeds the threshold performance level. Linear interpolation applies to determine the vesting percentage between threshold and target and between target and maximum performance levels. For a more detailed discussion of the 2016 performance-based restricted share awards, see “Compensation Discussion and Analysis - Elements of our Executive Compensation Program - Long-Term Incentives”.

(3)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 based on the probable outcome of such performance criteria, modified to exclude the effect of estimated forfeitures at the time of grant. The fair value was determined using the methodology and assumptions set forth in Note 16, “Share-Based Compensation,” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, which are hereby incorporated herein by reference.

(4)
None of our NEOs have a stated maximum annual cash incentive in their employment agreements; however, the Annual Incentive Plan contains a maximum bonus pool funding of 390% of salaries and our Annual Incentive Plan has a maximum individual award cash incentive limit of $5 million.   The incentive bonus pool is allocated to individual employees by the Compensation Committee upon the recommendation of the Chief Executive Officer based on how each employee performed relative to his or her individual annual goals.  See “Compensation Discussion and Analysis - Elements of our Executive Compensation Program - Annual Incentive Pay”.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2016 Table

Employment Agreements

The principal terms of the employment agreements with each of our NEOs are discussed below.
John R. Berger. We previously entered into an employment agreement with Mr. Berger pursuant to which he served as our Chairman and Chief Executive Officer, a member of our Board and the Chief Executive Officer of our subsidiary, Third Point Re USA through March 1, 2017. In 2017, we entered into a Chairman Agreement with Mr. Berger pursuant to which he will continue to serve as Chairman of the Board (of the Company), and Chief Executive Officer of our subsidiary Third Point Re USA until December 31, 2017. The employment agreement set Mr. Berger’s annual base salary at $850,000. The employment agreement specifies that Mr. Berger is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Berger has consented to a new target bonus percentage of 210% for 2016 and subsequent years and the removal of a stated threshold or maximum bonus. During the term of his employment and while his principal place of employment is Bermuda, he is entitled to (i) private air travel to and from Bermuda, (ii) a housing allowance of $10,000 per month, and (iii) tax reimbursement for the taxes incurred with respect to (a) the air travel benefit, (b) the housing benefit, and (c) the tax reimbursement payment. Under the terms of his employment agreement, he is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements. Mr. Berger will continue to receive the same compensation and benefits, including participation in the Company’s bonus program under his Chairman Agreement.
Under his employment agreement, if prior to the execution of the Chairman Agreement, Mr. Berger’s employment terminated by the Company without cause or if Mr. Berger resigned for good reason, Mr. Berger was entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Berger executing a general release of all claims against the Company. If Mr. Berger’s employment is terminated due to his death or disability, Mr. Berger was entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Under the Chairman Agreement, Mr. Berger is not entitled to any severence. His vested options to purchase company shares will remain exercisable until their normal expiration date, and, if the Chairman Agreement is not renewed or extended by December 22, 2017 for any reason, the vesting of his performance shares will be based solely on satisfaction of the applicable performance goals without regard for his continued service. Following termination of his employment for any reason, Mr. Berger was entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Berger is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 12 months following termination of employment, to non-competition and non-solicitation covenants.

Mr. Berger is entitled to coverage under a Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Berger have entered into a Director and Officer Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Berger acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
J. Robert Bredahl. We have entered into an employment agreement with Mr. Bredahl pursuant to which he agreed to serve as our President and Chief Operating Officer, and Chief Executive Officer and Chief Underwriting Officer of Third Point Re. In 2017, we amended Mr. Bredahl’s employment agreement to reflect his promotion to President and Chief Executive Officer of the Company, effective March 1, 2017, and subject to customary Bermuda immigration approval. As amended, the employment agreement sets Mr. Bredahl’s annual base salary at $800,000. The employment agreement specifies that Mr. Bredahl is eligible for an annual bonus, based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Bredahl’s employment agreement also provides that, during the term of his employment and while his principal place of employment is Bermuda, he is entitled to (i) air travel to and from Bermuda under the Company's air travel policies applicable to the most senior executives of the Company, (ii) a housing allowance of $10,000 per month, and (iii) tax reimbursement for the taxes incurred with respect to (a) the air travel benefit, (b) the housing benefit, and (c) the tax reimbursement payment. Under the terms of his employment agreement, he is entitled to five weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Bredahl’s employment term under his amended and restated employment agreement, is for a three-year term beginning March 1, 2017, and automatically extends for an additional year on the third anniversary of such commencement date and every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary.
If under his employment agreement in effect during 2016, Mr. Bredahl’s employment was terminated by the Company without cause, or if Mr. Bredahl resigned for good reason, Mr. Bredahl would have been entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. Under his amended and restated employment agreement, if Mr. Bredahl’s employment is terminated by the Company without cause or if Mr. Bredahl resigns for good reason, Mr. Bredahl will be entitled to receive the following benefits: (i) an amount equal to his target annual cash bonus for the fiscal year in which the termination date occurs, payable in cash in a lump sum after the end of the calendar year in which the termination date occurs, and no later than March 15 of such calendar year, (ii) payment of 18 months’ base salary, payable over the 18-month period following the termination date, (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates, (iv) Mr. Bredahl’s vested options to purchase company shares will remain exercisable until their normal expiration date, and (v) Mr. Bredahl’s performance shares will remain outstanding through the scheduled vesting dates and will vest pro rata through the termination date and/or be forfeited based solely on satisfaction of the applicable performance goals without regard to his continued service. The payment of the above shall be contingent on Mr. Bredahl executing a general release of all claims against the Company. If Mr. Bredahl’s employment is terminated due to his death or disability, Mr. Bredahl will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Bredahl will be entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Bredahl is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Bredahl is entitled to coverage under a Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Bredahl have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Bredahl acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
Christopher S. Coleman. We have entered into an employment agreement with Mr. Coleman pursuant to which he has agreed to serve as our Chief Financial Officer. The employment agreement sets Mr. Coleman’s annual base salary at $420,000, although his salary has been increased to $500,000. The employment agreement specifies that Mr. Coleman is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Coleman consented to a new target bonus percentage of 150% for 2016 and subsequent years and the removal of a stated threshold or maximum bonus. Under the terms of his employment agreement, Mr. Coleman is entitled to five weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s pension plan, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Coleman’s employment term is for a three year period effective from November 10, 2014, and it automatically extends for an additional year on the third anniversary of the employment agreement commencement date and every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary.
If Mr. Coleman’s employment is terminated by the Company without cause or if Mr. Coleman resigns for good reason, Mr. Coleman will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Coleman executing a general release of all claims against the Company. If Mr. Coleman’s employment is terminated due to his death or disability, Mr. Coleman will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Coleman will be entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Coleman is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Coleman is entitled to coverage under a Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Coleman have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Coleman acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
Manoj K. Gupta. We have entered into an employment agreement with Mr. Gupta pursuant to which he serves as our Head of Investor Relations and Business Development. In 2017, we amended Mr. Gupta's employment agreement to reflect his promotion to the additional role of Executive Vice President, Underwriting of Third Point Re USA, effective March 1, 2017. The employment agreement sets Mr. Gupta’s annual base salary at $500,000. The employment agreement specifies that Mr. Gupta is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Gupta has consented to a new target bonus percentage of 100% for 2016 and subsequent years. Mr. Gupta’s employment agreement in effect during 2016 also provided that, during the term of his employment and while his principal place of employment was Bermuda, he was entitled to (i) air travel to and from Bermuda (private air travel, when traveling with the Chief Executive Officer, or business class air travel otherwise), (ii) a housing allowance of $6,500 per month, and (iii) tax reimbursement for the taxes incurred with respect to (a) the air travel benefit, (b) the housing benefit, and (c) the tax reimbursement payment. Pursuant to the 2017 amendment to his employment agreement, wherein his principal place of business is the U.S., Mr. Gupta is no longer entitled to the air travel, housing allowance or tax reimbursement benefits, effective March 1, 2017. Under the terms of his employment agreement, he is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Gupta’s employment term was for an initial period of three years ending March 27, 2015, and automatically extended for an additional year on the third anniversary of the employment agreement commencement date. It automatically extends for an additional year every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to any such anniversary.
If Mr. Gupta’s employment is terminated by the Company without cause or if Mr. Gupta resigns for good reason, Mr. Gupta will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Gupta executing a general release of all claims against the Company. If Mr. Gupta’s employment is terminated due to his death or disability, Mr. Gupta will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Gupta will be entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Gupta is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.

Mr. Gupta is entitled to coverage under and Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Gupta have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Gupta acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
Daniel V. Malloy. We have entered into an employment agreement with Mr. Malloy, pursuant to which he has agreed to serve as our Executive Vice President, Underwriting. The employment agreement sets Mr. Malloy’s annual base salary at $700,000. In 2017, we amended Mr. Malloy’s employment agreement to reflect his promotion to Chief Underwriting Officer of Third Point Re, effective March 1, 2017, and subject to customary Bermuda immigration approval. The employment agreement specifies that Mr. Malloy is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Malloy has consented to a new target bonus percentage of 185% for 2016 and subsequent years. Mr. Malloy’s employment agreement also provides that, during the term of his employment and while his principal place of employment is Bermuda, he is entitled to (i) a housing allowance of $8,150 per month and (ii) tax reimbursement for the taxes incurred with respect to (a) the housing benefit, and (b) the tax reimbursement payment. Under the terms of his employment agreement, he is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Malloy’s employment term was for an initial period of three years ending January 23, 2015 at which time his employment agreement was amended to reflect a further three-year term beginning January 23, 2015, and which automatically extends for an additional year on the third anniversary of such commencement date and every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary.
If Mr. Malloy’s employment is terminated by the Company without cause or if Mr. Malloy resigns for good reason, Mr. Malloy will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Malloy executing a general release of all claims against the Company. If Mr. Malloy’s employment is terminated due to his death or disability, Mr. Malloy will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Malloy will be entitled to receive, (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Malloy is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Malloy is entitled to coverage under and Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Malloy have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Malloy acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.

For purposes of each of our NEO employment agreements, “Cause” is defined in the employment agreements generally as (i) a willful failure to perform duties or negligent performance of such duties that has caused or can result in material injury to the Company, (ii) willful and serious misconduct that has caused or can result in material injury to the Company, (iii) a willful and material violation of a Company policy that has caused or can result in material injury to the Company, (iv) a willful and material breach of any obligations under the employment agreement, (v) a failure to timely comply with a lawful and reasonable direction or instruction of the Board, or (vi) a conviction of, or plea of guilty or nolo contendre to, a felony. Notice and cure provisions apply.
“Good Reason” is defined in the employment agreements generally as (i) a substantial diminution of duties, (ii) a reduction in base salary or (iii) a material breach by the Company of the employment agreement. Notice and cure provisions apply.
Share Incentive Plans

Each grant of share options and restricted shares to our NEOs is governed by our Share Incentive Plan or our Omnibus Incentive Plan and an option agreement or a restricted share agreement, which provide, among other things, the vesting provisions of the options and restricted shares and the option term.
Outstanding Equity Awards at Fiscal Year-End 2016

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares that Have Not Vested (#)	Market Value of Shares or Units of Shares that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
John R. Berger	2,232,558	—	10.00	12/22/2021	37,174 (3)	429,360	—	—
	744,186	—	16.00	12/22/2021	—	—	71,428(4)	824,993
	744,186	—	20.00	12/22/2021	—	—	87,720(5)	1,013,116

J. Robert Bredahl	1,060,466	265,116	10.00	1/26/2022	220,000(6)	2,541,000	—	—
					29,739(3)	343,485	—	—
	353,488	88,372	16.00	1/26/2022	—	—	57,142(4)	659,990
	353,488	88,372	20.00	1/26/2022	—	—	70,176(5)	810,533

Christopher S. Coleman	125,581	83,721	10.89	4/1/2023	14,870 (3)	171,749	—	—
	41,860	27,906	16.89	4/1/2023	—	—	28,571(4)	329,995
	41,860	27,906	20.89	4/1/2023	—	—	43,860(5)	506,583

Manoj K. Gupta	279,070	69,767	10.00	4/16/2022	11,152 (3)	128,806	—	—
	93,023	23,256	16.00	4/16/2022	—	—	21,428 (4)	247,493
	93,023	23,256	20.00	4/16/2022	—	—	26,316(5)	303,950

Daniel V. Malloy	781,395	195,349	10.00	1/23/2022	22,304 (3)	257,611	—	—
	260,465	65,116	16.00	1/23/2022	—	—	42,857(4)	494,998
	260,465	65,116	20.00	1/23/2022	—	—	52,632(5)	607,900

(1)
The vesting of these options is subject to satisfaction of a service condition. The service condition will be met as to 20% of the options on each of the first five anniversaries of the grant date - December 22, 2011 for Mr. Berger, January 26, 2012 for Mr. Bredahl, April 1, 2013 for Mr. Coleman, April 16, 2012 for Mr. Gupta, and January 23, 2012 for Mr. Malloy, subject to continued employment through such date.

(2)	Market value of the shares that have not vested is based on the $11.55, per share closing price of the common shares on the NYSE on December 31, 2016.

(3)	These equity awards vested on March 1, 2017.
(4)
These target performance-based equity awards are not eligible to vest until March 1, 2018. These performance-based awards generally vest based on continued employment through the vesting date (except with respect to Messrs. Berger and Bredahl) and the achievement of certain financial performance measures over a three-year period ending December 31, 2017. Performance-based restricted shares that do not vest at the end of the three-year period are forfeited. Performance-based share amounts reflected in the table above are based on achieving the target performance goals.

(5)
These performance-based equity awards are not eligible to vest until March 1, 2019. These performance-based awards generally vest based on continued employment through the vesting date (except with respect to Messrs. Berger and Bredahl) and the achievement of certain financial performance measures over a three-year period ending December 31, 2018. Performance-based restricted shares that do not vest at the end of the three-year period are forfeited. Performance-based share amounts reflected in the table above are based on achieving the target performance goals.

(6)	220,000 of these service-based restricted shares vested on January 26, 2017.
Potential Payments Upon Termination or Change-in-Control
The information below describes and quantifies certain compensation that would have become payable to each of Messrs. Berger, Bredahl, Coleman, Gupta and Malloy under their respective employment agreements as if the NEO’s employment had been terminated or if a change in control had occurred on December 31, 2016, given the NEO’s compensation and service levels as of such date and, where applicable, based on the fair market value of our common shares on that date. These benefits set forth in the table below for our NEOs are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plans, disability benefits and accrued vacation benefits.
Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive’s age.

Name	Termination of Employment due to Death/Disability ($)	Termination of Employment for Cause ($)	Termination of Employment Without Cause or for Good Reason ($)	Termination of Employment for Retirement at Retirement Age(1)	Change in Control ($)
John R. Berger
Cash Payments(2)	—	—	1,275,000	—	—
Acceleration of Vesting of Option Awards(3)	—	—	—	—	—
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	—	—	—	—	709,823
Other Benefits(5)	—	—	62,750	—	—

J. Robert Bredahl
Cash Payments(2)	—	—	1,200,000	—	—
Acceleration of Vesting of Option Awards(3)	410,930	—	410,930	—	410,930
Acceleration of Vesting of Service-Based Restricted Share Awards(6)	2,541,000	—	2,541,000	—	2,541,000
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	—	—	—	—	567,855
Other Benefits(5)	—	—	71,384	—	—

Christopher S. Coleman
Cash Payments(2)	—	—	750,000	—	—
Acceleration of Vesting of Option Awards(3)	27,628	—	55,256	—	55,256
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	—	—	—	—	292,552
Other Benefits(5)	—	—	67,069	—	—

Manoj K. Gupta
Cash Payments(2)	—	—	750,000	—	—
Acceleration of Vesting of Option Awards(3)	108,139	—	108,139	—	108,139
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	—	—	—	—	212,940
Other Benefits(5)	—	—	71,389	—	—

Daniel V. Malloy
Cash Payments (2)	—	—	1,050,000	—	—
Acceleration of Vesting of Option Awards (3)	302,791	—	302,791	—	302,791
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	—	—	—	—	425,890
Other Benefits (5)	—	—	71,389	—	—

(1)	None of the NEOs were eligible for retirement on December 31, 2016.

(2)
For NEOs, includes base salary continuation for the applicable severance period and prorated annual cash bonus, as applicable, as described below under “Severance Payments”. Because the assumed termination date is December 31, 2016, the full bonus amount is reflected, although the amount is $0 for 2016.

(3)
Equals the excess, if any, of $11.55 the closing price of our shares on the NYSE on December 31, 2016, over the exercise price of the accelerated options. Because the assumed termination date is December 31, 2016, in the event of a termination without cause or for good reason, there is no pro-ration and the full amount of options that vest on the second vesting date after termination, if any, are accelerated. See “-Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control - Options” below.

(4)
No performance-based restricted shares vest upon termination of employment as of December 31, 2016. In the event of a change in control, assumes 54% of the outstanding target number of performance shares granted in 2014, 45% of the outstanding target number of performance shares granted in 2015 and 30% of the outstanding target number of performance shares granted in 2016 would vest, based on URR performance through December 31, 2016. The number of assumed vested shares have been multiplied by $11.55, the closing price on the NYSE of our shares on December 31, 2016. See “Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control-Performance-Based Restricted Shares” below.

(5)	Reflects the cost to us of continued participation in medical and life insurance benefits over the severance period. See “-Severance Payments” below.

(6)
Equals the number of accelerated restricted shares multiplied by $11.55, the closing price on the NYSE of our shares on December 31, 2016. See “-Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control - Service-Based Restricted Shares” below.

Severance Payments
As noted above (see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2016 Table”), the employment agreements for each of our NEOs provide for severance payments and benefits on specified termination events. Any such severance is subject to the NEO’s execution and nonrevocation of a release of claims against us. Each of the NEOs’ employment agreements includes definitions of “cause” and “good reason.”
Pursuant to the terms of their employment agreements as in effect on December 31, 2016 and subject to their execution of a general release of claims, if an NEO’s employment is terminated by the Company without cause or the NEO resigns for good reason, the NEO will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. If the NEO’s employment is terminated due to death or disability, then the NEO will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Like other employees generally, following termination of employment for any reason, each NEO is entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Pursuant to the terms of his Chairman Agreement, Mr. Berger is no longer entitled to severance but is entitled to participate in our 2017 bonus program. Pursuant to his amended and restated employment agreement, effective March 1, 2017, if Mr. Bredahl is terminated by the Company without cause or if he resigns for good reason, he will not receive a pro rated bonus. He will, however, receive an additional payment in an amount equal to his target annual cash bonus for the fiscal year in which the termination date occurs.
Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control - Options
Pursuant to the terms of the active NEOs’ Option Agreements, treatment of options upon a termination of employment is as follows:
Termination due to death or disability: Options that would have become exercisable on the vesting date immediately following the date of termination (measuring achievement of the capital condition as of the date of termination) become vested on termination; all vested options are exercisable until the earlier to occur of: (i) the first anniversary of termination or (ii) the options’ normal expiration date.
Termination without cause or for good reason: Options that would have become exercisable on (i) the vesting date immediately following the date of termination become exercisable immediately, and (ii) the options that would have become exercisable on the second vesting date following termination become exercisable on a pro rata basis, with the number of options that vest on termination determined by multiplying the total number of options scheduled to vest on the second vesting date by a ratio, the numerator of which is the number of days in the applicable vesting period that occur prior to the first anniversary of the date of termination and denominator of which is 365. Any remaining unvested options will be canceled immediately. Vested options are exercisable until the earlier to occur of: (i) the first anniversary of termination (other than for Messrs. Berger and Bredahl) or (ii) the options’ normal expiration date.
Termination for cause: All options vested as of the termination date remain exercisable for three months following the termination date or, if earlier, until the options’ normal expiration date; unvested options terminate and are canceled immediately.
Termination for any other reason: Any unvested options are canceled immediately. Vested options are exercisable until the earlier to occur of (i) ninety (90) days following termination, (except with respect to Mr. Berger) (ii) the options’ normal expiration date, or (iii) by mutual agreement.

In addition, in the event we undergo a change in control, each option for which the performance conditions have been satisfied as of immediately prior to the change in control (regardless of whether the service condition has been met) will be canceled in exchange for a payment equal to the excess, if any, of the consideration received by us for a common share in in the transaction over the exercise price of the option, and all other options will be immediately canceled for no consideration.
Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control -Service-Based Restricted Shares
Pursuant to the terms of the NEOs’ Performance-Based Restricted Share Award Agreements, treatment of performance-based restricted shares is as follows:
Termination due to death or disability: Performance-based restricted shares are deemed vested to the extent that the shares would have vested any time prior to the first anniversary following the date of termination, had the NEO continued service through such anniversary, subject to the achievement of the performance goals; any remaining unvested performance-based shares are forfeited and canceled at the time of termination.
Retirement: Performance-based restricted shares are deemed vested to the extent that the performance-based shares would have vested at the normal vesting date had the NEO continued his service until such date, subject to achievement of the performance goals; any remaining unvested performance-based shares are forfeited and canceled at the time of termination.
Termination for cause: All outstanding performance-based restricted shares, whether vested or unvested, are forfeited and canceled at the time of termination.
Termination for any other reason: For NEOs other than Messrs. Berger and Bredahl, all unvested performance-based restricted shares are forfeited and canceled. For Mr. Berger, if the Chairman Agreement is not renewed or extended by December 22, 2017 for any reason, his performance based restricted shares will continue to vest solely on satisfaction of applicable performance goals as if his service has continued through the vesting date. For Mr. Bredahl, upon a termination without cause or by Mr. Bredahl for good reason, his performance shares will remain outstanding through the scheduled vesting dates and will vest pro rata through the termination date and/or be forfeited based solely on satisfaction of the applicable performance goals without regard to his continued service.
In addition, in the event we undergo a change in control, then the performance-based restricted shares shall vest immediately prior to the change in control to the extent of the number of performance-based restricted shares that would vest based on achievement of the performance goals determined based on performance achieved through the end of the fiscal quarter ending immediately prior to the change in control, and any remaining unvested performance-based restricted shares shall be forfeited and canceled effective immediately prior to the change in control.
Compensation of Directors for Fiscal Year 2016
On November 6, 2013, we adopted a Director Compensation Policy, which we subsequently amended and restated on May 5, 2015, which provides that each independent director will receive annual compensation under their Director Services Agreements of $200,000 (or $235,000, in the case of the chairman of the Audit Committee of the Board, Mr. Parkin, and $250,000 in the case of the Chairman of the Compensation Committee, Mr. Fass), payable 50% in cash and 50% in restricted shares of the Company. The cash portion of the retainer is paid in equal, quarterly installments, and is pro-rated for partial years of Board service. Restricted share grants are made on or around the date of the annual meeting of shareholders, with the number of shares being calculated based on the fair market value of a common share of the Company on the date of grant. Restricted share grants are also pro-rated for partial years of Board service, with the grant typically being made on the date which the director begins his or her Board service. All restricted share grants are made under the Omnibus Incentive Plan and the applicable award agreements entered into between the Company and the director, including vesting and forfeiture provisions. Generally, the restricted shares will vest on December 31 of the calendar year in which the grant is made, subject to the director’s continued Board service through such vesting date.

Our directors who are not independent (including those who are our employees) do not receive compensation for serving as members of our Board. Because we only pay compensation to independent directors, Mr. Collins, Mr. Berger, Mr. Spiegel and Mr. Targoff were not compensated for their services as directors and were omitted from the table below. However, all directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as Board and Committee members, including attendance at educational seminars and other expenses directly related to the Company’s business.

Name	Fees earned or paid in cash ($)	Restricted Share Awards (1) (2) ($)	Option Awards ($)		Total ($)
Steven E. Fass	125,000	125,000	None	(3)	250,000
Mary R. Hennessy	100,000	100,000	None	(4)	200,000
Rafe de la Gueronniere	100,000	100,000	None		200,000
Mark Parkin	117,500	117,500	None		235,000
Gary D. Walters	100,000	100,000	None		200,000

(1)	The restricted shares were awarded to the independent directors on May 5, 2016 under our Omnibus Incentive Plan and vested in full on December 31, 2016.
(2)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. The fair value was determined using the methodology and assumptions set forth in Note 16, “Share-Based Compensation,” to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, which are hereby incorporated herein by reference.

(3)
As of December 31, 2016, Mr. Fass held vested and outstanding options to purchase 25,424 shares. Of these options, 15,254 had an exercise price of $10.00, 5,085 had an exercise price of $16.00 and 5,085 had an exercise price of $20.00.

(4)
As of December 31, 2016, Ms. Hennessy held vested and outstanding options to purchase 25,424 shares. Of these options, 15,254 had an exercise price of $10.00, 5,085 had an exercise price of $16.00 and 5,085 had an exercise price of $20.00.

Equity Compensation Plans
The following table presents information concerning the securities authorized for issuance pursuant to our equity compensation plans as of December 31, 2016:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in Column 1) (3)
Equity compensation plans approved by shareholders	9,596,993	$13.64	9,418,538
Equity compensation plans not approved by shareholders	—	n/a	—
Total	9,596,993	$13.64	9,418,538
(1) Represents the number of shares associated with options outstanding as of December 31, 2016.
(2) Represents the weighted average exercise price of options disclosed.
(3) Represents the number of shares remaining available for issuance with respect to future awards under our Omnibus Equity Incentive Plan.

Compensation Risk Assessment

In fiscal year 2016, the Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON SHARES

The following table indicates information as of the date of this Proxy Statement regarding the beneficial ownership of the Company’s common shares by:

•	each person, or group of persons, who is known to beneficially own more than 5% of any class of the Company’s common shares based on information contained in Schedules 13G;

•	each of the Company’s directors;

•	each of the named executive officers; and

•	all of the Company’s directors and executive officers as a group.

The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon exercise of share options or warrants held by that person that are immediately exercisable or exercisable within 60 days. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as issued and outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Information with respect to beneficial ownership has been furnished below for each director, executive officer, or beneficial owner of more than 5% of the Company’s common shares (based solely on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of March 3, 2017). Except as otherwise noted below, the address for each person listed on the table is c/o Third Point Reinsurance Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda.

	Shares Beneficially Owned
Name and Address	Number of Shares	Percentage of Class(1)
5% Shareholders
KIA TP Holdings, L.P.(2)	27,312,368	25.65%
KEP TP Holdings, L.P.(2)	27,312,368	25.65%
Pine Brook LVR, L.P.(3)	10,721,215	10.07%
Daniel S. Loeb(4)	9,681,451	9.09%

Directors and Named Executive Officers
John R. Berger(5)	4,689,038	4.40%
Christopher L. Collins(2)	27,312,368	25.65%
Steven E. Fass(6)	158,339	*
Rafe de la Gueronniere	28,900	*
Mary R. Hennessy(6)	54,324	*
Mark Parkin	33,958	*
Joshua L. Targoff	149,991	*
Gary D. Walters	22,551	*
J. Robert Bredahl(7)	3,289,732	3.09%
Christopher S. Coleman(8)	468,477	*
Manoj K. Gupta(9)	615,509	*
Daniel V. Malloy III(10)	2,159,164	2.03%
All executive officers and directors as a group (16 individuals)(11)	39,325,559	36.93%
*    Represents beneficial ownership of less than 1%.

(1)	Based on an aggregate of 106,487,315 common shares (including restricted shares) issued and outstanding as of March 3, 2017.

(2)
The aggregate number of shares beneficially owned includes 21,167,335 common shares held of record by KIA TP Holdings, L.P. ("KIA TP") and 3,832,665 common shares held of record by KEP TP Holdings, L.P. ("KEP TP"). KIA TP and KEP TP also own warrants to purchase 1,957,867 and 354,501 common shares, respectively. The warrants are currently fully exercisable, and will expire on December 22, 2021. Kelso GP VIII (Cayman) Ltd. ("GP VIII LTD") is the general partner of Kelso GP VIII (Cayman), L.P. ("GP VIII LP", and, together with GP VIII LTD and KIA TP, the "KIA Entities"). GP VIII LP is the general partner of KIA TP. KEP VI (Cayman) GP Ltd. ("KEP VI GP LTD", and, together with KEP TP, the "KEP Entities") is the general partner of KEP TP. The KIA Entities and the KEP Entities, due to their common control, could be deemed to beneficially own each of the other's securities. Each of the KIA Entities and the KEP Entities disclaims such beneficial ownership and this report shall not be deemed an admission of beneficial ownership of such securities for any purpose. Each of the KIA Entities, due to their common control, could be deemed to beneficially own each other's securities. GP VIII LTD disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VIII LP and KIA TP, except to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. GP VIII LP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VIII LTD and KIA TP, except, in the case of KIA TP, to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. KIA TP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VIII LTD and GP VIII LP, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. Each of the KEP Entities, due to their common control, could be deemed to beneficially own each other's securities. KEP VI GP LTD disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by KEP TP, except to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. KEP TP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by KEP VI GP LTD, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. Frank T. Nickell, Thomas R. Wall, IV, George E.

Matelich, Michael B. Goldberg, David I. Wahrhaftig, Frank K. Bynum, Jr., Philip E. Berney, Frank J. Loverro, James J. Connors, II, Church M. Moore, Stanley de J. Osborne, Christopher L. Collins, A. Lynn Alexander, Howard A. Matlin, John K. Kim and Henry Mannix, III (the "Kelso Individuals") may be deemed to share beneficial ownership of securities owned of record or beneficially owned by GP VIII LTD, GP VIII LP, KIA TP, KEP VI GP LTD, and KEP TP, by virtue of their status as directors of GP VIII LTD and KEP VI GP LTD, but disclaim beneficial ownership of such securities, and this report shall not be deemed an admission that any of the Kelso Individuals is the beneficial owner of these securities for any purpose.

(3)
Includes warrants to purchase 1,156,184 common shares held by Pine Brook LVR, L.P. PBRA (Cayman) Company is the general partner of Pine Brook LVR, L.P. and may be deemed to beneficially own the securities owned by Pine Brook LVR, L.P. PBRA (Cayman) Company disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by Pine Brook LVR, L.P., except to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of the reported securities for any purpose. The business address of Pine Brook LVR, L.P. and PBRA (Cayman) Company is c/o Pine Brook Road Partners, LLC, 60 East 42nd Street, 50th Floor, New York, New York. Mr. Spiegel is one of five directors and 11 shareholders of PBRA (Cayman) Company. Mr. Spiegel disclaims beneficial ownership of the common shares beneficially owned by Pine Brook LVR, L.P. and PBRA (Cayman) Company, and this report shall not be deemed an admission of beneficial ownership of any such securities for any purpose.

(4)
Of these shares, the 2010 Loeb Family Trust owns 300,000 shares, Third Point Advisors LLC owns 1,000,000 shares, Third Point Opportunities Master Fund L.P. owns 1,700,000 shares and the 2011 Loeb Family GST Trust owns 5,942,967 shares. Mr. Loeb has sole voting and dispositive power over the shares held by the 2010 Loeb Family Trust, Third Point Advisors LLC, the 2011 Loeb Family GST Trust and Third Point Opportunities Master Fund L.P.  Mr. Loeb disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. Mr. Loeb’s address is c/o Third Point, LLC, 390 Park Avenue, 18th Floor, New York, NY 10022.

(5)
Includes options to purchase 3,720,930 common shares and 137,174 common shares. Also includes 500,000 common shares held by JVC52, LLC which is a Delaware limited liability company. Mrs. Nathalie Berger, Mr. Berger’s wife, controls JVC52, LLC. Mr. Berger disclaims any beneficial ownership of these shares except to the extent of his pecuniary interests therein, if any. Includes 330,934 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 330,934 shares would vest if the maximum performance level is achieved (220,623 would vest at target and 0 at threshold).

(6)	Includes options to purchase 25,424 common shares.

(7)
Includes options to purchase 2,209,302 common shares and 597,239 common shares. Includes 283,191 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. All 283,191 shares would vest if the maximum performance level is achieved (188,793 would vest at target). Also includes 547,500 of our common shares which are pledged as security; 200,000 of these common shares are held by the J. Robert Bredahl Irrevocable Insurance Trust. Mrs. Kimberly J. Bredahl, Mr. Bredahl’s wife, is the trustee of the J. Robert Bredahl Irrevocable Insurance Trust. Mr. Bredahl disclaims any beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any.

(8)
Includes options to purchase 209,304 common shares and 39,870 common shares. Includes 219,303 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 219,303 shares would vest if the maximum performance level is achieved (146,202 would vest at target and 0 at threshold).

(9)
Includes options to purchase 465,118 common shares and 11,152 common shares. Includes 139,239 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 139,239 shares would vest if the maximum performance level is achieved (92,826 would vest at target and 0 at threshold).

(10)
Includes options to purchase 1,627,906 common shares and 191,304 common shares. Includes 339,954 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 339,954 shares would vest if the maximum performance level is achieved (226,637 would vest at target and 0 at threshold).

(11)
Consists of options to purchase 8,283,408 common shares and 28,729,774 common shares (including 1,575,114 restricted shares subject to vesting) that are held by such executive officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Company has adopted a Related Person Transactions Policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, another independent Committee of our Board or the full Board. Any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, is required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. A copy of our Related Person Transactions Policy is available on our website at: www.thirdpointre.com/investors/corporate-governance/governance-documents.
Related Person Transactions

The following is a description of certain relationships and transactions that existed or that we have entered into with our directors, major shareholders and certain other related persons since the beginning of 2015, as well as certain other transactions.
On December 22, 2011, we entered into an investment management agreement with Third Point LLC, Third Point Re, and Third Point Advisors LLC (“TP GP”) (Third Point Re and TP GP, together with any other party admitted in the future as a participant, the “Participants” and each a “Participant”) pursuant to which the parties created a joint venture (as the context requires, the “Joint Venture”) whereby Third Point LLC manages the assets of Third Point Re and TP GP as well as any of our subsidiaries’ assets, if any, in accordance with the terms and subject to the conditions set forth in the investment management agreement, except as described below.
On January 28, 2015, we entered into another investment management agreement with Third Point LLC, Third Point Re USA and TP GP pursuant to which the parties created a separate managed account (as the context requires, the “Joint Venture”) whereby Third Point LLC manages the assets of Third Point Re USA and TP GP under substantially the same terms and conditions as our existing investment management agreement for Third Point Re.
In June, 2016, Third Point Reinsurance Ltd., Third Point Re, TPRUSA and Third Point Re USA entered into amended and restated Joint Venture and Investment Management Agreements (the “Agreements” and each an “Agreement”) with Third Point LLC and TP GP for an additional five-year term, effective on December 22, 2016, the end of the term of the current agreements.
Term
Each Agreement has a term ending on December 22, 2021, subject to automatic renewal for additional successive three-year terms unless a party notifies the other parties in writing on or before the June 22nd prior to the end of a term that it wishes to terminate such Agreement at the end of such term.
Performance Allocation
Under each Agreement, the Joint Venture has established one or more capital accounts to which capital contributions, withdrawals, net profit and net loss will be allocated in respect of each Participant. At the end of each fiscal year, the performance allocation (equal to 20% of the net profit allocable to the capital account of each Participant) will be reallocated to the capital account of TP GP from the capital account of each other Participant, provided that a performance allocation will not be made with respect to such capital account until such capital account has recouped the amount of any unrecouped net capital loss in its loss recovery account (as described below). If a Participant withdraws all or a portion of its capital account other than at the end of a fiscal year, the performance allocation accrued and attributable to the portion withdrawn will be debited against such Participant’s capital account and credited to TP GP’s capital account at the time of withdrawal.
Under each Agreement, Third Point LLC is required to maintain a loss recovery account in respect of each Participant. Thereafter, for any fiscal year, the loss recovery account balance shall be the sum of all prior year net loss amounts allocated to the Participant and not subsequently offset by prior year net profit amounts allocated to such Participant, provided that the loss recovery account balance shall be reduced proportionately to reflect any withdrawals made by such Participant. TP GP may waive or reduce the performance allocation, in its sole discretion. Third Point LLC and TP GP may elect, at the beginning of each fiscal year, to restructure the performance allocation as a performance fee to Third Point LLC with the same terms as the performance allocation. As of December 31, 2016, the loss recovery account was $nil (December 31, 2015 - $5.0 million) for Third Point Re’s investment account and $nil (December 31, 2015 - $1.2 million) for Third Point Re USA’s investment account. These amounts have not been recorded in the Company’s consolidated balance sheets.
Management Fee
Pursuant to initial agreements, up to December 22, 2016, the date the initial agreements expired, Third Point LLC was entitled to receive a monthly payment in advance by each Participant (other than TP GP) that was equal to (i) 0.1667% (2.0% annualized) of the capital account of such Participant (before accounting for any accrual of the performance allocation described in such Agreement) minus (ii) the aggregate amount of Founders payments paid for such month pursuant to the Founders Agreement, in each case pro-rated for intra-month withdrawals or contributions. Effective December 22, 2016, pursuant to each Agreement, Third Point LLC is entitled to receive a monthly payment in advance by each Participant (other than TP GP), equal to 0.125% (1.5% annualized) of the capital account of such Participant (before accounting for any accrual of the performance allocation described in such Agreement).
Most Favored Nation
In the event that Third Point LLC agrees terms with any existing or future investor wherein the asset-based fee or performance based compensation is equal to or more favorable to such investor, Third Point Re and Third Point Re USA, will have the right to receive the benefit of such terms (provided it agrees to be bound by all the terms and conditions associated with such equal or more favorable terms).
Investment Guidelines
Under each Agreement, Third Point LLC is required to adhere to the following investment guidelines:

•
Composition of Investments: At least 60% of the investment portfolio will be held in debt or equity securities (including swaps) of publicly traded companies (or their subsidiaries) and governments of the OECD high income countries, asset-backed securities, cash, cash equivalents and gold and other precious metals. Except with the prior written consent of the Investment and Finance Committee, none of the assets in the investment portfolio will be held in illiquid investments traditionally considered “venture capital” or private equity investments. In addition, no investments in third party managed funds or other investment vehicles will be made without the consent of the Investment and Finance Committee.

•
Concentration of Investments: Other than cash, cash equivalents and United States government obligations, no single investment in the investment portfolio will constitute more than 15% of the portfolio.

•
Liquidity: Assets will be invested in such fashion that Third Point Re and Third Point Re USA have a reasonable expectation that it can meet any of its liabilities as they become due. We review the liquidity of the portfolio on a periodic basis.

•	Net Exposure Limits: The net position (long positions less short positions) may not exceed 1.5 times net asset value for more than 10 trading days in any 30-trading day period.

Upon written request of Third Point LLC, our senior management may, in exigent circumstances, permit a variation from these guidelines.
Termination
We may terminate either Agreement upon the death, long-term disability or retirement of Daniel S. Loeb, or the occurrence of other circumstances in which Mr. Loeb is no longer directing the investment program of Third Point LLC or actively involved in the day-to-day management of Third Point LLC.
We may withdraw as participants under the Agreements prior to the expiration of the Agreements’ term at any time following the occurrence of a “Cause Event”, which is defined as:

•	a material violation of applicable law relating to Third Point LLC’s investment related business;

•	Third Point LLC’s fraud, gross negligence, willful misconduct or reckless disregard of its obligations under the Agreement;

•
a material breach by Third Point LLC of our investment guidelines or any other material breach of the Agreement, which, in either case, if such breach is reasonably capable of being cured, is not cured within a 15-day period;

•	a conviction or, a plea of guilty or nolo contendere to a felony or a crime affecting the investment related business of Third Point LLC by certain senior officers of Third Point LLC;

•	any act of fraud, material misappropriation, material dishonesty, embezzlement, or similar conduct relating to Third Point LLC’s investment related business; or

•
a formal administrative or other legal proceeding before the SEC, the CFTC, the FINRA, or any other U.S. or non-U.S. regulatory or self-regulatory organization against Third Point LLC; or certain key personnel which would likely have a material adverse effect on us.

In addition, we may withdraw as a participant under the investment management agreements prior to the expiration of their term if the net investment performance of Third Point LLC has (a) (i) incurred a loss in two successive calendar years and (ii) underperformed the S&P 500 Index by at least 10 percentage points for such two successive calendar years, taken as a whole, or (b) (i) incurred a cumulative loss of 10% or more during any 24-month period and (ii) underperformed the S&P 500 Index by at least 15 percentage points for such 24-month period. We may not withdraw or terminate the Agreements on the basis of performance other than as provided above.
The following table sets forth management fees and performance fees incurred for the years ended December 31, 2016, 2015 and 2014:

	2016	2015	2014
	($ in thousands)
Management fees - Third Point LLC	$7,110	$6,362	$5,037
Management fees - Founders (1)	35,321	36,053	28,544
Performance fees - Third Point Advisors LLC	17,276	862	19,935
	$59,707	$43,277	$53,516
(1) Up to December 22, 2016, KEP TP Bermuda Ltd., KIA TP Bermuda Ltd., Pine Brook LVR, L.P., P RE Opportunities Ltd. and Dowling Capital Partners I, L.P., collectively the “Founders”, received a share of the management fees in proportion to their initial investments in Third Point Reinsurance Ltd.

Founders Agreement

Each of the Lead Investors, Dowling and PROL (or in each case, one of their affiliates) entered into a founders agreement dated December 22, 2011 with Third Point Re, which was amended and restated on February 26, 2015 to add Third Point Re USA as a party (as amended and restated, the “Founders Agreement”), pursuant to which Kelso, Pine Brook, PROL and Dowling (or its applicable affiliate) are entitled to receive in the aggregate, directly from each of Third Point Re and, Third Point LLC and, following the amendment and restatement of the Founders Agreement, Third Point Re USA, an annual founders payment (payable in cash monthly in advance) equal to 1.7% of the value of such participant’s capital account (the “Founders Payment”). The portion of the Founders Payment payable to each such party is proportionate based on its (or its affiliates’) respective investment in us accruing as of the beginning of each month, (the portion of the Founders Payment received by each such party, as applicable, the “Individual Founders Payment”). The right to receive the Individual Founders Payment is not transferable by any such party (other than to its affiliates). The right to receive the Founders Payment may be forfeited in certain circumstances. The final Founders Payment was made in January 2017.
In the event that Third Point LLC or an affiliate of Third Point LLC is no longer managing the assets of Third Point Re or Third Point Re USA through the Accounts or otherwise, then for so long as Daniel S. Loeb still holds interests in Third Point Re or Third Point Re USA, Daniel S. Loeb shall have the right to participate pro-rata with the parties to the Founders Agreement in proportion to his interests in Third Point Re in any fee arrangement entered into between the parties to the Founders Agreement and any investment manager.
Registration Rights Agreement

On December 22, 2011, certain of our shareholders executed and delivered the registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to grant (A) each Founder (i) at any time after the second anniversary of the closing, the right to demand registration and request that we effect a Qualified IPO (as defined in the Registration Rights Agreement) and (ii) at any time after the earlier of a Qualified IPO and the third anniversary of the execution of the Registration Rights Agreement, the right to request that we effect the registration under the Securities Act of all or a portion of such Founder’s securities and (B) PROL at any time after a Qualified IPO, a one-time right to request that we effect the registration under the Securities Act of all or a portion of PROL’s securities that constitute “Registrable Securities” (as defined in the Registration Rights Agreement), in each of case (A) and (B) subject to limitations on the number and timing of demand registrations and the other restrictions and cutback provisions contained in the Registration Rights Agreement.
In addition, pursuant to the Registration Rights Agreement, we have granted all shareholders of “Registrable Securities” “piggyback” rights to include securities in a registration statement filed by us with the SEC under the Securities Act, subject to the restrictions and cutback provisions and other customary limitations contained in the Registration Rights Agreement.
In connection with the registration of our equity securities under the Securities Act, the investors party to the Registration Rights Agreement agree (in the case of Pine Brook, Kelso and Daniel S. Loeb), if requested by the managing underwriter) not to effect any sale or distribution or to request registration of any securities within 7 days prior and 90 days following (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or for such shorter period as the managing underwriter may agree) the effective date of the registration statement relating to such registration.
Lead Investors, and PROL and Dowling Warrants

On December 22, 2011, we issued the Lead Investors, PROL and Dowling (pro rata according to the proportion that their respective contributions to our initial capitalization represent to the total share of our initial capitalization by the Lead Investors and PROL) warrants representing the right to purchase up to 4,069,768 of our common shares, exercisable at $10.00 per share (the “Warrants”). The number of our common shares that each holder of the Warrants is entitled to receive corresponds to the aggregate amount of equity we raise in certain equity issuance transactions, including our initial public offering in August 2013. After giving effect to our initial public offering, the maximum number of common shares represented by the Warrants became issuable to the Lead Investors, PROL and Dowling.
The Warrants (subject in certain cases to earlier expiration) expire on the tenth anniversary of the issuance of the Warrants. All Warrants are entitled to customary anti-dilution protections (including in respect of dividends).

Trademark License Agreements

On December 22, 2011, Third Point LLC entered into trademark license agreements (each, a “TLA”) with each of Third Point Re and the Company, respectively, pursuant to which Third Point LLC licensed to each of Third Point Re and the Company, on a royalty free non-exclusive basis the name “Third Point”, the trade mark “Third Point” and the “Third Point” logo (collectively, the “Licensed Marks”) to be used in connection with their respective businesses. In addition to customary termination rights for the benefit of Third Point LLC, Third Point LLC has the right to terminate each TLA upon written notice to Third Point Re or the Company, as the case may be, in the event the Investment Management Agreements are terminated. The TLA provides that, for so long as Third Point LLC acts as the investment manager for the Account, Third Point LLC may not license the Licensed Marks to any entity, the principal business of which is reinsurance, without the prior written consent of the licensee.
On February 17, 2016, Third Point Re entered into a Joinder Agreement with Third Point LLC, Third Point Re (USA) Holdings Inc., ("TPRUSH") and Third Point Re USA to extend the rights of the TLA to each of TPRUSH and Third Point Re USA.
Closing Letter Agreement

On December 22, 2011, Third Point LLC, Kelso, Pine Brook, TP GP and the Company entered into a letter agreement (the “Closing Letter Agreement”) setting forth certain covenants of Third Point LLC and the Company and certain indemnification arrangements as further described below.
Pursuant to the Closing Letter Agreement, Third Point LLC agreed not to manage more than a specified percentage of the assets of any offshore reinsurance company (other than Third Point Re), the principal business of which is property and casualty reinsurance, without the prior written consent of each of the Lead Investors (not to be unreasonably withheld), with certain exceptions for investments by any such reinsurance company of its assets in any Managed Account.
In addition, Third Point LLC agreed that it will not raise incremental capital in its existing funds or any newly-created funds or vehicles that pursue the same investment strategy as that of Third Point Re, to the extent that as a result of such incremental capital, the assets of Third Point Re managed by Third Point LLC will be less than a specified percentage of the aggregate assets in Third Point Re and in such previously-described funds or vehicles to be reduced, prior to a Qualified IPO (as defined therein), pro-rata if less than $1 billion of equity capital is raised in the offering.
We have agreed that, from the date of the Closing Letter Agreement and until the Investment Management Agreements are terminated, we shall cause each of our direct and indirect subsidiaries to (i) become a participant for purposes of the Investment Management Agreements or (ii) enter with Third Point LLC into an agreement similar to the Investment Management Agreements pursuant to which Third Point LLC will act as Third Point LLC in respect of a percentage of such subsidiary’s investable assets equal to the percentage of investable assets invested by Third Point Re in the Accounts.
Third Point LLC also agreed that, if at the time of an initial public offering, it was acting as the investment manager for the Accounts, it would cause its hedge funds not to be available for investment during the pendency of such offering.
Indemnification Agreements

We have agreed to indemnify and hold harmless the Founders and each of their respective affiliates, and the respective shareholders, members, managers, directors, officers, partners and employees, and agents of each Founder and/or its affiliates from and against, and shall reimburse each indemnified person for, any and all losses that at any time are imposed on, incurred by, and/or asserted against such indemnified person arising out of, relating to, and/or in connection with, the Agreement Among Members, we and/or our assets, business, and/or affairs; provided that such indemnified Person will not be entitled to indemnification for any losses to the extent it is determined by a final and binding judgment of a court of competent jurisdiction that such losses arise out of such indemnified person’s fraud, gross negligence, willful misconduct or a material breach of the Closing Letter Agreement. Any indemnification pursuant to the Closing

Letter Agreement will be made only out of our assets and none of our members (including the Founders) or any other indemnified person will have any personal liability on account of such indemnification.
We have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our Company’s request.
TP Lux Holdco LP
The Company is a limited partner in TP Lux Holdco LP (the “Cayman HoldCo”), which is an affiliate of the Third Point LLC. The Cayman HoldCo was formed as a limited partnership under the laws of the Cayman Islands and invests and holds debt and equity interests in TP Lux HoldCo S.a.r.l, a Luxembourg private limited liability company (the “LuxCo”) established under the laws of the Grand-Duchy of Luxembourg, which is also an affiliate of the Investment Manager.
LuxCo’s principal objective is to act as a collective investment vehicle to purchase Euro debt and equity investments. The Company invests in the Cayman HoldCo alongside other investment funds managed by the Third Point LLC. As of December 31, 2016, Third Point Re held a 13.8% (December 31, 2015 - 10.8%) interest in the Cayman Holdco. The Company accounts for its investment in the limited partnership under the variable interest model, in which the Company is not the primary beneficiary, at fair value in the consolidated balance sheets. The Company has elected the fair value option for this investment and records changes in fair value in the consolidated statements of income (loss).
As of December 31, 2016, the estimated fair value of the investment in the limited partnership was $37.6 million (December 31, 2015 - $2.4 million). The Company made net contributions of $35.5 million to the Cayman Holdco during the year ended December 31, 2016 due to the purchase of underlying investments. The valuation policy with respect to this investment in a limited partnership is further described in Note 4 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Third Point Re’s maximum exposure to loss as a result of its involvement with this investment is limited to the carry. The Company’s maximum exposure to loss as a result of its involvement with this investment is limited to the carrying value of the investment.

Third Point Loan LLC and Third Point Ventures LLC
Third Point Loan L.L.C. (“Loan LLC”) and Third Point Ventures LLC (“Ventures LLC” and, together with Loan LLC, “Nominees”) serve as nominees of the Company and other affiliated investment management clients of the Third Point LLC for certain investments. The Nominees have appointed the Third Point LLC as its true and lawful agent and attorney. As of December 31, 2016, Loan LLC held $124.1 million (December 31, 2015 - $65.0 million) and Ventures LLC held $22.6 million (December 31, 2015 - $nil) of the Company’s investments, which are included in investments in securities and derivative contracts in the consolidated balance sheets. The Company’s pro rata interest in the underlying investments registered in the name of the Nominees and the related income and expense are reflected in the consolidated balance sheets and the consolidated statements of income (loss).

Third Point Hellenic Recovery Fund
Third Point Re is a limited partner in Third Point Hellenic Recovery US Feeder Fund, L.P. (“Hellenic Fund”), which is an affiliate of the Third Point LLC. The Hellenic Fund was formed as a limited partnership under the laws of the Cayman Islands on April 12, 2013 and invests and holds debt and equity interests.
Third Point Re has committed to invest $10.6 million (December 31, 2015 - $11.4 million) in the Hellenic Fund, of which $nil (December 31, 2015 - $0.7 million) was called and $0.2 million (December 31, 2015 - $0.3 million) was distributed during the year ended December 31, 2016.

As of December 31, 2016, the estimated fair value of Third Point Re’s investment in the Hellenic Fund was $5.5 million (December 31, 2015 - $5.4 million), representing a 2.8% interest (December 31, 2015 - 3.0%). Third Point Re accounts for its investment in the limited partnership under the variable interest model, in which Third Point Re is not the primary beneficiary, at fair value in the consolidated balance sheets. The Company has elected the fair value option for this investment and records the change in the fair value in the consolidated statements of income (loss).
The valuation policy with respect to this investment in a limited partnership is further described in Note 4 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Third Point Re’s maximum exposure to loss as a result of its involvement with this investment is limited to the carrying value of the investment.

TP DR Holdings LLC
The Company holds an equity and debt investment in TP DR Holdings LLC (“TP DR”), which is an affiliate of the Investment Manager. In December 2016, TP DR was formed as a limited liability company under the laws of the Cayman Islands to invest and own 100% equity interest in DCA Holdings Six Ltd. and its wholly owned subsidiary group. TP DR’s principal objective is to own, develop and manage properties in the Dominican Republic.
The Company invests in TP DR alongside other investment funds managed by the Investment Manager and third-party investors.  As of December 31, 2016, Third Point Re held a 7.2% equity (December 31, 2015 - $nil) and 13.7% debt interest (December 31, 2015 - $nil) in TP DR. The Company accounts for its equity investment in TP DR under the variable interest model, in which the Company is not the primary beneficiary, at fair value in the consolidated balance sheets. The Company has elected the fair value option for this investment and records changes in fair value in the consolidated statements of income (loss).
As of December 31, 2016, the estimated fair value of the investment was $9.5 million. The Company contributed securities worth $7.2 million and cash of $1.9 million to TP DR during the year ended December 31, 2016.  The Company has no further commitments or guarantees in respect to TP DR. The valuation policy with respect to this investment in investment funds is further described in Note 4. The Company’s maximum exposure to loss as a result of its involvement with this investment is limited to the carrying value of the investment.

CERTAIN SUBSIDIARIES - DESIGNATED COMPANY DIRECTORS

Under our Bye-law 6.1, the Boards of Directors of any of our subsidiaries that is not a corporation organized under the laws of the United States or any state (or limited liability company organized under the laws of the United States or any state that is taxable as a corporation for United States Federal income tax purposes) or that is not treated as a pass-through vehicle or disregarded entity for United States federal income tax purposes (together, the “Designated Companies”), must consist of persons who have been elected by our shareholders as designated company Directors (“Designated Company Directors”). The Board of Directors must seek authority from the Company’s shareholders for the Company’s corporate representative or proxy to vote in favor of most resolutions proposed by the Designated Company. The Board is required to cause the Company’s corporate representative or proxy to vote the Company’s shares in the Designated Company pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Designated Company.

The persons named below have been nominated to serve as Designated Company Directors of each Designated Company specified below until the next annual general meeting of the shareholders. Unless authority to vote for a nominee is withheld, the enclosed proxy will be voted for the nominee, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that the nominee is unable or declines to serve.

Subsidiary	Designated Company Directors
Third Point Reinsurance Company Ltd.	J. Robert Bredahl Christopher S. Coleman Daniel V. Malloy
Third Point Re Marketing (UK) Limited	John R. Berger Clare Himmer Christopher S. Coleman
Third Point Re (UK) Holdings Ltd.	John R. Berger J. Robert Bredahl
Third Point Reinsurance Investment Management Ltd.	Manoj K. Gupta John R. Berger J. Robert Bredahl
Clare Himmer 46. Ms. Himmer is the Marketing Director of Third Point Re Marketing (UK) Limited and has served in this position since June 2013. Prior to joining Third Point Re Marketing (UK) Limited in June 2013 Ms. Himmer was the Senior Vice President - International Treaty Reinsurance at Allied World Assurance Company, Ltd., from 2003 to 2011. Prior to joining Allied World Assurance Company, Ltd., Ms. Himmer was Senior Underwriter, Casualty and Miscellaneous Business at Hanover Re., Head Officer, Germany: UK & Ireland Non-Marine Treaty Department from 1999 - 2003 and Underwriter, Casualty and Miscellaneous Business at Hanover Re., Head Officer, Germany: UK & Ireland Non-Marine Treaty Department from 1995 -1999. Prior to joining Hannover Re, Ms. Himmer was Assistant Underwriter and Marketing Officer at Munich Re, London, UK.
The biographical information for each of John R. Berger, J. Robert Bredahl, Christopher S. Coleman, Manoj K. Gupta and Daniel V. Malloy is included under the heading "Executive Officers" of this Proxy Statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

TO ELECT TWO CLASS I DIRECTORS TO OUR BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2020 OR UNTIL THEIR RESPECTIVE OFFICE SHALL OTHERWISE BE VACATED PURSUANT TO OUR BYE-LAWS
Mr. Fass and Ms. Hennessy have been nominated for election as Class I directors to serve until the annual general meeting of shareholders to be held in 2020 or until their respective office shall otherwise be vacated pursuant to our Bye-laws. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the two director nominees named above. The Board has proposed and recommended that each nominee be elected to hold office as described above.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

At the Annual General Meeting two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided, however that no shareholder may participate in any general meeting during which that shareholder (or, if any shareholder is an entity, its representative) is physically present in the United States. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Each director will be elected by a plurality of the votes cast in the election of directors at the Annual General Meeting, either in person or represented by properly authorized proxy. This means that the two nominees who receive the largest number of "FOR" votes cast will be elected as directors. For further information, see the answers to the questions "What is the quorum requirement for the Annual General Meeting?" and "What is the voting requirement to approve each of the proposals?".

Nominees

The age, business experience and directorships in other companies of the two nominees for election are set forth herein under the heading "Information Regarding the Nominees for Election to the Board of Directors"

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

ELECTION OF DESIGNATED COMPANY DIRECTORS OF SUBSIDIARIES
TO ELECT CERTAIN INDIVIDUALS AS DESIGNATED COMPANY DIRECTORS OF CERTAIN OF OUR NON-U.S. SUBSIDIARIES, AS REQUIRED BY OUR BYE-LAWS.
The following individuals have been nominated for election as Designated Company Directors (as defined in this Proxy Statement) of the non-U.S. Subsidiaries noted below:
Third Point Reinsurance Company Ltd.
J. Robert Bredahl, Christopher S. Coleman, Daniel V. Malloy
Third Point Re Marketing (UK) Limited
John R. Berger, Clare L. Himmer, Christopher S. Coleman
Third Point Re (UK) Holdings Ltd.
John R. Berger, J. Robert Bredahl
Third Point Reinsurance Investment Management Ltd.
Manoj K. Gupta, John R. Berger, J. Robert Bredahl
Each Designated Company Director will hold office for a one-year term that will expire at the annual general meeting to be held in 2018 or, alternatively, when their respective successors have been duly elected. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the Designated Company Director nominees named above.
If any nominee shall, prior to the annual general meeting, become unavailable for election as a Designated Company Director, the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board.
The presence, in person or by proxy, of the holders of 50% of the total issued voting common shares of the Company is required for a quorum for the election of the Designated Company Directors at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Election of the Designated Company Directors at the Annual General Meeting will be decided by a simple majority of votes cast.
Nominees

The age, business experience and directorships in other companies of the nominees for election as Designated Company Directors are set forth in the Proxy Statement under the heading “Certain Subsidiaries - Designated Company Directors”.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DESIGNATED COMPANY DIRECTORS.

PROPOSAL NO. 3

APPROVAL OF THE MATERIAL TERMS OF THE THIRD POINT REINSURANCE LTD. ANNUAL INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED
At our annual meeting, Shareholders will be asked to approve the material terms under which performance-based compensation may be paid under the Third Point Reinsurance Ltd. Annual Incentive Plan, as amended (the “Annual Incentive Plan”), which material terms include the performance goals, class of eligible participants and the maximum amount that can be paid under awards if the performance goals are achieved. The Annual Incentive Plan was initially approved by our Board and Shareholders prior to our initial public offering. We are seeking stockholder approval of the material terms under which performance-based compensation may be paid under the Annual Incentive Plan in order to qualify compensation payable to our executive officers under the Annual Incentive Plan for the performance-based compensation exemption under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”, and such provision of the Code, “Section 162(m)”). Compensation previously paid under our Annual Incentive Plan was not subject to the deduction limitations under Section 162(m) under transition relief available to newly public companies. That transition relief expires on the date of the 2017 annual meeting.
Section 162(m) places a limit of $1 million per individual on the amount of compensation the Company may deduct in any given year with respect to certain high-level executives of the Company. There is, however, an exception that generally allows the Company to obtain tax deductions without this limitation if the compensation paid qualifies as performance-based compensation. There are a number of requirements that need to be met in order for compensation to qualify as performance-based compensation, including stockholder approval of the material terms under which performance based compensation is to be paid, which material terms include the performance goals, class of eligible participants and the maximum amount that can be paid under awards if the performance goals are achieved. Accordingly, approval of the Annual Incentive Plan by our Shareholders will allow us to make performance-based awards under the plan while preserving a federal income tax deduction under Section 162(m). If our Shareholders do not approve the performance goals under the Annual Incentive Plan, payments made pursuant to the Annual Incentive Plan in the future may not qualify for the performance-based exemption to the limitation of our ability to deduct for tax purposes compensation in excess of $1 million paid to covered executives in a taxable year. Shareholders should be aware that we reserve the right to pay bonuses to these covered executives in appropriate circumstances, whether or not such bonuses would be fully deductible for tax purposes.
The material terms of the Annual Incentive Plan are summarized below. A copy of the full text of the Annual Incentive Plan is attached to this proxy statement as Appendix A. The summary of the Annual Incentive Plan is not intended to be a complete description of the Annual Incentive Plan and is qualified in its entirety by the actual text of the Annual Incentive Plan to which reference is made.
Summary of the Material Terms of the Annual Incentive Plan
The purpose of the Annual Incentive Plan is to enable our Company and its subsidiaries to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to our Company’s performance. The Annual Incentive Plan is designed to meet the requirements of the performance-based compensation exemption from Section 162(m) to the extent that it is applicable to our Company and the plan.
The Annual Incentive Plan is administered by our Compensation Committee.
To the extent Section 162(m) is applicable, if the Committee intends that an award under the plan qualify as performance-based compensation under Section 162(m), our Compensation Committee will establish the performance objective or objectives applicable to any award under the plan within 90 days after the beginning of each performance period under the plan (and no later than the date on which 25% of the performance period has lapsed). If Section 162(m) is applicable to our Company and the plan, unless our Compensation Committee determines that an award will not qualify as performance-based compensation under Section 162(m), the performance goals will be based upon one or more of the following criteria (alone or in combination, whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Committee): (a) gross, net or operating income (before or after taxes); (b) earnings before interest and taxes (c) earnings before taxes, interest, depreciation, and/or amortization (“EBITDA”); (d) EBITDA excluding charges for share compensation, management fees, restructurings, impairments and/or other specified items (“Adjusted EBITDA”); (e) EBITDA excluding capital expenditures; (f) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (g) revenues (including, but not limited to, total revenues, net revenues or revenue growth); (h) net operating profit; (i) growth in basic or diluted book value; (j) financial return measures (including, but not limited to, return on assets, capital, invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue) including or excluding negative returns, and with or without compounding; (k) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (l) productivity ratios (including but not limited to measuring liquidity, profitability or leverage); (m) enterprise value; (n) share price (including, but not limited to, growth measures and total shareholder return, inclusive or exclusive of dividends); (o) expense/cost management targets (including but not limited to improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); (p) margins (including, but not limited to, operating margin, underwriting margins, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins, Adjusted EBITDA margins); (q) operating efficiency; (r) market share or market penetration; (s) customer targets (including, but not limited to, customer growth or customer satisfaction); (t) working capital targets or improvements; (u) profit measures (including but not limited to gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income, underwriting losses incurred in prior periods, changes in IBNR reserves and/or other specified items; (v) economic value added; (w) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); (x) workforce targets (including but not limited to diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); (y) implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; (z) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria, or (aa) for any period of time in which Section 162(m) is not applicable to the Company and the Plan, or in the case of persons whose compensation is not subject to Section 162(m), such other criteria as may be determined by our Compensation Committee.
Payment of awards will be made as soon as practicable after our Compensation Committee certifies that one or more of the applicable performance criteria have been attained. Our Compensation Committee will determine whether any award under the Annual Incentive Plan will be paid in cash, shares or other awards under the Omnibus Incentive Plan, or in a combination of cash, shares, and other awards, and may condition the vesting of such shares or other awards on the performance of additional service.
The maximum award amount payable to any covered participant per fiscal year under the Annual Incentive Plan is $5,000,000. Our Compensation Committee may reduce awards under the Annual Incentive Plan for any reason or increase awards to employees whose compensation is not subject to Section 162(m). Awards to employees whose compensation is subject to Section 162(m) cannot be increased beyond the maximum award.
Unless otherwise determined by our Compensation Committee when the performance criteria are selected or otherwise provided in an agreement with a participant, a participant in the Annual Incentive Plan whose employment terminates will generally forfeit all rights to any unpaid award. However, (i) if a participant’s employment terminates due to death or disability, then unpaid awards will (subject to the achievement of the applicable performance goals) be deemed vested to the extent of the portion of the award that would have been paid had the participant’s employment continued through the first anniversary of the date on which employment terminated, and (ii) if the participant’s employment terminates for any reason prior to payment of the Annual Incentive Plan award, our Compensation Committee may waive the forfeiture feature, but may not waive the requirement to satisfy the performance criteria for participants whose compensation is subject to Section 162(m). However, if Section 162(m) does not apply to the plan, the

Compensation Committee has the discretion to waive both the forfeiture feature and the requirements for satisfaction of the performance criteria.
The Company may cancel or reduce, or require a participant to forfeit and disgorge to the Company or reimburse the Company for, any awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common shares pursuant to an award under the plan, to the extent permitted or required by applicable law, regulation or stock exchange rule in effect on or after the effective date of the plan. Awards will also be subject to the Company’s generally applicable policies as to forfeiture and recoupment as may be adopted by our Board of Directors or the Compensation Committee from time to time, which may (at the discretion of our board of directors or the Compensation Committee) be applied to all outstanding awards at the time of adoption, or on a prospective basis.
Our Board of Directors or the Compensation Committee may at any time amend, suspend, discontinue or terminate the Annual Incentive Plan, provided, however, that such action shall not be effective without the approval of the shareholders of the Company to the extent necessary to continue to qualify the amounts payable to employees as performance-based compensation under Section 162(m).
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE ANNUAL INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

PROPOSAL NO. 4
APPROVAL OF THE MATERIAL TERMS OF THE THIRD POINT REINSURANCE LTD. 2013 OMNIBUS INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE
At our annual general meeting, Shareholders will be asked to approve the material terms under which performance-based compensation may be paid under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan, as amended (the “Omnibus Incentive Plan”), which material terms include the performance goals, class of eligible participants and the maximum amount that can be paid under awards if the performance goals are achieved. The Omnibus Incentive Plan was originally approved by our Board and Shareholders prior to our initial public offering. We are seeking stockholder approval of the material terms under which performance-based compensation may be paid under the Omnibus Incentive Plan in order to qualify performance awards payable to our executive officers under the Omnibus Incentive Plan for the performance-based compensation exception under Section 162(m). Compensation previously granted under our Omnibus Incentive Plan was not subject to the deduction limitations under Section 162(m) under transition relief available to newly public companies. That transition relief expires on the date of the 2017 annual meeting.
As noted with respect to Proposal 3, Section 162(m) places a limit of $1 million per individual on the amount of compensation the Company may deduct in any given year with respect to certain high-level executives of the Company and provides an exception that generally allows the Company to obtain tax deductions without this limitation if the compensation paid qualifies as performance-based compensation. To obtain the deduction available under Section 162(m) for performance-based compensation, our Shareholders must approve the material terms of the Omnibus Incentive Plan at the annual meeting, including the performance goals and the individual award limitations. Shareholders should be aware that we reserve the right to grant awards to covered executives in appropriate circumstances that do not qualify as performance-based compensation under Section 162(m), whether or not such awards would be fully deductible for tax purposes.
The material terms of the Omnibus Incentive Plan are summarized below. A copy of the full text of the Omnibus Incentive Plan is attached to this proxy statement as Appendix B. This summary of the Omnibus Incentive Plan is not intended to be a complete description of the Omnibus Incentive Plan and is qualified in its entirety by the actual text of the Omnibus Incentive Plan to which reference is made.
Summary of the Material Terms of the Omnibus Incentive Plan
Purpose. The purpose of the Omnibus Incentive Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in our long-term growth and financial success.
Administration. Our Compensation Committee has the power and authority to administer the Omnibus Incentive Plan, including the authority to interpret the terms of the Omnibus Incentive Plan, select participants, determine types of awards and terms of awards for participants and to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Omnibus Incentive Plan. The Compensation Committee may also delegate to the Company’s chief executive officer the power and authority to make awards to participants who are not covered employees, as defined in Section 162(m)(3) of the Code, or executive officers. The Committee may also appoint agents to assist in the administration of the Omnibus Incentive Plan.
Awards. Awards under the Omnibus Incentive Plan may be made in the form of performance awards; restricted shares; restricted share units; share options, which may be either incentive share options or non-qualified share options; share appreciation rights; deferred share units; other share-based awards; and dividend equivalents. Awards are generally non-transferable.
Shares Subject to the Plan. Subject to adjustment, as described below, a total of 21,627,906 common shares are available for issuance under the Omnibus Incentive Plan. The number of shares available includes shares available for issuance under our prior equity incentive plan, the Share Incentive Plan, and shares issued in connection with awards granted under the Share Incentive Plan reduce the number of shares available for issuance under our Omnibus Incentive Plan. Shares issued under the Omnibus Incentive Plan may be shares held in treasury or authorized but unissued shares. The maximum number of common shares that may be issued in respect of incentive share options is 21,627,906. At such time as Section 162(m) is applicable to our Company and this plan, (i) a participant may receive a maximum of 2,000,000 share-denominated performance awards under the Omnibus Incentive Plan in any one year, (ii) a participant may receive performance units or other cash based performance awards during any calendar year with a value not to exceed $5,000,000, and (iii) the maximum number of share options, SARs or other awards based solely on the increase in the value of common shares that a participant may receive in one year is 4,000,000.
If an award, or portion of an award, granted under the plan expires, is canceled or terminated, or otherwise is settled without the issuance of any shares, shares covered by that award will be available for the grant of a new award under the plan. However, vested shares that are repurchased after being issued under the plan, shares repurchased to satisfy tax withholding obligations associated with any award and shares tendered to exercise outstanding options and other awards will not be available for future issuance.
Change in Capitalization or Other Corporate Event. Our Board of Directors or the Compensation Committee will adjust the number and kind of shares available for issuance under the plan and the number, class, exercise price, performance goals or other terms of any outstanding award to reflect any extraordinary dividend or distribution, share dividend, bonus issue, share split or share consolidation or any reorganization, recapitalization, business combination, merger, amalgamation, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction or event affecting our common shares.
Terms and Conditions of Performance Awards. A “performance award” is an award of restricted shares, restricted share units, share options, deferred shares, deferred share units, performance units, SARs, other equity-based awards or cash, the grant, exercise, voting or settlement of which is subject (in whole or in part) to the achievement of specified performance goals. Vested performance awards may be settled in cash, shares or a combination of cash and shares, at the discretion of the Compensation Committee. Performance awards will vest based on the achievement of pre-determined performance goals established by the Compensation Committee. Performance goals may be based upon one or more of the following criteria (alone or in combination, whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Committee): (a) gross, net or operating income (before or after taxes); (b) earnings before interest and taxes (c) earnings before taxes, interest, depreciation, and/or amortization (“EBITDA”); (d) EBITDA excluding charges for share compensation, management fees, restructurings, impairments and/or other specified items (“Adjusted EBITDA”); (e) EBITDA excluding capital expenditures; (f) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (g) revenues (including, but not limited to, total revenues, net revenues or revenue growth); (h) net operating profit; (i) growth in basic or diluted book value; (j) financial return measures (including, but not limited to, return on assets, capital, invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue) including or excluding negative returns, and with or without compounding; (k) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (l) productivity ratios (including but not limited to measuring liquidity, profitability or leverage); (m) enterprise value; (n) share price (including, but not limited to, growth measures and total shareholder return, inclusive or exclusive of dividends); (o) expense/cost management targets (including but not limited to improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); (p) margins (including, but not limited to, operating margin, underwriting margins, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins, Adjusted EBITDA margins); (q) operating efficiency; (r) market share or market penetration; (s) customer targets (including, but not limited to, customer growth or customer satisfaction); (t) working capital targets or improvements; (u) profit measures (including but not limited to gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income, underwriting losses incurred in prior periods, changes in IBNR reserves and/or other specified items; (v) economic value added; (w) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); (x) workforce targets (including but not limited to diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); (y) implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; (z) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria, or (aa) and, in the case of persons who are not subject to the limitations imposed by Section 162(m) or during such periods as Section 162(m) is not applicable to the Company or the plan, such other criteria as may be determined by the Compensation Committee.
Terms and Conditions of Restricted Shares and Restricted Share Units. A “restricted share” award is an award of common shares on which certain restrictions are imposed over specified periods that subject the shares to a substantial risk of forfeiture. A “restricted share unit” is a unit, equivalent in value to a common share, credited by means of a bookkeeping entry in our books to a participant’s account, which is settled in shares and/or cash upon vesting. Subject to the provisions of the Omnibus Incentive Plan, our Compensation Committee will determine the terms and conditions of each award of restricted shares or restricted share units, including the restriction period for the award, and the restrictions applicable to the award. Restricted shares and restricted share units granted under the plan will vest based on a minimum period of service and/or the occurrence of events specified by our Compensation Committee.
Terms and Conditions of Options. An “incentive share option” is an option that meets the requirements of Section 422 of the Code, and a “non-qualified share option” is an option that does not meet those requirements. An option granted under the Omnibus Incentive Plan will be exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable more than ten years from the grant date (or five years from the grant date in the case of an award granted to a ten percent shareholder).
The exercise price per share of each option granted under the plan may not be less than 100%, or 110% in the case of an incentive share option granted to a ten percent shareholder, of the fair market value of our common shares on the option grant date. For so long as our common shares are listed on an established stock exchange, the fair market value of the common shares will be the closing sales price (or the closing bid, if no sales were reported) of our common shares on the exchange on which it is listed and as reported in the Wall Street Journal on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be deemed equal to the mean between the high bid and low asked prices for the common shares on the last market trading day prior to the day of determination. If our common shares are not listed on an established stock exchange or national market system, fair market value will be as determined in good faith by our Compensation Committee using a reasonable valuation method in accordance with Section 409A of the Code, including without limitation by reliance on an independent appraisal completed within the preceding 12 months.
The aggregate fair market value of all shares with respect to which incentive share options are first exercisable by an award recipient in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code.
Terms and Conditions of Share Appreciation Rights. A “share appreciation right” (or SAR) is the right to receive a payment from the Company in cash and/or common shares equal to the product of (i) the excess, if any, of the fair market value of one common share on the exercise date over a specified price fixed by the Compensation Committee on the grant date (which price may not be less than the fair market value of a common share on the grant date), multiplied by (ii) a stated number of common shares; provided however, that on the grant date, the Compensation Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise. A share appreciation right under the Omnibus Incentive Plan will be exercisable only to the extent that it is vested on the date of exercise. No share appreciation right may be exercisable more than ten years from the grant date. Share appreciation rights may be granted to participants in tandem with options or on their own. Share appreciation rights that are granted in tandem with options will generally have terms and conditions that are substantially similar to the options with which they are granted.
Terms and Conditions of Deferred Share Units. A “deferred share unit” is a unit credited to a participant’s account in our books that represents the right to receive a common share (or the equivalent cash value of a common share) on settlement of the account. Deferred share units may be granted by the Compensation Committee independent of other awards or compensation, or they may be received at the participant’s election instead of other compensation. Subject to the provisions of the Omnibus Incentive Plan, our Compensation Committee will determine the terms and conditions of each award of deferred share units, including the restriction period for all or a portion of the award, and the restrictions applicable to the award. Vested deferred share unit awards may be settled in cash, shares or a combination of cash and shares, at the discretion of the Compensation Committee.
Other Share-Based Awards. The Compensation Committee may make other equity-based or equity-related awards not otherwise described by the terms of the plan.
Dividend Equivalents. A dividend equivalent is the right to receive payments in cash or in shares, based on dividends paid with respect to shares. Dividend equivalents may be granted to participants in tandem with another award or on their own.
Termination of Employment. Unless otherwise determined by the Compensation Committee at the grant date and provided in a participant’s award agreement, or determined thereafter in a manner more favorable to the participant, if a participant’s employment with the Company terminates, outstanding awards will be treated as follows:
Upon termination for cause, all outstanding options and SARS (whether vested or unvested) and all other awards that are unvested or unexercisable or otherwise unpaid will be immediately forfeited and canceled.
Upon termination due to a participant’s death or disability, (i) all unvested or unexercisable service awards that would have become vested prior to the first anniversary of the participant’s termination of employment if the employee had remained employed through such date, will immediately become vested and exercisable, (ii) the number of performance awards that would have vested and/or become exercisable had the participant’s employment continued until the first anniversary of the participant’s termination of employment will become vested, subject to the achievement of the applicable performance goals, (iii) all options and SARS that are vested will remain outstanding until the one year anniversary of the participant’s termination of employment (or the award’s normal expiration date, if earlier), (iv) all awards other than options and SARS that are vested will be treated in the manner provided in the applicable award agreement, and (v) all awards that are unvested or unexercisable and do not vest upon the participant’s termination of employment will immediately terminate as of the date of the participant’s termination of employment.
Upon termination for any reason other than cause or due to death or disability, (i) all awards that are unvested or unexercisable will immediately be forfeited and canceled, (ii) all options and SARs that are vested will remain outstanding until the three month anniversary of the participant’s termination of employment (or 12 month anniversary, in the case of termination due to retirement), and (iii) all awards other than options or SARs that are vested shall be treated as provided in the applicable award agreement.
Change in Control. Except as otherwise provided in an award agreement, if a change in control of the Company occurs, then generally (i) all options and share appreciation rights become immediately exercisable, (ii) the restriction period on all restricted shares, restricted share units and deferred share units lapses immediately prior to the change in control, and (iii) shares underlying awards of restricted share units and deferred share units will be issued to each participant holding an award. However, the Compensation Committee may instead decide to cancel some or all awards in exchange for a cash payment based on the change in control price. Alternatively, the Compensation Committee may terminate any outstanding options or share appreciation rights if either (y) the Company provides holders of options and share appreciation rights with reasonable advance notice to exercise their outstanding and unexercised awards or (z) the change in control price is equal to or less than the exercise price for such options or share appreciation rights.
In the event of a change in control, the treatment of performance awards that are outstanding will be determined by the individual award agreements governing performance awards.

Change in control is defined under the plan generally as the acquisition by a person or group of all or substantially all of the combined voting power of the Company, the sale of all or substantially all of the assets of the Company, or a change in a majority of the directors that is not approved by the incumbent directors, other than stock acquisitions or asset sales to the Company or its subsidiaries or any of our founders (other than our Chairman).
Forfeiture, Cancellation or “Claw back” of Awards. The Company may cancel or reduce, or require a participant to forfeit and disgorge to the Company or reimburse the Company for, any awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common shares pursuant to an award under the plan, to the extent permitted or required by applicable law, regulation or stock exchange rule in effect on or after the effective date of the plan. Awards will also be subject to the Company’s generally applicable policies as to forfeiture and recoupment as may be adopted by our Board of Directors or the Compensation Committee from time to time, which may (at the discretion of our Board of Directors or the Compensation Committee) be applied to all outstanding awards at the time of adoption, or on a prospective basis.
Amendment or Termination of the Plan. The Plan will terminate on the tenth anniversary of its effective date. Our Board of Directors or the Compensation Committee may at any time terminate or suspend the plan. Subject to regulatory approval, the Compensation Committee may also amend or modify the plan, except that no amendment may be made without shareholder approval if the amendment would (a) materially increase the benefits accruing to participants under the plan, (b) increase the number of shares subject to the plan or the individual award limitations, (c) modify the class of persons eligible to participate in the plan, (d) allow options or share appreciation rights to be granted with an exercise price less than fair market value, (e) extend the term of an award beyond its original expiry date or (f) materially modify the plan in any way that would require shareholder approval under any applicable regulatory requirements or stock exchange rules. In addition, no amendment may adversely affect any outstanding award or result in the imposition of additional taxes or penalties under Section 409A of the Code without participant consent.
Amendment of an Award. The Compensation Committee may amend, modify or terminate an award at any time prior to payment or exercise, in any manner not inconsistent with the terms of the plan, including changing the date or dates of exercisability, nonforfeiture or performance satisfaction, except that no amendment, modification or termination that would adversely affect a participant’s rights under the award may be effected without the participant’s consent. The Compensation Committee may also accelerate the exercisability or vesting or lapse of any restriction period with respect to any outstanding award at any time. However, no outstanding option may be amended or otherwise modified or exchanged in a manner that would have the effect of reducing its original exercise price or otherwise constitute a repricing.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE THIRD POINT REINSURANCE LTD. 2013 OMNIBUS INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

PROPOSAL NO. 5
APPOINTMENT OF INDEPENDENT AUDITOR
TO APPOINT ERNST & YOUNG LTD., AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITOR TO SERVE UNTIL THE ANNUAL GENERAL MEETING TO BE HELD IN 2018, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.
The Board proposes and recommends that the shareholders appoint the firm of Ernst & Young Ltd., an independent registered public accounting firm, as our independent auditor to serve until the Annual General Meeting to be held in 2018. Ernst & Young Ltd. has served as our independent auditor from the inception of Third Point Reinsurance Ltd. in December 2011 to present. A representative of Ernst & Young Ltd. will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting will also be asked to vote to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration.
The presence, in person or by proxy, of the holders of 50% of the total issued voting common shares of the Company is required for a quorum for the appointment of Ernst & Young Ltd. at the annual general meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. The appointment of Ernst & Young Ltd. at the Annual General Meeting will be decided by a simple majority of votes cast.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LTD., AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITOR TO SERVE UNTIL THE ANNUAL GENERAL MEETING TO BE HELD IN 2018, AND AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual General Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual General Meeting materials or Notice of Internet Availability of Proxy Materials to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Third Point Reinsurance Ltd. shareholders will be “householding” the Company’s proxy materials. A single set of Annual General Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual General Meeting materials, please notify your broker or Third Point Reinsurance Ltd. Direct your written request to Corporate Secretary, Third Point Reinsurance Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda and your telephonic request to +1 (441) 542-3300. Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the Annual General Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the Annual General Meeting, or any adjournment thereof, the proxy holders will vote on such matters at their discretion.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

In order to submit shareholder proposals for the 2018 annual general meeting of shareholders for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office at Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda, no later than November 18, 2017.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Secretary, Third Point Reinsurance Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
The Company’s Bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of shareholders. The Bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to the Company’s secretary a written notice of the shareholder’s intention to do so. To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual general meeting, except that if the annual general meeting is set for a date that is not within 30 days before or after such anniversary date, the Company must receive the notice no earlier than 120 days prior to an annual general meeting and no later than 70 days prior to the date of such annual general meeting or the tenth day following the date on which public announcement of the annual general meeting was made. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s Bye-laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 3, 2018 and no later than February 2, 2018. All director nominations and shareholder proposals must comply with the requirements of the Company’s Bye-laws, a copy of which may be obtained at no cost from the Secretary of the Company.

Other than the four proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual General Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual General Meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

APPENDIX A

THE THIRD POINT REINSURANCE LTD.
ANNUAL INCENTIVE PLAN
SECTION 1. PURPOSE
The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.
SECTION 2. DEFINITIONS
Unless the context requires otherwise; the following words as used in the Plan shall have the meanings ascribed to each below.
(a)    “Board” means the Board of Directors of the Company.
(b)    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
(c)    “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as the Board or a duly authorized committee of the Board shall designate from time to time, consisting of two or more members, each of whom is an “independent” director under the listing requirements of any exchange on which the Shares are then listed, and, as to any compensation intended to qualify as performance-based compensation under Section 162(m) of the Code, an “outside director” within the meaning of Section 162(m) of the Code.
(d)    “Company” means Third Point Reinsurance Ltd., a Bermuda exempted company, and any successor thereto.
(e)    “Covered Employee” means any “covered employee” as defined in Section 162(m)(3) of the Code.
(f)    “Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended.
(g)    “Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Exchange Act or any Covered Employee.
(h)    “Omnibus Plan” means the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan, as amended from time to time.
(i)    “Participant” means (i) each Executive Officer of the Company and (ii) each other key employee of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.
(j)    “Performance Goals” means the objectives established by the Committee for a Performance Period pursuant to Section 4(a) hereof for the purpose of determining whether a bonus under the Plan has been earned.

(k)    “Performance Period” means each fiscal year or another period as designated by the Committee with respect to which Performance Goals are established.
(l)    “Plan” means this Third Point Reinsurance Ltd. Annual Incentive Plan, as set forth herein and as may hereafter be amended from time to time.
(m)    “Section 162(m)” means Section 162(m) of the Code, as amended from time to time, and the applicable rules and regulations promulgated thereunder.
(n)    “Section 409A” means Section 409A of the Code, as amended from time to time, and the applicable rules and regulations promulgated thereunder.
(o)    “Shares” means the common shares of the Company, par value US$0.10 per share.
(p)     “Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of shares entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests.
SECTION 3. ADMINISTRATION
The Committee shall administer and interpret the Plan, provided that, in no event shall the Plan be interpreted in a manner which would cause any award intended to be qualified as performance based compensation under Section 162(m) of the Code to fail to so qualify. The Committee shall establish the Performance Goals for any fiscal year or other Performance Period determined by the Committee in accordance with Section 4 hereof and certify whether such Performance Goals have been obtained. The Committee shall have full authority to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine bonus award opportunities, and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.
SECTION 4. BONUSES
(a)    Performance Criteria. The Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus award for each Performance Period and the objective formula or standard for computing the amount of the bonus award payable to the Participant if the Performance Goals(s) are attained, provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, and for those awards intended to qualify as performance-based compensation under Section 162(m), the Committee shall establish the objective or objectives that must be satisfied in order for a Participant to receive an award for a Performance Period no later than 90 days after the commencement of the Performance Period (or such other date as may be required or permitted under Section 162(m)) and, in no event, later than the date on which 25% of the Performance Period has elapsed. Unless the Committee determines at the time of grant not to qualify the award as performance-based compensation under Section 162(m) or Section 162(m) is otherwise not applicable to an award under the Plan, any such Performance Goals for a Performance Period will be based upon one or more of the following criteria (alone or in combination, whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Committee): (a) gross, net or operating income (before or after taxes); (b) earnings before interest and taxes (c) earnings before taxes, interest, depreciation, and/or amortization (“EBITDA”); (d) EBITDA excluding charges for share compensation, management fees, restructurings, impairments and/or other specified items (“Adjusted EBITDA”); (e) EBITDA excluding capital expenditures; (f) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (g) revenues (including, but not limited to, total revenues, net revenues or revenue growth); (h) net operating profit; (i) growth in basic or diluted book value; (j) financial return measures (including, but not limited to, return on assets, capital, invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue) including or excluding negative returns, and with or without compounding; (k) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (l) productivity ratios (including but not limited to measuring liquidity, profitability or leverage); (m) enterprise value; (n) share price (including, but not limited to, growth measures and total shareholder return, inclusive or exclusive of dividends); (o) expense/cost management targets (including but not limited to improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); (p) margins (including, but not limited to, operating margin, underwriting margins, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins, Adjusted EBITDA margins); (q) operating efficiency; (r) market share or market penetration; (s) customer targets (including, but not limited to, customer growth or customer satisfaction); (t) working capital targets or improvements; (u) profit measures (including but not limited to gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income, underwriting losses incurred in prior periods, changes in IBNR reserves and/or other specified items; (v) economic value added; (w) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); (x) workforce targets (including but not limited to diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); (y) implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; (z) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria, or (aa) for any period of time in which Section 162(m) is not applicable to the Company and the Plan, or at any time in the case of (A) persons who are not “covered employees” under Section 162(m) of the Code or (B) awards (whether or not to “covered employees”) not intended to qualify as performance-based compensation under Section 162(m) of the Code, such other criteria as may be determined by the Committee. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative or comparative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more Subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering multiple companies, or (v) other external measures of the selected performance criteria. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.
Unless otherwise determined by the Committee at the time Performance Goals for a Performance Period are established, to the maximum extent possible, performance criteria shall be determined excluding any or all “unusual or infrequently occurring items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, unusual or infrequently occurring items, capital gains and losses, dividends, share repurchase, other unusual, infrequently occurring or non-recurring items, and the cumulative effects of accounting changes. Except in the case of awards intended to qualify as performance-based compensation under Section 162(m), the Committee may also adjust the Performance Goals for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).
(b)    Maximum Amount Payable. Subject to Section 4(c), if, pursuant to Section 4(f) hereof, the Committee certifies in writing that any of the Performance Goals established for the relevant Performance Period under Section 4(a) has been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Performance Period for which the bonus is payable shall be entitled to receive an annual bonus in an amount not to exceed $5,000,000.
(c)    Termination of Employment. Unless otherwise determined by the Committee in its sole discretion at the time the performance criteria are selected for a particular Performance Period in accordance with Section 4(a) or as otherwise provided in a Participant’s employment or similar agreement;

(i)
if a Participant’s employment terminates as a result of death or disability, (y) awards that have not yet been paid as of the date of such termination shall, subject to the achievement of the applicable Performance Goals, be deemed vested to the extent of the portion of the award that would have been paid had the Participant’s employment continued until the first anniversary of the Participant’s termination of employment, and (z) the Participant shall forfeit all rights to any and all awards, or any portion thereof, which (A) have not yet been paid under the Plan and (B) do not become vested pursuant to this Section 4(c)(i); and

(ii)
if a Participant’s employment terminates for any reason other than as a result of death or disability prior to the date on which the award is paid hereunder, such Participants shall forfeit all rights to any and all awards which have not yet been paid under the Plan;

provided, that if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, the Committee, in its discretion, may waive any forfeiture pursuant to Section 4 in whole or in part, but, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, the Committee may not waive satisfaction of Performance Goals with respect to any Covered Employee. For any Participant who is a Covered Employee, to the extent Section 162(m) is applicable to the Company and the Plan, if such Participant’s employment terminates for any reason prior to the last day of the Performance Period for which the bonus is payable and the Committee exercises its discretion under this Section 4(c) to waive forfeiture of all or a portion of such award under the Plan, the maximum bonus payable to such Participant under Section 4(b) above shall be multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is the total number of days in the Performance Period.
(d)    Negative Discretion. Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or conduct or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).
(e)    Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary (including, without limitation, the maximum amounts payable under Section 4(b)), but subject in the case of bonuses paid in shares of the Company’s Shares to the maximum number of shares available for issuance under the Omnibus Plan, (i) the Committee shall have the right, in its discretion, to grant any annual bonus in cash, in shares of the Company’s Shares, other awards under the Omnibus Plan or in any combination thereof, to any Participant (except to the extent Section 162(m) is applicable to the Company and the Plan for a Participant who is a Covered Employee, for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable under Section 4(b)), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any Performance Period, regardless of whether performance objectives are attained.
(f)    Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the portion of the bonus amount which has been earned on the basis of performance in relation to the established Performance Goals.
(g)    Post-IPO Transition Period. For the avoidance of doubt, to the extent that Section 162(m) does not apply to the Plan prior to the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Shares of the Company becomes publicly held pursuant to an initial public offering, the Committee shall have the discretion to establish performance objectives without reference to the criteria set forth in the regulations under Section 162(m), including but not limited to U.S. Treas. Reg. §1.162-27(e), to exercise affirmative discretion with respect to Covered Employers, to waive pro ration of an award upon termination and to take action by a committee that is not composed of “outside directors” as defined in Section 162(m).
SECTION 5. PAYMENT
Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable Performance Goals have been attained (or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus), but in no event later than March 15 of the year immediately following the end of the fiscal year in which the Performance Period ends.
SECTION 6. FORM OF PAYMENT

The Committee shall determine whether any bonus payable under the Plan is payable in cash, in Shares or other awards under the Omnibus Plan, or in any combination thereof. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of Shares or other awards, including conditioning the vesting of such shares or awards on the performance of additional service.
SECTION 7. GENERAL PROVISIONS
(a)    Effectiveness of the Plan. The Plan is effective when it is adopted by the Board and approved by Company shareholders (the “Effective Date”). It is intended that this Plan and the awards shall qualify for the transition rule contained in U.S. Treas. Reg. §1.162-27(f)(1) during the period set forth therein.
(b)    Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state, local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.
(c)    Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.
(d)    Non-alienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, sell, assign, pledge, charge, hedge, hypothecate, anticipate, or otherwise encumber or dispose of the Participant’s interest under the Plan, and any attempt to do so shall be null and void. The Company’s obligations under this Plan are not assignable or transferable except to (i) a Subsidiary or affiliate of the Company, (ii) a corporation or other entity which acquires all or substantially all of the Company’s or a Subsidiary’s assets or (iii) any corporation or company into which the Company or any Subsidiary may be merged, amalgamated or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.
(e)    No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
(f)    No Right of Continued Employment. No person shall have any claim or right to be granted an award, and the grant of an award shall not be construed as giving a Participant the right to be retained in the employ of the Company. The grant of an award hereunder, and any future grant of awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an award nor any future grant of awards by the Company shall be deemed to create any obligation to grant any further awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require award recipients, as a condition of participation, to consent in writing to the collection, transfer from the employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.
(g)    No Limitation on Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any action which is deemed by it to be appropriate or in its best interest (as determined in its sole and absolute discretion), whether or not such action would have an adverse effect on any awards made under the Plan. No Participant (or anyone claiming through a Participant), employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
(h)    Forfeiture, Cancellation or “Clawback” of Awards. The Participant shall forfeit and disgorge to the Company or reimburse the Company for any awards granted or vested and any gains earned or accrued due to the settlement of awards or sale of any Shares issued pursuant to an award under the Plan, to the extent required by applicable law or regulations in effect on or after the Effective Date, including Section 304 of the U.S. Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act, or as required by any stock exchange or quotation system on which the common stock of the Company is listed or quoted. For the avoidance of doubt, the Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder, and as required by any stock exchange or quotation system on which the common stock of the Company is listed or quoted. The implementation of policies and procedures pursuant to this Section 12(e) and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards. Awards granted under this Plan shall also be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or competitive activity) as may be adopted by the Board or the Committee from time to time and communicated to Participants. Any such policies may (in the discretion of the Board or the Committee) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.
(i)    Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, to the extent not otherwise governed by the Code or the laws of the United States, shall be determined solely in accordance with the laws of Bermuda (without reference to the principles of conflicts of law or choice of law that might otherwise refer the construction or interpretation of this Plan to the substantive laws of another jurisdiction).
(j)    Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. That this plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.
(k)    Amendment and Termination. Notwithstanding Section 7(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided; however, that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m) of the Code.
(l)    Unfunded Plan; Plan Not Subject to ERISA. The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the U.S. Employee Retirement Income and Security Act of 1974, as amended.
(m)    409A Compliance. This Plan is intended to provide for payments that are exempt from the provisions of Section 409A of the Code to the maximum extent possible and otherwise to be administered in a manner consistent with the requirements, where applicable, of Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A. In the case of any “nonqualified deferred compensation” (within the meaning of Section 409A) that may be treated as payable in the form of “a series of installment payments,” as defined in Treasury Regulation Section 1.409A-2(b)(2)(iii), a Participant’s or designated beneficiary’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of such Treasury Regulation. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event Section 409A applies to any payment or right under this Plan in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding any provision of this Plan to the contrary, the Board or the Committee may unilaterally amend, modify or terminate the Plan or any right hereunder if the Board or Committee determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law, as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.
Notwithstanding the terms of this Plan to the contrary, if at the time of the Participant’s “separation from service” within the meaning of Section 409A, he or she is a “specified employee” within the meaning of Section 409A, any payment of any “nonqualified deferred compensation” amounts (within the meaning of Section 409A and after taking into account all exclusions applicable to such payments under Section 409A) required to be made to the Participant upon or as a result of the separation from service (as defined in Section 409A) shall be delayed until after the six-month anniversary of the termination from service to the extent necessary to comply with and avoid the imposition of taxes, interest and penalties under Section 409A. Any such payments to which he or she would otherwise be entitled during the first six months following his or her termination from service will be accumulated and paid without interest on the first payroll date after the six-month anniversary of the separation from service (unless another Section 409A-compliant payment date applies) or within thirty days thereafter. These provisions will only apply if and to the extent required to avoid the imposition of taxes, interest and penalties under Section 409A.
(n)    No Attachment. Except as required by law, no right to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.
(o)    Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
(p)    Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

APPENDIX B

THE THIRD POINT REINSURANCE LTD.
2013 OMNIBUS INCENTIVE PLAN
SECTION 1. PURPOSE
The purposes of the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (the “Plan”) are to promote the interests of Third Point Reinsurance Ltd. and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of Third Point Reinsurance Ltd.
SECTION 2. DEFINITIONS
(a)    Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:
“Adjustment Event” has the meaning given in Section 4(d).
“Affiliate” means, (i) for purposes of Incentive Share Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.
“Alternative Award” has the meaning given in Section 13(b).
“Applicable Law” means the requirements related to or implicated by the administration of the Plan under Bermuda law, United States federal and state laws, the Code, applicable securities laws, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any other foreign country or jurisdiction where Awards are granted under the Plan, including, in each case, the applicable rules, regulations and guidance promulgated thereunder.
“Award” means any Performance Award, Restricted Shares, Restricted Share Unit, Option, Share Appreciation Right, Deferred Share Unit, Dividend Equivalent or other Share-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types in a single grant.
“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.
“Board” means the Board of Directors of the Company.
“Cause” with respect to a Participant shall mean (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties; (ii) the Participant’s personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the Participant’s conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment that in no way adversely affects the Company or any Subsidiary or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company or any Subsidiary); (iv) the Participant’s material violation of the Company’s policies or standards or of any statutory or common law duty of loyalty or good faith to the Company; or (v) the material breach by the Participant of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary; provided that with respect to any Participant who is party to an employment agreement with the Company or any Subsidiary that contains a definition of “Cause”, “Cause” shall have the meaning specified in such Participant’s employment agreement.
“Change in Control” shall mean the first to occur of the following:
(i)    the acquisition (whether by purchase, merger, amalgamation, consolidation, or other similar transaction) by any person, entity, or “group” (as defined in Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended) of beneficial ownership of all or substantially all of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Sponsors, or any affiliates of any of the foregoing;
(ii)    (ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer, or other disposition, affiliates of the Company or any Sponsor; or
(iii)    within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director nominated for election to the Board by a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (iii);
in each case, provided that, as to Specified Awards, such event also constitutes a “change in control” within the meaning of Section 409A of the Code.
“Change in Control Price” means the price per Share offered in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, or if more than one price per Share is paid in conjunction with such transaction, the Change in Control Price shall be determined in good faith by the Committee as constituted immediately prior to the Change in Control.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time. To the extent Section 162(m) of the Code is applicable to the Company and the Plan, and for those Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall mean the compensation committee of the Board or such committee as the Board or compensation committee shall designate, consisting of two or more members of the Board, each of whom, is an “outside director,” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.
“Company” means Third Point Reinsurance Ltd., a Bermuda exempted company, and any successor thereto.

“Consultant” means consultants and advisors who are natural persons who provide bona fide services to the Company and its Subsidiaries (other than services in connection with the offer or sale of securities in a capital raising transaction or that promote or maintain a market for the Company’s securities).
“Covered Employee” means any “covered employee” as defined in Section 162(m)(3) of the Code.
“Deferred Annual Amount” shall have the meaning set forth in Section 9(a).
“Deferred Award” shall have the meaning set forth in Section 9(a).
“Deferred Share Unit” means a unit credited to a Participant’s account on the books of the Company under Section 9 that represents the right to receive Shares or cash with a value equal to the Fair Market Value of one Share on settlement of the account.
“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.
“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment or service under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that in the case of any Award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.
“Dividend Equivalent” means the right, granted under Section 11 of the Plan, to receive payments in cash or in Shares, based on dividends paid with respect to Shares.
“Effective Date” means the date, following adoption of this Plan by the Board, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company or by a duly effective written consent of the shareholders in lieu thereof.
“Elective Deferred Share Unit” shall have the meaning set forth in Section 9(a).
“Eligible Director” means a member of the Board who is not an Employee.
“Employee” means any officer or employee of the Company, any Subsidiary or any other Employer (as determined by the Committee in its sole discretion).
“Employer” means the Company and any Subsidiary, and, in the discretion of the Committee, may also mean any business organization designated as an Employer; provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of voting securities of such entity.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act or any Covered Employee.
“Fair Market Value” means,
(i) If the Shares are listed on any established stock exchange or a national market system, the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or, if not so reported, such other source as the Committee deems reliable;
(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination;
(iii) If the Shares are not listed on an established stock exchange or national market system, its Fair Market Value shall be determined in good faith by the Committee pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation by reliance on an independent appraisal completed within the preceding 12 months.
“Freestanding SAR” means a Share Appreciation Right granted independently of any Options.
“Good Reason” shall have the meaning, if any, set forth in a Participant’s Award Agreement. If a Participant’s Award Agreement does not contain a definition of Good Reason, then the terms of the Plan relating to Good Reason shall not be operative with respect to such Participant.
“Incentive Share Option” means an option to purchase Shares granted under Section 7 of the Plan that is designated as an Incentive Share Option that meets the requirements of Section 422 of the Code.
“IPO” means the first day as of which (i) sales of Shares are made to the public in the United States pursuant to an underwritten public offering of the Shares pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended that covers (together with prior effective registrations) (A) not less than 25% of the then issued and outstanding Shares, on a fully diluted basis, or (B) Shares that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System, or an equivalent internationally recognized securities exchange or quotation system, or (ii) the Committee has determined that the Shares otherwise have become publicly traded for this purpose.
“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.
“Non-Statutory Share Option” means an option to purchase Shares granted under Section 7 of the Plan that is not intended to be an Incentive Share Option.
“Non-U.S. Award(s)” has the meaning given in Section 3(f).
“Option” means an Incentive Share Option or a Non-Statutory Share Option.
“Participant” means an Employee, Eligible Director or Consultant who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award of Restricted Shares, Restricted Share Units, Options, Performance Shares, Deferred Shares, Deferred Share Units, Performance Units, SARs, other Equity-Based Awards or other Awards, the grant, exercise, voting or settlement of which is subject (in whole or in part) to the achievement of specified Performance Goals.
“Performance Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.
“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which a Performance Award has been earned or vested.
“Performance Share” means a Performance Award that is a contractual right to receive a Share (or the cash equivalent thereof) granted pursuant to Section 5 of the Plan.
“Performance Unit” means a Performance Award that is a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan.
“Permitted Transferees” has the meaning given it in Section 15(b).
“Plan” has the meaning given it in the preamble to this Agreement.
“Preexisting Plan” means the Third Point Reinsurance Ltd. Share Incentive Plan.
“Preexisting Plan Award” means an award of share options previously granted to a Participant pursuant to the Preexisting Plan.
“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Shares, Restricted Share Units or Deferred Share Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.
“Restricted Shares” means Shares contingently granted to a Participant under Section 6 of the Plan.
“Restricted Share Unit” means a Share denominated unit contingently awarded under Section 6 of the Plan.
“Retirement” means a termination of a Participant’s employment, other than for Cause, on or after the Participant’s attainment of age 65.
“Section 409A of the Code” means Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.
“Service” means, with respect to Employees and Consultants, continued employment with the Company and its Subsidiaries and Affiliates or, with respect to Eligible Directors, service on the Board of Directors.
“Service Award” means an Award that vests solely based on the passage of time or continued Service over a fixed period of time.
“Shares” means the common shares of the Company, par value US$0.10 per share.

“Specified Award” means an Award of non-qualified deferred compensation within the meaning of and that is subject to Section 409A of the Code, and which may include other Awards granted pursuant to the Plan (including, but not limited to, Restricted Share Units and Deferred Awards) that do not otherwise qualify for an exemption from Section 409A of the Code.
“Sponsors” means collectively, Daniel S. Loeb, KEP TP Holdings, L.P., KIA TP Holdings, L.P. and Pine Brook LVR, L.P.
“Share Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of Shares.
“Share-Based Awards” has the meaning given in Section 10(a).
“Subplan” has the meaning given in Section 3(f).
“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of shares entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.
“Ten Percent Holder” has the meaning given in Section 7(b).
“Termination of Service” means with respect to an Eligible Director, the date upon which such Eligible Director ceases to be a member of the Board, with respect to an Employee, the date the Participant ceases to be an Employee and, with respect to a Consultant, the date the Consultant ceases to provide services to the Company or any Employer, in each case as determined by the Committee; provided, that, with respect to any Specified Award, Termination of Service shall mean “separation from service”, as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.
“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.
(b)    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
SECTION 3. POWERS OF THE COMMITTEE
(a)    Eligibility. Participants in the Plan shall consist of such Employees (including any officer of the Company), Consultants and Eligible Directors as the Committee in its sole discretion may select from time to time.
(b)    Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Participants, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of Shares subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of the Awards and the applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.
(c)    Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including but not limited to the Company, shareholders, Employers and each Employee, Director, Consultant, Participant, Designated Beneficiary and such person’s heirs, successors or assigns, and shall be given deference in any proceeding with respect thereto.
(d)    Delegation by the Committee. The Committee may delegate to the chief executive officer of the Company the power and authority to make Awards to Participants who are not Executive Officers or Covered Employees, pursuant to such conditions and limitations as the Committee may establish. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.
(e)    Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying Shares) or covenants in favor of the Company and/or one or more Affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the Termination of Service and after the Shares subject to the Award have been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.
(f)    Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.
SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS
(a)    Number. Subject in all cases to the provisions of this Section 4, the maximum number of Shares that are available for Awards (including Preexisting Plan Awards) shall be 21,627,906 Shares. Notwithstanding the provisions of Section 4(b), the maximum number of Shares that may be issued in respect of Incentive Share Options shall not exceed 21,627,906 shares. Shares may be made available from Shares held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.
(b)    Canceled, Terminated, or Forfeited Awards, etc. Any Shares subject to an Award (or Preexisting Plan Award) which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Shares shall again be available for grant under the Plan; provided, however, that (i) vested Shares that are repurchased after being issued from the Plan (or Preexisting Plan), (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award (or Preexisting Plan Award) that are repurchased, equal to the amount necessary to cover applicable taxes and (iii) Shares that are tendered to exercise outstanding Options or other Awards (or Preexisting Plan Awards) or to cover applicable taxes shall not be available for future issuance under the Plan. If a Share Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered in such exercise in accordance with Section 8(b), the number of shares subject to the tandem Option and Share Appreciation Right shall only be taken into account once (and not as to both Awards). Shares subject to Awards that are assumed, converted or substituted pursuant to an Adjustment Event will not further reduce the maximum limitation set forth in Section 4(a).
(c)    Individual Award Limitations. Subject to Sections 4(b) and 4(d), the following individual Award limits shall apply to the extent Section 162(m) of the Code is applicable to the Company and the Plan, and for those Awards intended to qualify as performance-based compensation under Section 162(m) of the Code:
(i) No Participant may receive the right to more than 2,000,000 share-denominated Performance Awards under the Plan in any one calendar year.
(ii) No Participant may receive the right to Performance Units or other cash based Performance Award under the Plan in any one calendar year with a value of more than $5,000,000 (or the equivalent of such amount denominated in the Participant’s local currency).
(iii) No Participant may receive Options, Share Appreciation Rights or any other Award based solely on the increase in value of Shares on more than 4,000,000 Shares under the Plan in any one calendar year.

(d)    Adjustment in Capitalization. The number and kind of Shares available for issuance under the Plan and the number, class, exercise price, Performance Goals or other terms of any outstanding Award shall be adjusted by the Committee to reflect any extraordinary dividend or distribution, share dividend, bonus issue, share split or share consolidation or any reorganization, recapitalization, business combination, merger, amalgamation, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction or event affecting the Shares (any such transaction or event, an “Adjustment Event”) in such manner as it determines in its sole discretion.
(e)    Prohibition Against Repricing. From and after an IPO, except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Share Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Share Appreciation Rights previously granted.
SECTION 5. PERFORMANCE AWARDS
(a)    Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Awards, the number and type of Performance Awards and the number of Shares and/or value of Performance Units or other cash-based Performance Award each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Awards. Any adjustments to such Performance Goals shall be approved by the Committee. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Performance Awards shall be evidenced by an Award Agreement that shall specify the kind of Award, the number of Shares and/or value of Awards awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No Shares will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares, Performance Units or other Performance Awards.
(b)    Earned Performance Awards. Performance Awards shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either before, at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Awards on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Award.
(c)    Performance Goals. The Committee shall in its discretion establish the Performance Goals that must be satisfied in order for a Participant to receive a Performance Award for a Performance Period or for a Performance Award to be earned or vested. At the discretion of the Committee, the Performance Goals for a Performance Period may be based upon one or more of the following criteria (alone or in combination, whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Committee): (a) gross, net or operating income (before or after taxes); (b) earnings before interest and taxes (c) earnings before taxes, interest, depreciation, and/or amortization (“EBITDA”); (d) EBITDA excluding charges for share compensation, management fees, restructurings, impairments and/or other specified items (“Adjusted EBITDA”); (e) EBITDA excluding capital expenditures; (f) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (g) revenues (including, but not limited to, total revenues, net revenues or revenue growth); (h) net operating profit; (i) growth in basic or diluted book value; (j) financial return measures (including, but not limited to, return on assets, capital, invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue) including or excluding negative returns, and with or without compounding; (k) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (l) productivity ratios (including but not limited to measuring liquidity, profitability or leverage); (m) enterprise value; (n) share price (including, but not limited to, growth measures and total shareholder return, inclusive or exclusive of dividends); (o) expense/cost management targets (including but not limited to improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); (p) margins (including, but not limited to, operating margin, underwriting margins, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins, Adjusted EBITDA margins); (q) operating efficiency; (r) market share or market penetration; (s) customer targets (including, but not limited to, customer growth or customer satisfaction); (t) working capital targets or improvements; (u) profit measures (including but not limited to gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income, underwriting losses incurred in prior periods, changes in IBNR reserves and/or other specified items; (v) economic value added; (w) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); (x) workforce targets (including but not limited to diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); (y) implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; (z) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria, or (aa) for any period of time in which Section 162(m) is not applicable to the Company and the Plan, or at any time in the case of (A) persons who are not “covered employees” under Section 162(m) of the Code or (B) Awards (whether or not to “covered employees”) not intended to qualify as performance-based compensation under Section 162(m) of the Code, such other criteria as may be determined by the Committee. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative or comparative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more Subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering multiple companies, or (v) other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. The Committee may provide for a threshold level of performance below which no Shares or compensation will be granted or paid in respect of Performance Awards, and a maximum level of performance above which no additional Shares or compensation will be granted or paid in respect of Performance Awards, and it may provide for differing amounts of Shares or compensation to be granted or paid in respect of Performance Awards for different levels of performance. Unless otherwise determined by the Committee at the time Performance Goals for a Performance Cycle are established, to the maximum extent possible, performance criteria shall be determined excluding any or all “unusual or infrequently occurring items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, unusual or infrequently occurring items, capital gains and losses, dividends, Share repurchase, other unusual, infrequently occurring or non-recurring items, and the cumulative effects of accounting changes. Except in the case of Awards to “covered employees” intended to be performance-based compensation under Section 162(m) of the Code, the Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Except in the case of Awards to Executive Officers intended to be “other performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).
(d)    Special Rule for Performance Goals. If, at the time of grant, the Committee intends a Performance Award to qualify as performance based compensation within the meaning of Section 162(m) of the Code, the Committee must establish Performance Goals for the applicable Performance Cycle no later than the 90th day after the Performance Cycle begins (or by such other date as may be required under Section 162(m) of the Code) and in no event later than the date on which 25% of the performance period has lapsed.
(e)    Negative Discretion. Notwithstanding anything in this Section 5 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(h) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized.
(f)    Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (including, without limitation, the maximum amounts payable under Section 4(c)), but subject to the maximum number of shares available for issuance under Section 4(a) of the Plan, (i) the Committee shall have the right, in its discretion, to grant an Award in cash, in Shares or other Awards or in any combination thereof, to any Participant (except for a Participant who is a Covered Employee, to the extent Section 162(m) of the Code is applicable to the Company and the Plan for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum Award payable), in a greater amount than would apply under the applicable Performance Codes, based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount or Award payment in any Performance Cycle, regardless of whether performance objectives are attained. Notwithstanding any provision of the Plan to the contrary, in no event shall the Committee have, or exercise, discretion with respect to a Performance Award intended to qualify as performance-based compensation under Section 162(m) of the Code if such discretion or the exercise thereof would cause such qualification not to be available.
(g)    Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals.

(h)    Payment of Awards. Except as provided otherwise in an Award Agreement, payment or delivery of Shares with respect to earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under paragraph 5(g) above (and in any event within 2½ months after the end of the Performance Cycle), provided that payment or delivery of Shares with respect to earned Performance Awards shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied. The Committee shall determine whether earned Performance Awards are distributed in the form of cash, Shares or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of the Shares on the date of the Committee’s certification under paragraph 5(g) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of Shares, including conditioning the vesting of such shares on the performance of additional service.
(i)    Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards after the commencement of a Performance Cycle.
SECTION 6. RESTRICTED SHARES AND RESTRICTED SHARE UNITS
(a)    Grant. Restricted Shares and Restricted Share Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Shares or Restricted Share Units under the Plan will be the date on which such Restricted Shares or Restricted Share Units are awarded by the Committee, or on such other date as the Committee shall determine. Restricted Shares and Restricted Share Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions, including rights to dividends or Dividend Equivalents, not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Shares shall be evidenced by issuance of certificates representing the shares registered in the name of the Participant or a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No Shares will be issued at the time an Award of Restricted Share Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.
(b)    Vesting. Restricted Shares and Restricted Share Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with the Company on such date, the Restriction Period shall lapse in accordance with the schedule provided in the Participant’s Award Agreement. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Shares and Restricted Share Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c) or other performance goal; provided that any Award of Restricted Shares or Restricted Share Units made to any Executive Officer that is intended to qualify as “other performance based compensation” under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Performance Awards under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee.

(c)    Settlement of Restricted Shares and Restricted Share Units. At the expiration of the Restriction Period for any Restricted Share Awards, the Company shall remove the restrictions applicable to share certificates or the entry in the Company’s register of members evidencing the Restricted Share Awards, and shall, upon request, deliver the share certificates evidencing such Restricted Share Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Share Units, for each such Restricted Share Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one Share as of such payment date, (ii) one Share or (iii) any combination of cash and Shares.
(d)    Restrictions on Transfer. Except as provided herein or in an Award Agreement, Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged, charged, hedged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge, charge, hedge or encumber Restricted Shares and Restricted Share Units without complying with the provisions of the Plan shall be void and of no effect.
SECTION 7. SHARE OPTIONS
(a)    Grant. The Committee may, in its discretion, grant Options to purchase Shares to such eligible persons as may be selected by the Committee. Each Option, or portion thereof, that is not an Incentive Share Option shall be a Non-Statutory Share Option. An Incentive Share Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Share Option shall be granted within ten years of the date this Plan is adopted by the Board. The aggregate Fair Market Value of the Shares with respect to which Incentive Share Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such higher limit as may be permitted under Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Options designated as Incentive Share Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000 or such higher limit established by the Code, such Options shall constitute Non-Statutory Share Options. Each Option shall be evidenced by an Award Agreement that shall specify the number of Shares subject to such Option, the exercise price associated with the Option, the time and conditions of exercise of the Option and all other terms and conditions of the Option.
(b)    Number of Shares and Purchase Price. The number of Shares subject to an Option and the purchase price per Share purchasable upon exercise of the Option shall be determined by the Committee; provided, however, that the purchase price per Share purchasable upon exercise of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided further, that if an Incentive Share Option shall be granted to any person who, at the time such Option is granted, owns capital shares possessing more than ten percent of the total combined voting power of all classes of capital shares of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per Share shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Share Option.
(c)    Exercise Period and Exercisability. The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no Option shall be exercised later than ten years after its date of grant; and provided further, that if an Incentive Share Option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant. The

Committee shall determine whether a Share Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. The Committee may require that an exercisable Option, or portion thereof, be exercised only with respect to whole Shares.
(d)    Method of Exercise. An Option may be exercised (i) by giving written notice to the Company specifying the number of Shares to be purchased and by accompanying such notice with a payment therefor in full (or by arranging for such payment to the Company’s satisfaction) and (ii) by executing such documents as the Company may reasonably request. If the Company’s Shares are not listed on an established stock exchange or national market system at the time an Option is exercised, then the optionholder shall pay the exercise price of such Option in cash. If the Company’s Shares are listed on an established stock exchange or national market system at the time an option is exercised, then the optionholder may pay the exercise price of such Option either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to repurchase whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, and withhold the proceeds thereof, provided that the Committee determines that such repurchase of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B), (C) and (D), in each case to the extent set forth in the Award Agreement relating to the Option. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) through (E). Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Shares shall be delivered until the full purchase price therefor and any withholding taxes (as determined, pursuant to Section 15(a)), have been paid (or arrangement made for such payment to the Company’s satisfaction).
SECTION 8. SHARE APPRECIATION RIGHTS
(a)    Grant. Share Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Share Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option (“Freestanding SARs”). The grant date of any Share Appreciation Right under the Plan will be the date on which the Share Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. No Share Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Share Appreciation Rights shall be evidenced by an Award Agreement, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Share Appreciation Right relates or pursuant to a separate Award Agreement with respect to Freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.
(b)    Exercise Period and Exercisability. The period during which a Share Appreciation Right may be exercised shall be determined by the Committee; provided, however, that no Share Appreciation Right shall be exercised later than ten years after its date of grant. The Committee shall determine whether a Share Appreciation Right shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. Share Appreciation Rights granted in tandem with an

Option shall become exercisable on the same date or dates as the Options with which such Share Appreciation Rights are associated become exercisable. Share Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable.
(c)    Settlement. Subject to Section 13, upon exercise of a Share Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or Shares having a Fair Market Value equal to such cash amount, or a combination of Shares and cash having an aggregate value equal to such amount, determined by multiplying:
(i) any increase in the Fair Market Value of one Share on the exercise date over the price fixed by the Committee on the grant date of such Share Appreciation Right, which may not be less than the Fair Market Value of a Share on the grant date of such Share Appreciation Right, by
(ii) the number of Shares with respect to which the Share Appreciation Right is exercised;
provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Share Appreciation Right.
SECTION 9. DEFERRED SHARE UNITS
(a)    Grant. Freestanding Deferred Share Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Share Unit under the Plan will be the date on which such freestanding Deferred Share Unit is awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his or her annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and any other Award (“Deferred Award”) and receive in lieu thereof an Award of elective Deferred Share Units (“Elective Deferred Share Units”) equal to, in the case of a Deferred Annual Amount, the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one Share on the date of payment of such compensation and/or annual bonus or, in the case of a Deferred Award under the Plan, the number of Shares subject to the Deferred Award. Each Award of Deferred Share Units shall be evidenced by an Award Agreement that shall specify (x) the number of Shares to which the Deferred Share Units pertain, (y) the time and form of payment of the Deferred Share Units and (z) such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters and such provisions as may be required pursuant to Section 409A of the Code. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Share Units is granted. Deferred Share Units may become payable on a Change in Control, Termination of Service or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.
(b)    Rights as a Shareholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an

Award of Deferred Share Units. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Share Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one Share on such date, and such additional Deferred Share Unit shall be subject to the same terms and conditions as are applicable in respect of the Deferred Share Unit with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in Shares or other securities, such shares and other securities shall be subject to the same vesting, performance and other restrictions as apply to the Deferred Share Unit with respect to which they were paid. A Participant shall not have any rights as a shareholder in respect of Deferred Share Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s shareholders) until such time as the Shares attributable to such Deferred Share Units have been issued to such Participant or his beneficiary.
(c)    Vesting. Unless the Committee provides otherwise at or after the grant date, the portion of each Award of Deferred Share Units that consists of freestanding Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, will be subject to a Restriction Period. Except as otherwise determined by the Committee at the time of grant, and subject to the Participant’s continued Service with his or her Employer on such date, the Restriction Period with respect to Deferred Share Units shall lapse as provided in the Participant’s Award Agreement. In its discretion, the Committee may establish performance-based vesting conditions with respect to Awards of Deferred Share Units (in lieu of, or in addition to, time-based vesting) based on one more of the Performance Goals listed in Section 5(c) or other performance goal; provided that any Award of Deferred Share Units made to any Covered Employee that is intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee. The portion of each Award of Deferred Share Units that consists of Elective Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, need not be subject to any Restriction Period and may be non‑forfeitable.
(d)    Further Deferral Elections. A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Share Units or other Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months before the prior settlement date of such Deferred Share Units (or any such installment thereof) whether pursuant to this Section 9 or Section 13 and must defer settlement for at least five years. A further deferral opportunity is not required to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.
(e)    Settlement. Subject to this Section 9 and Section 13, upon the date specified in the Award Agreement evidencing the Deferred Share Units for each such Deferred Share Unit the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one Share as of such payment date, (ii) one Share or (iii) any combination of cash and Shares.
SECTION 10. OTHER SHARE-BASED AWARDS
(a)    Generally. The Committee is authorized to make Awards of other types of equity-based or equity-related awards (“Share-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Committee shall determine. All Share -Based Awards shall be evidenced by an Award Agreement. Such Share -Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Share -Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. The terms of any other Share -Based Award need not be uniform in application to all (or any class of) Participants, and each other Share -Based award granted to any Participant (whether or not at the same time) may have different terms.
SECTION 11. DIVIDEND EQUIVALENTS
(a)    Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents may be paid in cash or in Shares or any compensation thereof as determined by the Committee in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.
SECTION 12. TERMINATION OF EMPLOYMENT OR
SERVICE AND FORFEITURE
(a)    Termination for Cause. Unless otherwise determined by the Committee at the grant date and set forth in the Award Agreement covering the Award (or otherwise in writing), or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service terminates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause) shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service.
(b)    Termination Due to Death or Disability. Unless otherwise determined by the Committee at the grant date and set forth in the Award Agreement covering the Award (or otherwise in writing), or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service terminates due to the death or Disability of the Participant:
(i)    All Service Awards that are unvested or unexercisable that would have become vested at any time prior to the first anniversary of the Participant’s Termination of Service, had the Participant continued to be employed by the Company through such date, shall immediately become vested and exercisable as of the date of termination;
(ii)    Performance Awards that are unvested or unexercisable shall, subject to the achievement of the applicable Performance Goals, be deemed vested and/or exercisable to the extent of the number of

Performance Awards that would have vested and/or become exercisable had the Participant’s Service continued until the first anniversary of the Participant’s Termination of Service;
(iii)    All Options and SARs that are vested shall remain outstanding until (y) the one year anniversary of the Participant’s termination of employment or (z) the Award’s normal expiration date, whichever is earlier, after which date any unexercised Options and SARs shall immediately terminate;
(iv)    All Awards other than Options and SARs that are vested shall be treated as set forth in the applicable Award Agreement (or in any more favorable manner determined by the Committee); and
(v)    All Awards that are unvested or unexercisable (and do not become vested pursuant to Section 12(b)(ii or (ii))) shall immediately terminate as of the date of the Participant’s Termination of Service.
(c)    Termination for Any Other Reason. Unless otherwise determined by the Committee at the grant date and set forth in the Award Agreement covering the Award (or otherwise in writing), or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service terminates for any reason other than Cause or due to the death or Disability of the Participant:
(i)    All Awards that are unvested or unexercisable shall be immediately be forfeited and canceled, effective as of the date of the Participant’s Termination of Service;
(ii)    All Options and SARs that are vested shall remain outstanding until (x) in the case of Retirement, the one year anniversary of the date of the Participant’s Termination of Service, (y) the three-month anniversary of the effective date of the Participant’s Termination of Service for any reason other than Retirement or (z) the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate; and
(iii)    All Awards other than Options and SARs that are vested shall be treated as set forth in the applicable Award Agreement (or in any more favorable manner determined by the Committee).
(d)    Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 12, Section 13 shall determine the treatment of Awards upon a Change in Control.
(e)    Forfeiture, Cancellation and “Clawback” of Awards. The Participant shall forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARs or the sale of any Shares or the settlement of any Award to the extent required by Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the U.S. Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. For the avoidance of doubt, the Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section 12(e) and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards. Awards granted under this Plan (and gains earned or accrued in connection with Awards) shall also be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.

SECTION 13. CHANGE IN CONTROL
(a)    Accelerated Vesting and Payment.
(i)    In General. Except as otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, (i) all Options and Share Appreciation Rights shall become immediately exercisable, (ii) the Restriction Period on all Restricted Shares, Restricted Share Units and Deferred Share Units shall lapse immediately prior to such Change in Control and (iii) Shares underlying Awards of Restricted Share Units and Deferred Share Units shall be issued to each Participant then holding such Award immediately prior to such Change in Control; provided, that, at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Share Appreciation Right, Restricted Share Unit and/or Deferred Share Unit may be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Share Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price multiplied by (B) the aggregate number of Shares covered by such Award. Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Share Appreciation Rights if either (x) the Company provides holders of such Options and Share Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Share Appreciation Rights or (y) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options or Share Appreciation Rights.
(ii)    Performance Awards. Performance Awards that are outstanding in the event of a Change in Control shall be treated as provided in the individual Award Agreement governing such Performance Awards.
(b)    Timing of Payments. Payment of any amounts calculated in accordance with Section (i) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in common shares of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one common share of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.
(c)    Termination Without Cause Prior to a Change in Control. Unless otherwise determined by the Committee at or after the time of grant, any Participant whose employment or service is terminated without Cause within three (3) months prior to the occurrence of a Change in Control shall be treated, solely for the purposes of this Plan (including, without limitation, this Section 13) as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.
(d)    Waiver of Benefits. Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, to the extent that any of the payments and benefits provided for under this Plan, any Award Agreement, or any other agreement or arrangement between the Company or any Subsidiary and a Participant (collectively, the “Payments”) would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, such Participant shall be entitled to waive any or all of such Payments to the extent necessary to avoid the application of the excise tax under Section 4999 of the Code.

SECTION 14. EFFECTIVE DATE, AMENDMENT, MODIFICATION,
AND TERMINATION OF THE PLAN
The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 14, until the tenth anniversary of the Effective Date. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time, subject to obtaining any regulatory approval, including that of a stock exchange on which the Shares are then listed, if applicable, may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), increase the number of Shares subject to the Plan or the individual Award limitations specified in Section 4(c), (iii)  modify the class of persons eligible for participation in the Plan, (iv) allow Options or Share Appreciation Rights to be issued with an exercise price or reference price below Fair Market Value on the date of grant (v) extend the term of any Award granted under the Plan beyond its original expiry date or (vi) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of any exchange on which the Shares are then listed. Notwithstanding any provisions of the Plan to the contrary, neither the Board nor the Committee may, without the consent of the affected Participant, amend, modify or terminate the Plan in any manner that would adversely affect any Award theretofore granted under the Plan or result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.
SECTION 15. GENERAL PROVISIONS
(a)    Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Shares, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Shares or, in lieu thereof, the Employer shall have the right to retain and repurchase from the Participant (or the Participant may be offered the opportunity to elect to tender for repurchase by the Company) the number of Shares whose Fair Market Value equals such amount required to be withheld and withhold the proceeds of such sale; and provided, further, that with respect to any Specified Award, in no event shall Shares or other amounts receivable under a Specified Award be repurchased pursuant to this Section 15(a) (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such Shares or other amounts receivable under a Specified Award (other than upon or immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all withholding taxes and other tax consequences of any Award granted under this Plan.
(b)    Nontransferability of Awards. Except as provided herein or in an Award Agreement, no Award may be sold, assigned, transferred, pledged, charged or otherwise encumbered except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). A Participant may not enter into any transaction which hedges or otherwise transfers the risk of price movements with regard to the Shares subject to any unvested or unearned Award. No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge, charge, hedge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.
(c)    No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees, in cash or property, in a manner which is not expressly authorized under the Plan.
(d)    No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.
(e)    No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder thereof.
(f)    Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Bermuda (without reference to the principles of conflicts of law or choice of law that might otherwise refer the construction or interpretation of this Plan to the substantive laws of another jurisdiction).

(g)    Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. That this plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.
(h)    Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.
(i)    Deferrals. Subject to the requirements of Section 409A of the Code, the Committee may postpone the exercising of Awards, the issuance or delivery of Shares under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. Subject to the requirements of Section 409A of the Code, a Participant may electively defer receipt of the Shares or cash otherwise payable in respect of any Award (including, without limitation, any Shares issuable upon the exercise of an Option other than an Incentive Share Option) upon such terms and conditions as the Committee may establish from time to time.
(j)    Limitation on Liability; Indemnification. No member of the Board or Committee, and none of the chief executive officer or any other delegate or agent of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and each person who is or shall have been a member of the Board or Committee, the chief executive officer and each delegate or agent of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan to the full extent permitted by law, except as otherwise provided in the Company’s Memorandum of Association and Bye-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Memorandum of Association or Bye-laws, by contract, as a matter of law, or otherwise.
(k)    Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, change the date or dates as of which (A) an Option or Share Appreciation Right becomes exercisable, (B) a Performance Share or Performance Unit is deemed earned, or (C) Restricted Share, Restricted Share Units, Deferred Share Units and other Share -Based Awards becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award at any time. Notwithstanding any provisions of the Plan to the contrary, the Committee may not, without the consent of the affected Participant, amend, modify or terminate an outstanding Award or exercise any discretion in any manner that would result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.
(l)    409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A of the Code. In the case of any Specified Award that may be treated as payable in the form of “a series of installment payments,” as defined in U.S. Treasury Regulation Section 1.409A-2(b)(2)(iii), a Participant’s or Designated Beneficiary’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of such Treasury Regulation. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event Section 409A of the Code applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Board or the Committee may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of Award or the exercise price of any Option or SAR, if the Board or Committee determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law, as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A of the Code.
(m)    Certain Provisions Applicable to Specified Employees. Notwithstanding the terms of this Plan or any Award Agreement to the contrary, if at the time of Participant’s Termination of Service he or she is a “specified employee” within the meaning of Section 409A of the Code, any payment of any “nonqualified deferred compensation” amounts (within the meaning of Section 409A of the Code and after taking into account all exclusions applicable to such payments under Section 409A of the Code) required to be made to the Participant upon or as a result of the Termination of Service (as defined in Section 409A) shall be delayed until after the six-month anniversary of the Termination of Service to the extent necessary to comply with and avoid the imposition of taxes, interest and penalties under Section 409A of the Code. Any such payments to which he or she would otherwise be entitled during the first six months following his or her Termination of Service will be accumulated and paid without interest on the first payroll date after the six-month anniversary of the Termination of Service (unless another Section 409A-compliant payment date applies) or within thirty days thereafter. These provisions will only apply if and to the extent required to avoid the imposition of taxes, interest and penalties under Section 409A of the Code.

(n)    Section 162(m) Transition Period. For the avoidance of doubt, to the extent that Section 162(m) of the Code does not apply to the Plan or an Award that is granted or settled prior to the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Shares become publicly held pursuant to an IPO, the Committee shall have discretion to grant Awards in excess of the maximum amounts set forth in Section 4(c), to establish performance objectives without reference to the criteria set forth in the U.S. Treasury regulations under Section 162(m), including but not limited to U.S. Treasury Regulation §1.162-27(e), to set performance goals outside of the period set forth in Section 5(d), to exercise affirmative discretion under Section 5(f) with respect to Covered Employees, to waive certification requirements under Section 5(g) and to take action by a Committee that is not comprised solely of “outside directors” as defined in Section 162(m).
(o)    No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.
(p)    No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge, amalgamate or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.
(q)    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

THIRD POINT RE

IMPORTANT ANNUAL GENERAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

C123456789

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Atlantic Time, on May 2, 2017.

Vote by Internet

- Go to **www.envisionreports.com/TPRE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees, and FOR Proposals 2, 3, 4 and 5.

	For	Withhold
01 - Steven E. Fass	☐	☐
02 - Mary R. Hennessy	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual General Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 3 1 6 2 0 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02IMJH

2017 Annual General Meeting Admission Ticket

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

THIRD POINT RE

Proxy – Third Point Reinsurance Ltd.

Notice of 2017 Annual General Meeting of Shareholders

Trudeau Room, Hamilton Princess and Beach Club, 76 Pitts Bay Road, Pembroke HM 08, Bermuda
Proxy Solicited by Board of Directors for Annual General Meeting - May 3, 2017

John R. Berger, J. Robert Bredahl or Janice R. Weidenborner, or any of them, each with the power of substitution (the "Proxies"), are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Third Point Reinsurance Ltd. to be held on May 3, 2017, at Trudeau Room, Hamilton Princess and Beach Club, 76 Pitts Bay Road, Pembroke HM 08 Bermuda at 10:00 a.m. Atlantic Time, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees and FOR Proposals 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted by marking, dating, signing and returning as instructed appear on reverse side.)